Filed Pursuant to Rule 424(b)(5)
Registration Nos. 333-82575,
333-99691 and 333-3766
PROSPECTUS SUPPLEMENT
(To Prospectuses Dated August 9, 1999 and May 1, 1996)

$1,000,000,000
Cox Communications, Inc.

7.125% Notes Due 2012

     The notes will mature on October 1, 2012 and will bear interest at the rate of 7.125% per year. Interest on the notes will be payable on April 1 and October 1 of each year, beginning April 1, 2003. Cox may redeem all or a portion of the notes at any time prior to maturity at 100% of the principal amount plus a make-whole premium.

     The notes will be unsecured and will rank equally with all of Cox’s other unsecured senior indebtedness. The notes will not be entitled to the benefit of any sinking fund and will not be listed on any securities exchange. The notes will be issued in registered form only in denominations of $1,000 and integral multiples of $1,000.

	Per Note	Total

Public offering price(1)	99.263%	$992,630,000
Underwriting discount	.650%	$6,500,000
Proceeds, before expenses, to Cox	98.613%	$986,130,000

(1)	Plus accrued interest from September 20, 2002, if settlement occurs after that date

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectuses are truthful or complete. Any representation to the contrary is a criminal offense.

     The notes will be ready for delivery in book-entry form only through The Depository Trust Company on or about September 20, 2002.

Joint Book-Running Managers

JPMorgan	Salomon Smith Barney

Banc of America Securities LLC

Banc One Capital Markets, Inc.

BNY Capital Markets, Inc.

Fleet Securities, Inc.

Lehman Brothers

Merrill Lynch & Co.

Morgan Stanley

SunTrust Robinson Humphrey

Wachovia Securities

The date of this prospectus supplement is September 17, 2002.

COX COMMUNICATIONS, INC.
RECENT DEVELOPMENTS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
CAPITALIZATION
SELECTED CONSOLIDATED FINANCIAL INFORMATION AND OTHER DATA
CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS
UNDERWRITING
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INFORMATION INCORPORATED BY REFERENCE

Page

Prospectus Supplement

Cox Communications, Inc.	S-1
Recent Developments	S-1
Use of Proceeds	S-3
Ratio of Earnings to Fixed Charges	S-3
Capitalization	S-4
Selected Consolidated Financial Information and Other Data	S-5
Description of the Notes	S-7
Certain United States Federal Tax Considerations	S-11
Underwriting	S-17
Legal Matters	S-19
Experts	S-19
Where You Can Find More Information	S-19
Information Incorporated by Reference	S-19

Prospectus Dated August 9, 1999

Cox Communications, Inc.	2
The Cox Trusts	3
Use of Proceeds	5
Ratio of Earnings to Fixed Charges	5
Description of Capital Stock	6
Description of Debt Securities	9
Description of Junior Subordinated Debentures	21
Description of Trust Preferred Securities	29
Description of Preferred Securities Guarantees	39
Relationship Among the Trust Preferred Securities, the Corresponding Junior Subordinated Debentures and the Preferred Securities Guarantees	42
Description of Capital Securities	43
Description of Capital Securities Guarantees	53
Relationship Among the Capital Securities, the Corresponding Senior Debt Securities and the Capital Securities Guarantees	56
Description of Stock Purchase Contracts and Stock Purchase Units	57
Plan of Distribution	58
Legal Matters	59
Experts	59
Where You Can Find More Information	59
Information Incorporated by Reference	59

Prospectus Dated May 1, 1996

Available Information	2
Documents Incorporated by Reference	3
The Company	4
Use of Proceeds	4
Ratio of Earnings to Fixed Charges	4

i

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectuses. Cox has not, and the underwriters have not, authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Cox is not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectuses, as well as information Cox previously filed with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectuses, is accurate as of the date on the front cover of this prospectus supplement only. Cox’s business, financial condition, results of operations and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS

      This prospectus supplement as well as information incorporated by reference into this prospectus supplement, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements relating to Cox’s future plans, earnings, objectives, expectations, performance, and similar projections, as well as any facts or assumptions underlying these statements or projections. These forward-looking statements are subject to various risks that could cause actual results or events to differ materially from those Cox anticipates or projects. These risk factors include competition within the broadband communications industry, Cox’s ability to achieve anticipated subscriber and revenue growth, Cox’s success in implementing new services and other operating initiatives, Cox’s ability to generate sufficient cash flow to meet Cox’s debt service obligations and finance operations, and other risk factors described from time to time in Cox’s filings with the Securities and Exchange Commission, including Cox’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2001. Prospective purchasers should not place undue reliance on these forward-looking statements. Cox undertakes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise.

ABOUT THIS PROSPECTUS SUPPLEMENT

      This prospectus supplement contains the terms of this offering of Cox notes. A description of the indenture governing the notes is contained in the accompanying prospectuses. This prospectus supplement, or the information incorporated by reference in this prospectus supplement, may add, update or change information in the accompanying prospectuses. If information in this prospectus supplement, or the information incorporated by reference in this prospectus supplement, is inconsistent with either accompanying prospectus, this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede that information in the accompanying prospectuses.

      It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectuses in making your investment decision. You should also read and consider the information in the documents referred to in “Where You Can Find More Information” below.

ii

COX COMMUNICATIONS, INC.

      Cox Communications, Inc. is one of the nation’s largest multi-service advanced communications companies with U.S. broadband network operations and investments focused on cable programming, telecommunications and technology. Cox operates in one business segment, broadband communications.

      Cox’s business strategy is to utilize the technological capabilities of its advanced broadband network, its strong locally and regionally clustered cable systems and its longstanding commitment to superior customer and community service to provide an array of entertainment and communications services to both residential and commercial customers in its markets. Today, these services primarily include analog and digital video, high-speed Internet access and local and long-distance telephone. Additional services could include video on demand, targeted advertising, interactive and e-commerce applications and advanced data applications and services.

      In addition, Cox has sought to utilize its expertise and position as one of the nation’s premier broadband communications companies to invest in programming, telecommunications and technology companies which are complementary to Cox’s business strategy. Cox believes that these investments have contributed to the growth of its business and that its leadership position in the industry has facilitated the growth of these investments. Cox seeks to utilize insights gained from the integrated operations of its cable systems and related programming, telecommunications and technology investments to continue its leadership in the broadband communications industry by anticipating and capitalizing upon long-term industry trends.

      As of August 31, 2002, Cox was an indirect 63.4% majority-owned subsidiary of Cox Enterprises, Inc. CEI, a privately-held corporation headquartered in Atlanta, Georgia, is one of the largest diversified media companies in the U.S. with consolidated revenues in 2001 of approximately $8.9 billion. CEI, which has a 104-year history in the media and communications industry, also publishes 17 daily newspapers and owns or operates 15 television stations. Through its indirect majority-owned subsidiary, Cox Radio, Inc., CEI owns, operates or provides sales and marketing services for 79 radio stations clustered in 18 markets. CEI is also an operator of wholesale auto auctions through Manheim Auctions, Inc., an indirect wholly-owned subsidiary.

      Cox’s principal executive offices are located at 1400 Lake Hearn Drive, N.E., Atlanta, Georgia 30319. Cox’s telephone number is (404) 843-5000.

RECENT DEVELOPMENTS

FELINE PRIDES Settlement

      On August 16, 2002, Cox issued approximately 18.7 million shares of Cox Class A common stock to holders of its Income PRIDES and Growth PRIDES in settlement of such holders’ underlying obligation to purchase Cox Class A common stock. Cox retained approximately $590.4 million aggregate principal amount (out of the original $650.0 million aggregate principal amount) of its senior debentures underlying the Income PRIDES, which were pledged to secure the purchase contract obligations of the Income PRIDES holders, in full satisfaction of such holders’ obligations to purchase Cox Class A common stock. On September 3, 2002, Cox repurchased approximately $58.6 million of the remaining debentures, which were tendered by the holders thereof pursuant to their right to require Cox to repurchase their debentures. Cox funded the repurchase out of the proceeds from U.S. Treasury securities underlying the Growth PRIDES that matured on August 16, 2002 and were delivered to Cox in satisfaction of such holders’ purchase contract obligations. After such repurchase, approximately $1.0 million aggregate principal amount of the debentures remain outstanding.

RHINOS Amendments

      As of August 28, 2002, Cox, Cox RHINOS Trust and the holder of the RHINOS amended the terms of the RHINOS. The holder of the RHINOS waived its remarketing right tied to the price of Cox

Class A common stock. Cox has a discretionary right (1) to redeem its senior notes held by Cox RHINOS Trust, in whole or in part, at any time from August 28, 2002 to and including October 1, 2002 and (2) to redeem its senior notes in whole (but not in part) at any time on or after October 2, 2002 until October 7, 2002. In the event that the RHINOS have not been redeemed in whole by October 7, 2002, Cox has the obligation to repay the remaining outstanding senior notes on October 7, 2002. Any repurchase or redemption of the senior notes would, in turn, result in Cox RHINOS Trust repurchasing a like amount of the RHINOS. As a result of these amendments, Cox will reclassify the RHINOS on its balance sheet from “Cox-obligated capital and preferred securities of subsidiary trusts” to “Debt”.

Amendment to Tax Allocation Agreement

      On September 3, 2002, Cox and CEI amended their Tax Allocation Agreement to provide that if one of CEI or Cox has overpaid its taxes and the other has underpaid, the underpaid taxpayer may apply the overpayment to its taxes if such credit is permitted by the respective tax authority. For the tax year 2001, Cox overpaid, and CEI underpaid, its estimated federal income taxes. Pursuant to the amended agreement, on September 3, 2002, $20.0 million of Cox’s overpayment of its 2001 federal income taxes was applied to CEI’s 2001 federal income taxes, and CEI contemporaneously paid Cox $20.0 million, plus interest, in cash.

Legal Proceedings Update

      On February 6, 2001, plaintiffs Kimberly D. and William L. Bova, on behalf of themselves individually and a putative class of subscribers, sued Cox in United States District Court for the Western District of Virginia. The suit asserted that the collection of franchise fees by Cox from its broadband Internet access service subscribers outside of the Ninth Circuit is unlawful under the Telecommunications Act of 1996 and sought restitution of all such fees collected. On July 10, 2002, the Court dismissed the suit for lack of subject matter jurisdiction, and the time to file an appeal has expired.

      On August 23, 2002, plaintiff Redefining Progress, on behalf of itself and all others similarly situated, sued Fax.com, Cox Business Services, L.L.C. and others in United States District Court for the Northern District of California, alleging that Fax.com has sent numerous unsolicited advertisements by facsimile in violation of federal law. The complaint alleges that Cox Business Services, which provides telecommunications services to Fax.com, is also liable for the facsimiles in violation of Section 227 of the Telephone Consumer Protection Act of 1991, Sections 206 and 207 of the Telecommunications Act of 1996, Section 17-200 of the California Business & Professions Code, and under the doctrine of unjust enrichment. The suit seeks an award of statutory damages in the amount of $500 for each violation of the Telephone Consumer Protection Act, treble damages for each fax sent willfully or knowingly, injunctive relief, the establishment of a constructive trust to hold all monies acquired by Cox Business Services from Fax.com, and attorney’s fees and costs. Cox Business Services intends to defend this action vigorously. The outcome cannot be predicted at this time.

      Cox @Home, Inc., a wholly-owned subsidiary of Cox, is a shareholder of At Home Corporation, also called Excite@Home, a provider of high-speed Internet access and content services, which filed for bankruptcy protection in September 2001. Cox provided over its cable systems an Internet access and content service that was co-branded with Excite@Home. The bankruptcy court has confirmed a plan of reorganization for Excite@Home. As part of that plan, the court assigned to a liquidating trust for the benefit of certain creditors claims that the bankruptcy estate purports to have against Cox, Comcast Corporation and AT&T Corp. Such claims may include alleged breaches of fiduciary duty arising out of an agreement, dated as of March 28, 2000, among Cox, Comcast, Excite@Home and AT&T as well as for alleged short-swing profits under Section 16(b) of the Securities Exchange Act of 1934 relating to that agreement. These creditors have threatened to pursue these potential claims. Cox intends to defend vigorously any such claim that might be pursued.

USE OF PROCEEDS

      Cox expects to receive aggregate net proceeds from the sale of the notes of approximately $985.8 million, after deducting the underwriting discount and offering expenses. Cox intends to use a portion of these proceeds to repay its outstanding 6.5% Notes due 2002 at maturity on November 15, 2002, to redeem all or a portion of, or to repay, the RHINOS and for general corporate purposes. In addition, Cox currently expects that its outstanding Floating Rate MOPPRS/CHEERS will not be remarketed in November and that Cox would redeem all of the outstanding MOPPRS/CHEERS on or about November 7, 2002. The MOPPRS/CHEERS have a stated maturity of November 7, 2012, and bear interest at LIBOR plus 70 basis points. For a description of Cox’s right to redeem, and its obligation to repay, the RHINOS, see “Recent Developments.” The holder of the RHINOS is an entity related to Banc of America Securities LLC, an underwriter in this offering.

RATIO OF EARNINGS TO FIXED CHARGES

      The following table sets forth Cox’s ratio of earnings to fixed charges for the periods indicated:

					Six Months Ended
Year Ended December 31,					June 30,

1997	1998	1999	2000	2001	2001	2002

2.0x	12.3x	5.5x	5.3x	1.4x	1.2x	(a)

(a)	For the six months ended June 30, 2002, Cox’s fixed charges exceeded its earnings by approximately $522.5 million due primarily to net losses on investments of $1.2 billion offset by net gains on derivative instruments of $767.6 million. The loss on investments included a $677.4 million decline in the fair value of certain investments, primarily Sprint PCS, considered to be other than temporary. This was a one-time charge and will not impact Cox’s operations or liquidity going forward.

      Earnings for the years ended December 31, 1997, 1998, 1999, 2000 and 2001 and for the six months ended June 30, 2001 and 2002 include net gains (losses) of $116.6 million, $2.5 billion, $1.6 billion, $3.3 billion, $939.2 million and $340.4 million and ($461.6) million, respectively, from sales and exchanges of cable systems, investments and derivative instruments.

      For purposes of this computation, earnings are defined as income before income taxes and, excluding losses and undistributed earnings on equity method investments, minority interests and fixed charges excluding capitalized interest. Fixed charges are the sum of:

•	interest cost including capitalized interest;

•	estimated interest component of rent expense; and

•	distributions on capital and preferred securities of subsidiary trusts.

      While Cox has a series of preferred stock outstanding, the holders of such preferred stock are entitled to dividends only when, and to the extent that, Cox’s board of directors declares such dividends. Cox’s board has never declared a dividend on its preferred stock and does not intend to do so in the foreseeable future. Accordingly, the data in the above table also represents Cox’s combined ratio of earnings to fixed charges and preferred stock dividends for the periods presented.

CAPITALIZATION

      The following table sets forth Cox’s capitalization as of June 30, 2002 (i) on an historical basis, (ii) on a pro forma basis to give effect to the settlement of the FELINE PRIDES and amendments to the RHINOS and (iii) on a pro forma basis as adjusted to give effect to this offering and application of a portion of the aggregate net proceeds to repay its 6.5% notes at maturity, to redeem in whole or repay the RHINOS and to redeem the MOPPRS/CHEERS. For a description of the FELINE PRIDES settlement and RHINOS amendments, see “Recent Developments.” The details of the adjustments reflected in the “Pro Forma” column are as follows:

(a) a decrease in Cox-obligated capital securities of subsidiary trust (FELINE PRIDES) of $654.8 million, of which $4.8 million represented accrued interest, offset by an increase in additional paid-in capital of $630.3 million, Class A common stock of $18.7 million and notes and debentures of $1.0 million and a decrease in cash of $4.8 million; and

(b) a decrease in Cox-obligated preferred securities of subsidiary trust (RHINOS) of $502.9 million, of which $2.9 million represented accrued interest, offset by an increase in notes and debentures of $500.0 million.

      The adjustments reflected in the “Pro Forma As Adjusted” column are an increase in notes and debentures of $1.0 billion and cash of $85.8 million, offset by a decrease in notes and debentures of $900.0 million, which represents repayment of the 6.5% notes for $200.0 million, redemption of the RHINOS for $500.0 million and redemption of the MOPPRS/CHEERS for $200.0 million, which amount excludes any interest rate adjustment payments. For more information about the MOPPRS/CHEERS and Cox’s redemption rights, refer to Cox’s prospectus supplement dated November 2, 2000.

      This table should be read in conjunction with, and is qualified by reference to, the “Selected Consolidated Financial Information and Other Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes included or incorporated by reference in this prospectus supplement.

	June 30, 2002

			Pro Forma
	Historical	Pro Forma	As Adjusted

	(Millions of dollars)
Cash	$193.7	$188.9	$274.7

Debt
Commercial paper	$—	$—	$—
Revolving credit facilities	—	—	—
Medium-term notes	391.2	391.2	391.2
Notes and debentures	4,772.8	5,273.8	5,373.8
Exchangeable subordinated debentures	1,604.7	1,604.7	1,604.7
Capitalized lease obligations	178.3	178.3	178.3
Other	14.6	14.6	14.6
Amounts due to CEI	22.5	22.5	22.5

Total debt	6,984.1	7,485.1	7,585.1

Minority Interest
Minority interest in equity of consolidated subsidiaries	131.2	131.2	131.2
Cox-obligated capital securities of subsidiary trust (FELINE PRIDES)	654.8	—	—
Cox-obligated preferred securities of subsidiary trust (RHINOS)	502.9	—	—
Shareholders’ Equity
Series A preferred stock — liquidation preference of $22.1375 per share, par value $1.00 per share	4.8	4.8	4.8
Class A common stock, par value $1.00 per share	579.3	598.0	598.0
Class C common stock, par value $1.00 per share	27.6	27.6	27.6
Additional paid-in capital	3,914.8	4,545.1	4,545.1
Retained earnings	4,531.8	4,531.8	4,531.8
Accumulated other comprehensive income	(4.6)	(4.6)	(4.6)
Class A common stock in treasury, at cost	(212.3)	(212.3)	(212.3)

Total shareholders’ equity	8,841.4	9,490.4	9,490.4

Total capitalization	$17,114.4	$17,106.7	$17,206.7

SELECTED CONSOLIDATED FINANCIAL INFORMATION AND OTHER DATA

      The following selected consolidated financial information for each year in the three-year period ended December 31, 2001 has been derived from Cox’s audited historical consolidated financial statements, and the selected consolidated financial information for the six months ended June 30, 2001 and 2002 has been derived from Cox’s unaudited historical consolidated financial information. The unaudited historical consolidated financial information presented below does not include all of the information and footnote disclosures required by generally accepted accounting principles for complete financial statements. In the opinion of management, the unaudited consolidated financial information reflects all adjustments considered necessary for a fair statement of the consolidated results of operations and financial position for the interim periods presented.

      Cox is providing the following financial information and other data to aid in your analysis of the financial aspects of Cox’s business. You should read this information in connection with Cox’s historical consolidated financial statements and related notes that Cox has filed with the SEC. Please also see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Cox’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2001, for a discussion of events which affect the comparability of the information reflected in the selected consolidated financial information for each of the years in the three-year period ended December 31, 2001, and Cox’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, for a discussion of events which affect the comparability of the information reflected in the selected consolidated financial information for each of the six-month periods ended June 30, 2001 and 2002.

      Operating cash flow under “Other Operating and Financial Data” is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States of America (generally accepted accounting principles). However, Cox believes that operating cash flow is useful to investors in evaluating its performance because it is a commonly used financial analysis tool for measuring and comparing cable companies in several areas of liquidity, operating performance and leverage. Cox defines operating cash flow as operating income before depreciation, amortization and gain on sale and exchange of cable systems. Operating cash flow should not be considered as an alternative to net income as an indicator of Cox’s performance or as an alternative to net cash provided by operating activities as a measure of liquidity and may not be comparable to similarly titled measures used by other companies.

				Six Months Ended
	Year Ended December 31,			June 30,

	1999	2000	2001	2001	2002

	(Millions of dollars)
Statement of Operations Data
Revenues	$2,318.1	$3,506.9	$4,067.0	$2,039.5	$2,422.7
Operating income (loss)	262.9	140.8	(118.3)	32.3	166.5
Interest expense	305.7	550.8	565.9	297.0	256.0
Equity in net losses of affiliated companies	90.5	7.3	40.0	11.7	23.7
Gain (loss) on investments, net	1,569.4	3,282.0	1,151.2	598.0	(1,225.4)
Income (loss) before cumulative effect of change in accounting principle	881.9	1,925.3	37.9	0.2	(380.6)
Cumulative effect of change in accounting principle	—	—	717.1	717.1	—
Net income (loss)	881.9	1,925.3	755.0	717.3	(380.6)
Balance Sheet Data
Total assets	$26,614.5	$24,720.8	$25,061.4	$24,982.2	$22,399.2
Debt (including amounts due to CEI)	6,375.8	8,543.8	8,417.7	7,958.4	6,984.1
Cox-obligated capital and preferred securities of subsidiary trusts	1,150.6	1,155.4	1,155.7	1,155.7	1,157.7
Other Operating and Financial Data
Operating cash flow	$901.2	$1,377.3	$1,421.0	$740.2	$833.9
Operating cash flow margin	38.9%	39.3%	34.9%	36.3%	34.4%
Cash flows provided by operating activities	$402.0	$306.2	$798.8	$712.7	$750.2
Cash flows provided by (used in) investing activities	(3,849.6)	(2,077.0)	(953.3)	(541.2)	318.3
Cash flows provided by (used in) financing activities	3,450.3	1,815.9	163.0	(174.8)	(961.7)

				Six Months Ended
	As of December 31,			June 30,

	1999	2000	2001	2001(a)	2002

Customer Data
Basic customers	5,136,184	6,193,317	6,237,888	6,149,206	6,250,036
New services	554,025	1,568,424	2,723,173	2,082,576	3,334,326

Revenue Generating Units	5,690,209	7,761,741	8,961,061	8,231,782	9,584,362
Homes passed	8,031,340	9,710,963	9,979,207	9,836,629	10,075,782
Basic penetration	64.0%	63.8%	62.5%	62.5%	62.0%
Premium service units	3,237,013	4,174,447	4,098,881	4,013,083	4,148,146

(a)	Operating statistics as of June 30, 2001 have been adjusted for the sale of certain cable systems in the second quarter of 2002.

DESCRIPTION OF THE NOTES

      The notes will be issued as a separate series of debt securities under an indenture, dated as of June 27, 1995, between Cox and The Bank of New York, as trustee. A copy of the indenture is incorporated by reference as an exhibit to the registration statements of which this prospectus supplement and the accompanying prospectuses form a part. Certain terms used in this section are defined in the indenture. The notes constitute debt securities as described in the accompanying prospectuses. The following description of the terms of the notes supplements and, to the extent inconsistent with, replaces the description of the general terms of the debt securities contained in the accompanying prospectuses, which Cox requests that you read.

General

      The notes initially will be limited to $1.0 billion aggregate principal amount and will mature on October 1, 2012. Pursuant to a plan designed to result in a larger, more liquid issue, Cox may reopen this series of notes and issue additional notes of this series or establish additional terms of this series without consent from the holders of the notes. Such additional issuance is expected to occur, if at all, not later than six months after the date of issuance of the notes offered hereby. The notes will be issued in registered form only in denominations of $1,000 and integral multiples thereof.

      The notes will be unsecured and will rank equally with all of Cox’s other unsecured senior indebtedness. The notes will not be convertible into or exchangeable for Cox’s common or preferred stock, will not be entitled to the benefit of any sinking fund and will not be listed on any securities exchange.

      Cox conducts most of its operations through its subsidiaries, which generate most of its operating income and cash flow. Most of Cox’s assets are owned by its subsidiaries. Claims of creditors of these subsidiaries, including trade creditors and secured creditors, generally will have priority with respect to the assets and earnings of these subsidiaries over the claims of Cox’s creditors, including the holders of the notes. As of June 30, 2002, Cox’s subsidiaries had approximately $1.2 billion of liabilities outstanding.

      Except as described below, the notes are not redeemable prior to maturity.

Payments on the Notes

      The notes will bear interest at 7.125% per year from September 20, 2002 or from the most recent interest payment date to which interest has been paid or duly provided for, payable semiannually on April 1 and October 1 of each year, beginning April 1, 2003, to the persons in whose names such notes are registered at the close of business on the immediately preceding March 15 or September 15, as the case may be, whether or not a business day. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

      If any interest payment date, maturity date or redemption date of a note falls on a day that is not a business day, the required payment of principal, premium, if any, and interest will be made on the next succeeding business day as if made on the date that the payment was due and no interest will accrue on that payment for the period from and after that interest payment date, maturity date or redemption date, as the case may be, to the date of that payment on the next succeeding business day. The term business day means, with respect to any note, any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in The City of New York are authorized or required by law, regulation or executive order to close.

      Cox will pay interest on the notes until the principal of each note is paid, in each case to the person in whose name such note is registered at the close of business on the related record date immediately preceding the interest payment date. Cox will pay the principal of, and premium, if any, on each note on any redemption date or the maturity date therefor in immediately available funds upon presentation and surrender of the notes at the office or agency Cox maintains for this purpose in the Borough of Manhattan, The City of New York, currently the corporate trust office of the trustee located at 101 Barclay Street, New York, New York 10286. Interest payable on any interest payment date will be the amount accrued from and including the date of original issuance or from the most recent interest payment date on which interest has been paid to but excluding the applicable interest payment date. Notwithstanding anything to the contrary in this prospectus supplement or the accompanying prospectuses, so long as the notes are in book-entry form, Cox will make payments of principal, premium, if any, and interest through the trustee to The Depository Trust Company.

Optional Redemption

      Cox will have the right to redeem the notes at any time, in whole or in part, on at least 30 but not more than 60 calendar days notice by mail. Cox will pay a redemption price equal to the greater of

•	100% of the principal amount of the notes to be redeemed, and

•	the sum, as determined by the Quotation Agent, of the present values of the principal amount and the remaining scheduled payments of interest on such notes to be redeemed (exclusive of interest accrued to the date of redemption), in each case discounted from their respective scheduled payment dates to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 55 basis points,

•	plus, in either case, accrued interest thereon to the date of redemption.

      If money sufficient to pay the redemption price of and accrued interest on all of the notes to be redeemed on the redemption date is deposited with the trustee or a paying agent on or before the redemption date and certain other conditions are satisfied, then on and after such date, interest will cease to accrue on the notes called for redemption.

      Comparable Treasury Issue means, with respect to the notes subject to redemption, the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining life of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity with the remaining life of the notes to be redeemed.

      Comparable Treasury Price means, with respect to any redemption date, the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or, if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

      Quotation Agent means the Reference Treasury Dealer appointed by Cox.

      Reference Treasury Dealer means, with respect to the notes subject to redemption, each of J.P. Morgan Securities Inc., Salomon Smith Barney Inc., their respective successors, and three other primary United States Government securities dealers in The City of New York, referred to as Primary Treasury Dealers, selected by Cox. If J.P. Morgan Securities Inc. or Salomon Smith Barney Inc. shall cease to be a Primary Treasury Dealer, Cox will substitute another Primary Treasury Dealer.

      Reference Treasury Dealer Quotations means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

      Treasury Rate means, with respect to any redemption date applicable to the notes, the rate per annum equal to the semiannual or equivalent yield to maturity or interpolated (on a day-count basis) of the Comparable Treasury Issue, calculated on the third business day preceding such redemption date using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Book-Entry System, Form and Delivery

      The notes will be issued as global securities as described under “Description of Debt Securities — Global Securities” in the accompanying prospectuses. The Depository Trust Company, or DTC, will be the depositary for the notes. The notes will be issued as fully registered securities in the name of Cede & Co., DTC’s nominee, and will be deposited with a custodian for DTC. DTC will keep a computerized record of its participants whose clients have purchased the securities. The participant would then keep a record of its clients who purchased the notes. A global security may not be transferred, except that DTC, its nominees and their successors may transfer an entire global security to one another.

      The notes will be in book-entry form only, and Cox will not deliver securities in certificated form to individual purchasers of the notes, and no person owning a beneficial interest in a global security will be treated as a holder for any purpose under the indenture. Accordingly, owners of such beneficial interests must rely on the procedures of DTC and the participant through which such person owns its interest in order to exercise any rights of a holder under such global security or the indenture. Beneficial interests in global securities will be shown on, and transfers of beneficial interests will be made only through, records maintained by DTC and its participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and laws may impair the ability to transfer beneficial interests in a global security.

      DTC has provided Cox with the following information:

           DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a banking organization within the meaning of the New York Banking Law,

•	a member of the United States Federal Reserve System,

•	a clearing corporation within the meaning of the New York Uniform Commercial Code, and

•	a clearing agency registered under Section 17A of the Securities Exchange Act of 1934.

      DTC holds securities that its participants deposit with DTC. These DTC participants are referred to as direct participants. DTC also facilitates the settlement among direct participants of securities transactions, such as transfer and pledges, in deposited securities through computerized records for direct participants’ accounts. This eliminates the need to exchange certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

      Other organizations, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, also use DTC’s book-entry system. The rules that apply to DTC and its participants are on file with the SEC.

      A number of direct participants, together with the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers, own DTC.

      Cox will wire principal, premium and interest payments to DTC’s nominee. Cox and the trustee will treat DTC’s nominee as the owner of the global securities for all purposes. Accordingly, Cox and the trustee will have no direct responsibility or liability to pay amounts due on the notes to owners of beneficial interests in the global securities.

      It is DTC’s current practice, when it receives any payment of principal, premium or interest, to credit direct participants’ accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to direct participants whose accounts are credited with securities on a record date, by using an omnibus proxy. Customary practices between the participants and owners of beneficial interests, as is the case with securities held for the account of customers registered in street name, will govern payments by participants to owners of beneficial interests in the global securities and voting by participants. However, these payments will be the responsibility of the participants and not of DTC, the trustee or Cox.

      Notes represented by a global security will be exchangeable for securities in certificated form with the same terms in authorized denominations only if:

•	DTC notifies Cox that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and Cox does not appoint a successor depositary within 90 days;

•	An event of default under the indenture with respect to the notes has occurred and is continuing and the beneficial owners representing a majority in principal amount of the securities represented by the global security advise DTC to cease acting as depositary; or

•	Cox determines at any time that all notes shall no longer be represented by a global security.

      The information in this section concerning DTC and DTC’s system has been obtained from sources that Cox believes to be reliable, but Cox takes no responsibility for the accuracy of such information.

Same-Day Settlement and Payment

      The underwriters will pay for the notes in immediately available funds. Cox will make all payments due on the notes in immediately available funds so long as the notes are in book-entry form.

      The notes will trade in DTC’s Same-Day Funds Settlement System until maturity or until the notes are issued in certificated form, and secondary market trading activity in the notes will therefore be required by DTC to settle in immediately available funds.

CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

      The following is a summary of the material United States federal income, estate and gift tax consequences of the purchase, ownership and disposition of the notes, but is not purported to be a complete analysis of all potential tax effects. This summary is based upon the Internal Revenue Code of 1986, as amended, existing and proposed regulations promulgated thereunder, published rulings and court decisions, all as in effect and existing on the date hereof and all of which are subject to change at any time, which change may be retroactive or prospective. No rulings have been sought or are expected to be sought from the Internal Revenue Service with respect to any of the tax consequences discussed below, and no assurance can be given that the Internal Revenue Service will not take contrary positions. Unless otherwise specifically noted, this summary applies only to those persons that purchased the notes for cash and hold them as capital assets within the meaning of Section 1221 of the Internal Revenue Code. Cox intends to treat the notes as indebtedness for United States federal income tax purposes, and the following discussion assumes that such treatment will be respected.

      This summary is for general information only and does not address the tax consequences to taxpayers who are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, S corporations, regulated investment companies, real estate investment trusts, broker-dealers, taxpayers subject to the alternative minimum tax, holders whose functional currency is not the U.S. dollar and persons that will hold the notes as part of a position in a straddle or as part of a constructive sale or a hedging, conversion or other integrated transaction, nor does this summary address aspects of United States federal taxation that might be relevant to a prospective investor based upon such investor’s particular tax situation. This summary does not address any tax consequences arising under any state, municipality, foreign country or other non-U.S. taxing jurisdiction. Cox urges you to consult your own tax advisor regarding the United States federal tax consequences of purchasing, owning and disposing of the notes, including your status as a U.S. Holder or a non-U.S. Holder (as defined below), as well as any tax consequences that may arise under the laws of any state, municipality, foreign country or other non-U.S. taxing jurisdiction and the possible effects of changes in United States federal or other tax laws.

      A U.S. Holder means a beneficial owner of a note that, for United States federal income tax purposes, is:

(i) a citizen or individual resident, as defined in Section 7701(b) of the Internal Revenue Code, of the United States;

(ii) a corporation or partnership, including any entity treated as a corporation or partnership for United States federal income tax purposes, created or organized under the laws of the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise);

(iii) an estate, the income of which is subject to United States federal income tax without regard to its source; or

(iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

Notwithstanding the preceding sentence, certain trusts in existence on August 20, 1996, and treated as U.S. Holders prior to such date, may elect to continue to be treated as U.S. Holders.

      A Non-U.S. Holder means a beneficial owner of a note that is not a U.S. Holder.

      If a partnership holds a note, the tax treatment of each of its partners generally will depend upon the status of such partner and the activities of the partnership. Partners of partnerships holding notes should consult their own tax advisors regarding the United States federal tax consequences of purchasing, owning and disposing of the notes.

U.S. Holders

      Stated Interest. Payments of stated interest on the notes will generally be taxable to a U.S. Holder as ordinary interest income at the time such payments are received or accrued, in accordance with such holder’s regular method of tax accounting.

      Cox does not intend to treat the possibility of an optional redemption of the notes by Cox, as described under “Description of the Notes — Optional Redemption,” as resulting in either original issue discount with respect to the notes, or recognition of ordinary income upon the redemption, sale or exchange of a note in excess of any amounts treated as accrued interest or accrued market discount. Cox urges you to consult your own tax advisor concerning the consequences to you if these events were to occur.

      Acquisition Bond Premium. A U.S. Holder that purchases a note for an amount in excess of its principal amount will be considered to have purchased such note at a premium and may elect to amortize such premium, using a constant yield method, over the remaining term of such note, or, if a smaller amortization allowance would result, by computing such allowance with reference to the amount payable on an earlier call date and amortizing such allowance over the shorter period to such call date. The amount amortized in any year will be treated as a reduction of the U.S. Holder’s interest income from such note. A U.S. Holder that elects to amortize such premium must reduce such U.S. Holder’s tax basis in the note by the amount of the premium amortized during such U.S. Holder’s holding period. Bond premium on a note held by a U.S. Holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of such note. The election to amortize bond premium on a constant yield method, once made, applies to all debt obligations held or subsequently acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service.

      Market Discount. If a U.S. Holder purchases a note, subsequent to its original issuance, for an amount that is less than its principal amount, the amount of the difference generally will be treated as market discount, unless such difference is less than a specified de minimis amount. The U.S. Holder will be required to treat any principal payment on, or any gain recognized on the sale, exchange, redemption, retirement or other disposition (including a gift) of, such note as ordinary income to the extent of any accrued market discount that has not previously been included in income and that is treated as having accrued on such note at the time of such payment or disposition. If a U.S. Holder disposes of such a note in a nontaxable transaction (other than as provided in Sections 1276(c) and (d) of the Internal Revenue Code), such holder must include as ordinary income the accrued market discount as if such holder had disposed of such note in a taxable transaction at the note’s fair market value. In addition, the U.S. Holder may be required to defer, until the maturity date of such note or its earlier disposition (including a nontaxable transaction other than as provided in Sections 1276(c) and (d)), the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such note.

      Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of such a note, unless the U.S. Holder elects to accrue market discount on a constant yield method. A U.S. Holder may not be allowed to deduct immediately all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such note. A U.S. Holder may elect to include market discount in income currently as it accrues, under either the ratable or constant yield method. This election to include currently, once made, applies to all market discount obligations acquired in or after the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service. If the U.S. Holder makes such an election, the foregoing rules with respect to the recognition of ordinary income on sales and other dispositions of such instruments, and with respect to the deferral of interest deductions on debt incurred or continued to purchase or carry such debt instruments, would not apply.

      Sale, Exchange or Redemption of the Notes. Generally, a sale, exchange, redemption or other disposition of the notes will result in taxable gain or loss equal to the difference between the amount of cash plus the fair market value of other property received (other than amounts representing accrued and unpaid interest to the extent not previously included in income, which are taxed as interest income as described above) and the U.S. Holder’s adjusted tax basis in the notes. A U.S. Holder’s adjusted tax basis for determining gain or loss on the sale or other disposition of a note will equal the initial cost of such note to such holder and will be increased by any market discount previously included in income by such holder, and decreased by any amortized premium previously deducted from income by such holder. Except as described above with respect to market discount, such gain or loss will be capital gain or loss. Capital gain or loss will be long-term gain or loss if the note is held by the U.S. Holder for more than one year, otherwise such gain or loss will be short-term.

      U.S. Holders that are corporations generally will be taxed on net capital gains at a maximum rate of 35%. In contrast, U.S. Holders that are individuals generally will be taxed on net capital gains at a maximum rate of 20% for property held for more than 12 months, and 38.6% for property held for 12 months or less (which maximum rate is scheduled to be phased down to 35% by 2006). In addition, special rules, and generally lower maximum rates, apply to individuals in lower tax brackets and to individuals who have held, for more than 5 years, capital assets acquired or deemed to have been acquired after December 31, 2000. Any capital losses realized by a U.S. Holder that is a corporation generally may be used only to offset capital gains. Any capital losses realized by a U.S. Holder that is an individual generally may be used only to offset capital gains plus $3,000 of other income per year.

Non-U.S. Holders

      Interest. Under current United States federal income tax law, and subject to the discussion of backup withholding below, interest paid on the notes to a Non-U.S. Holder will be subject to United States federal withholding tax at a flat rate of 30% unless:

(i) the interest is exempt from withholding tax because it is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder, the Non-U.S. Holder timely furnishes to Cox or its paying agent a properly completed Internal Revenue Service Form W-8ECI (or Internal Revenue Service Form W-8BEN if such Non-U.S. Holder claims that such effectively connected income is exempt from tax pursuant to an applicable income tax treaty because the income is not attributable to a permanent establishment in the United States), or any successor form, duly executed under penalties of perjury, certifying to the foregoing, and neither Cox nor its paying agent has actual knowledge or reason to know that the conditions of this exemption are, in fact, not satisfied; or

(ii) the interest is exempt from withholding tax because all of the following conditions of the portfolio interest exception are met:

(A) the Non-U.S. Holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of Cox’s stock entitled to vote;

(B) the Non-U.S. Holder is not a controlled foreign corporation that is related, directly or indirectly, to Cox through stock ownership;

(C) the Non-U.S. Holder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business;

(D) either (1) the Non-U.S. Holder timely certifies to Cox or its paying agent, under penalties of perjury, that such holder is a Non-U.S. Holder and provides its name and address; or (2) a custodian, broker, nominee or other intermediary acting as an agent for the Non-U.S. Holder (such as a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business) that holds the notes in such capacity timely certifies to Cox or its paying agent, under penalties of perjury, that such statement has been received from the beneficial owner of the notes by such intermediary, or by any other financial institution between such intermediary and the beneficial owner, and furnishes to Cox or its paying agent a copy thereof. The foregoing certification may be provided on a properly completed Internal Revenue Service Form W-8BEN or W-8IMY, as applicable, or any successor forms, duly executed under penalties of perjury; and

(E) neither Cox nor its paying agent has actual knowledge or reason to know that the conditions of this exemption are, in fact, not satisfied; or

(iii) the interest is eligible for a reduced or zero percent withholding tax rate pursuant to an applicable income tax treaty, such Non-U.S. Holder timely furnishes to Cox or its agent a properly completed Internal Revenue Service Form W-8BEN or W-8IMY, as applicable, or any successor form, duly executed under penalties of perjury, certifying that such Non-U.S. Holder is entitled to the reduced or zero percent withholding tax rate under the income tax treaty, and neither Cox nor its paying agent has actual knowledge or reason to know that the conditions of this exemption are, in fact, not satisfied.

      In the event that the interest paid on the notes is effectively connected with the conduct of a trade or business within the United States of the Non-U.S. Holder, the Non-U.S. Holder will generally be taxed on a net income basis, that is, after allowance for applicable deductions, at the graduated rates that are applicable to U.S. Holders in essentially the same manner as if the notes were held by a U.S. Holder, as discussed above, unless otherwise exempt pursuant to an applicable income tax treaty and such Non-U.S. Holder is entitled to such treaty benefits. In the case of a Non-U.S. Holder that is a corporation, such income may also be subject to the United States federal branch profits tax, which is generally imposed on a foreign corporation upon the deemed repatriation from the United States of effectively connected earnings and profits, at a 30% rate, unless the rate is reduced or eliminated by an applicable income tax treaty and the Non-U.S. Holder is a qualified resident of the treaty country.

      For purposes of the above certification requirements, those persons that, under United States federal income tax principles, are the taxpayers with respect to payments on the notes are generally treated as the beneficial owners of such payments, rather than persons such as nominees or agents legally entitled to such payments from Cox or its paying agent. In the case of payments to an entity classified as a foreign partnership or trust under United States federal income tax principles, the partners or beneficiaries, rather than the partnership or trust, generally must provide the required certifications to qualify for the withholding tax exemption described above, unless the partnership or trust has entered into a special agreement with the Internal Revenue Service. In contrast, a payment to a United States partnership is treated for these purposes as payment to a U.S. Holder, even if the partnership has one or more foreign partners. The discussion under this heading and under “— Backup Withholding Tax and Information Reporting,” below, is not intended to be a complete discussion of the United States federal withholding tax rules. Cox urges you to consult your own tax advisor concerning the tax consequences of your proposed investment in light of these rules, including your possible eligibility for benefits available under any applicable income tax treaty.

      Gain on Sale or Other Disposition. A Non-U.S. Holder generally will not be subject to regular United States federal income or withholding tax on gain recognized on a sale or other disposition of the notes (other than amounts attributable to accrued but unpaid interest, which may be subject to the rules described above with respect to interest), unless:

(i) the gain is effectively connected with the conduct of a trade or business within the United States of the Non-U.S. Holder or of a partnership, trust or estate in which such Non-U.S. Holder is a partner or beneficiary; or

(ii) the Non-U.S. Holder is an individual that:

(A) is present in the United States for 183 days or more in the taxable year of the sale or other disposition, and

(B) either (1) has a “tax home” in the United States, as specially defined for purposes of the United States federal income tax, or (2) maintains an office or other fixed place of business in the United States and the gain from the sale or other disposition of the notes is attributable to such office or other fixed place of business.

      Non-U.S. Holders who are individuals may also be subject to tax pursuant to provisions of United States federal income tax law applicable to certain United States expatriates, including certain former long-term residents of the United States.

      Gains realized by a Non-U.S. Holder that are effectively connected with the conduct of a trade or business within the United States of the Non-U.S. Holder will generally be taxed on a net income basis, that is, after allowance for applicable deductions, at the graduated rates that are applicable to U.S. Holders in essentially the same manner as if the notes were held by a U.S. Holder, as discussed above, unless otherwise exempt pursuant to an applicable income tax treaty and such Non-U.S. Holder is entitled to such treaty benefits. In the case of a Non-U.S. Holder that is a corporation, such income may also be subject to the United States federal branch profits tax, which is generally imposed on a foreign corporation upon the deemed repatriation from the United States of effectively connected earnings and profits, at a 30% rate, unless the rate is reduced or eliminated by an applicable income tax treaty and the Non-U.S. Holder is a qualified resident of the treaty country.

      Federal Estate and Gift Taxes. Notes beneficially owned by an individual who is neither a United States citizen nor a domiciliary of the United States at the time of death will not be subject to United States federal estate tax as a result of such individual’s death; provided, however, that any interest thereon would have been eligible for the portfolio interest exception described above in “— Non-U.S. Holders — Interest,” if such interest had been received by the individual at the time of death.

      An individual who is not a United States citizen will not be subject to United States federal gift tax on a transfer of the notes, unless such person is a domiciliary of the United States or such person is subject to provisions of United States federal gift tax law applicable to certain United States expatriates, including certain former long-term residents of the United States.

Backup Withholding Tax and Information Reporting

      Under current United States federal income tax law, information reporting requirements apply to interest paid to, and to the proceeds of sales or other dispositions of the notes before maturity by, certain U.S. Holders. In addition, a 30% backup withholding tax applies to a non-corporate U.S. Holder if such person:

(i) fails to furnish such person’s taxpayer identification number, which, for an individual, is his or her Social Security Number, to the payor in the manner required;

(ii) furnishes an incorrect taxpayer identification number, and the payor is so notified by the Internal Revenue Service;

(iii) is notified by the Internal Revenue Service that such person has failed properly to report payments of interest or dividends; or

(iv) in certain circumstances, fails to certify, under penalties of perjury, that such person has furnished a correct taxpayer identification number and has not been notified by the Internal Revenue Service that such person is subject to backup withholding for failure properly to report interest or dividend payments.

      Backup withholding does not apply to payments made to certain exempt U.S. Holders, such as corporations and tax-exempt organizations.

      In the case of a Non-U.S. Holder, backup withholding does not apply to payments of interest with respect to the notes, or to payments of proceeds on the sale or other disposition of the notes, if such holder has provided to Cox or its paying agent the certification described in clause (ii)(D) of “— Non-U.S. Holders — Interest” or has otherwise established an exemption, provided that neither Cox nor its paying agent has actual knowledge or reason to know that the holder is a U.S. Holder or that the conditions of any claimed exemption are, in fact, not satisfied.

      Cox must annually report to the Internal Revenue Service and to each Non-U.S. Holder any interest that is subject to withholding or that is exempt from withholding. Copies of these information returns may also be made available to the tax authorities of the country in which the Non-U.S. Holder resides.

      Neither backup withholding nor information reporting generally applies to payments of proceeds on the sale or other disposition of the notes to or through a foreign office of a foreign broker that is not a U.S. related person. For this purpose, a U.S. related person means (i) a controlled foreign corporation for United States federal income tax purposes, (ii) a foreign person 50% or more of whose gross income is effectively connected with the conduct of a trade or business within the United States for a specified three-year period, or (iii) a foreign partnership (A) one or more of whose partners are U.S. persons that in the aggregate hold more than 50% of the income or capital interest in the partnership at any time during its tax year, or (B) that is engaged at any time during its tax year in the conduct of a trade or business in the United States.

      If payments of proceeds on the sale or other disposition of the notes are made to or through the foreign office of a broker that is a United States person, as defined in Section 7701(a)(30) of the Internal Revenue Code, or a U.S. related person, as described above, such broker may be subject to certain information reporting, but not backup withholding, requirements with respect to such payments, unless such broker has in its records documentary evidence that the beneficial owner is not a United States person and certain conditions are met, or the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that such broker is required to report if such broker has actual knowledge or reason to know that the payee is a U.S. Holder or that the conditions of the exemption are, in fact, not satisfied.

      Payments of proceeds on the sale or other disposition of the notes to or through the United States office of a U.S. or foreign broker will be subject to backup withholding and information reporting, unless the holder certifies, under penalties of perjury, that it is not a United States person or otherwise establishes an exemption; provided, however, that the broker does not have actual knowledge or reason to know that the payee is a U.S. Holder or that the conditions of the exemption are, in fact, not satisfied.

      Backup withholding tax is not an additional tax. Rather, any amounts withheld from a payment to a holder of the notes under the backup withholding rules are allowed as a refund or a credit against such holder’s United States federal income tax; provided, however, that the required information is furnished to the Internal Revenue Service.

UNDERWRITING

      Subject to the terms and conditions set forth in an underwriting agreement, dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and Cox has agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter’s name.

Principal Amount
Underwriters	of Notes

J.P. Morgan Securities Inc.	$350,150,000
Salomon Smith Barney Inc.	350,150,000
Banc of America Securities LLC	33,300,000
Banc One Capital Markets, Inc.	33,300,000
BNY Capital Markets, Inc.	33,300,000
Fleet Securities, Inc.	33,300,000
Lehman Brothers Inc.	33,300,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	33,300,000
Morgan Stanley & Co. Incorporated	33,300,000
SunTrust Capital Markets, Inc.	33,300,000
Wachovia Securities, Inc.	33,300,000

Total	$1,000,000,000

      The underwriting agreement provides that the obligations of the several underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the notes if they purchase any of the notes.

      Cox has been advised by the underwriters, for whom J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. are acting as representatives, that they propose to offer some of the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the notes to dealers at the public offering price less a concession not to exceed 0.40% of the principal amount of the notes. The underwriters may allow, and dealers may reallow, a concession not to exceed 0.25% of the principal amount of the notes on sales to other dealers. After the initial offering of the notes to the public, the representatives may change the public offering price and concessions.

      The following table shows the underwriting discounts and commissions that Cox is to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Per note	0.65%

      The notes are a new issue of securities with no established trading market. The underwriters have advised Cox that they intend to make a market in the notes, but that they are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, the notes.

      In connection with the offering, J.P. Morgan Securities Inc. and Salomon Smith Barney Inc., on behalf of the underwriters, may purchase and sell notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of notes in excess of the principal amount of notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

      The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when J.P. Morgan Securities Inc. or Salomon Smith Barney Inc., in covering syndicate short positions or making stabilizing purchases, repurchases notes originally sold by that syndicate member.

      Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

      Cox estimates the expenses for the offering, which are payable by Cox, to be approximately $300,000.

      The underwriters and their affiliates have performed commercial banking, investment banking and advisory services for Cox from time to time for which they have received customary fees and expenses. The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for Cox in the ordinary course of their business.

      An entity related to Banc of America Securities LLC, which is acting as an underwriter in this offering, holds all of Cox RHINOS Trust’s outstanding RHINOS. In August 2002, the RHINOS were amended, giving Cox the discretionary right (1) to redeem its senior notes held by Cox RHINOS Trust, in whole or in part, at any time from August 28, 2002 to and including October 1, 2002 and (2) to redeem its senior notes in whole (but not in part) at any time on or after October 2, 2002 until October 7, 2002. In addition, Banc of America Securities LLC agreed to terminate certain of its rights under the original RHINOS terms and received a fee for giving up these rights. In the event that the RHINOS have not been redeemed in whole by October 7, 2002, Cox has the obligation to repay the remaining outstanding senior notes on October 7, 2002. Any repurchase or redemption of the senior notes would, in turn, result in Cox RHINOS Trust repurchasing a like amount of the RHINOS. All or a portion of the net proceeds from the offering may be used by Cox to redeem or repay the senior notes underlying the RHINOS, which would, in turn, result in Cox RHINOS Trust repurchasing a like amount of the RHINOS from the holder of the RHINOS.

      Because more than 10% of the proceeds of this offering, not including underwriting compensation, may be received by entities that are related to National Association of Securities Dealers, Inc. members that are participating in this offering, this offering is being conducted in compliance with the NASD Conduct Rule 2710(c)(8). Pursuant to that rule, the appointment of a qualified independent underwriter is not necessary in connection with this offering, as the offering is of a class of securities rated Baa or better by Moody’s rating service or BBB or better by Standard & Poor’s rating service.

      The Bank of New York, the trustee under the indenture, is an affiliate of BNY Capital Markets, Inc., one of the underwriters in the offering.

      Cox has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

      J.P. Morgan Securities Inc. will make the notes available for distribution on the Internet through a proprietary Web site and/or third-party system operated by Market Axess Inc., an Internet-based communications technology provider. Market Axess Inc. is providing the system as a conduit for communications between J.P. Morgan Securities Inc. and its customers and is not a party to any transactions. Market Axess Inc., a registered broker-dealer, will receive compensation from J.P. Morgan Securities Inc. based on transactions J.P. Morgan Securities Inc. conducts through the system. J.P. Morgan Securities Inc. will make the notes available to its customers through the Internet distributions, whether made through a proprietary or third-party system, on the same terms as distributions made through other channels.

LEGAL MATTERS

      Certain legal matters in connection with the offering of the notes will be passed upon for Cox by Dow, Lohnes & Albertson, PLLC, Washington, D.C., and for the underwriters by Shearman & Sterling, New York, New York. Certain attorneys of Dow, Lohnes & Albertson, PLLC own shares of Cox Class A common stock totaling less than one percent of the outstanding shares of Cox Class A common stock.

EXPERTS

      The consolidated financial statements of Cox that are incorporated in this prospectus supplement by reference from Cox’s annual report on Form 10-K/A for the year ended December 31, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph related to Cox’s adoption of Statement of Financial Accounting Standards No. 133), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

      Cox is subject to the informational requirements of the Securities Exchange Act of 1934 and files reports, proxy statements and other information with the SEC. Cox’s SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You also may read and copy any document Cox’s files at the SEC’s public reference rooms in Washington, D.C. (450 5th Street, N.W.), in New York and Chicago or obtain copies of such materials by mail. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges, as well as the Public Reference Section’s charges for mailing copies of the documents Cox has filed.

      You can also inspect and copy any of Cox’s SEC filings at the offices of the New York Stock Exchange, Inc., located at 20 Broad Street, New York, New York, 10005.

INFORMATION INCORPORATED BY REFERENCE

      Cox incorporates by reference in this prospectus supplement the following documents filed by Cox with SEC:

•	Cox’s annual report on Form 10-K for the year ended December 31, 2001;

•	Cox’s amended annual report on Form 10-K/A for the year ended December 31, 2001;

•	Cox’s quarterly report on Form 10-Q for the quarter ended March 31, 2002;

•	Cox’s quarterly report on Form 10-Q for the quarter ended June 30, 2002;

•	Cox’s current report on Form 8-K, dated and filed January 25, 2002;

•	Cox’s current report on Form 8-K, dated and filed February 19, 2002;

•	Cox’s current report on Form 8-K/A, dated January 25, 2002 and filed February 28, 2002;

•	Cox’s current report on Form 8-K, dated and filed August 12, 2002;

•	Cox’s current report on Form 8-K, dated August 16, 2002 and filed September 3, 2002;

•	Cox’s current report on Form 8-K, dated July 10, 2002 and filed September 17, 2002; and

•	Cox’s definitive proxy statement for the 2002 annual meeting of stockholders, filed April 9, 2002.

      All documents that Cox will file with the SEC, under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus supplement and prior to the termination of the offering shall be deemed to be incorporated by reference in, and to be a part of, this prospectus supplement from the date such documents are filed. Cox’s SEC file number for documents filed under the Securities Exchange Act is 1-6590. Cox will provide without charge, to any person who receives a copy of this prospectus supplement, upon such recipient’s written or oral request, a copy of any documents that this prospectus supplement incorporates by reference, other than exhibits to such incorporated documents, unless such exhibits are specifically incorporated by reference in such incorporated document. Requests should be directed to:

Susan W. Coker

Treasurer
Cox Communications, Inc.
1400 Lake Hearn Drive
Atlanta, Georgia 30319
Telephone: (404) 843-5000

Any statement contained in this prospectus supplement or in a document incorporated in, or deemed to be incorporated by reference to, this prospectus supplement shall be deemed to be modified or superseded, for purposes of this prospectus supplement, to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference in, or is deemed to be incorporated by reference to, this prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

PROSPECTUS

$8,000,000,000

COX COMMUNICATIONS, INC.

CLASS A COMMON STOCK

PREFERRED STOCK
STOCK PURCHASE CONTRACTS
STOCK PURCHASE UNITS
DEBT SECURITIES

COX TRUST I

COX TRUST II

TRUST PREFERRED SECURITIES

CAPITAL SECURITIES

Fully and Unconditionally Guaranteed

to the Extent Provided in this Prospectus by

COX COMMUNICATIONS, INC.

      This prospectus is part of a shelf registration statement which Cox and the Cox Trusts have filed with the Securities and Exchange Commission. Under the shelf registration statement, Cox may offer shares of Class A common stock, par value $1.00 per share, shares of preferred stock, par value $1.00 per share, stock purchase contracts to purchase shares of Class A common stock, stock purchase units and unsecured debentures, notes, bonds or other evidences of indebtedness, and the Cox Trusts may offer trust preferred securities or capital securities, all of which securities combined will have an aggregate initial public offering price of $8.0 billion, including the U.S. dollar equivalent if the initial public offering is denominated in one or more foreign currencies, foreign currency units or composite currencies.

      Under the shelf registration process, Cox and the Cox Trusts may sell the securities from time to time in one or more separate offerings, in amounts, at prices and on terms to be determined at the time of sale. Cox’s debt securities may be issuable in global form, in registered form without coupons attached, or in bearer form with or without coupons attached.

      Cox’s Class A common stock is listed on the New York Stock Exchange under the symbol “COX.”

      This prospectus provides a general description of the securities Cox and the Cox Trusts may offer. Each time Cox sells shares of a particular series of preferred stock, a particular series of debt securities, stock purchase contracts or stock purchase units, or a Cox Trust sells trust preferred securities or capital securities, it will provide a prospectus supplement which will contain the specific terms of the securities being offered at that time. Unless otherwise specified in the prospectus supplement, the debt securities will be senior debt securities of Cox.

      The prospectus supplement may add, update or change information contained in this prospectus. You should read both this prospectus and the prospectus supplement in conjunction with the additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 9, 1999.

Forward-Looking Statements

      This prospectus supplement includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. We have based these statements on our current expectations or projections about future events and on assumptions we have made. These forward-looking statements are subject to certain risks and uncertainties which could cause actual results or events to differ materially from those we anticipate or project. Prospective purchasers should not place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise.

      You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. Neither Cox nor the Cox Trusts has authorized anyone else to provide you with different information. Cox and the Cox Trusts are offering these securities only in states where the offer is permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. Cox’s business, financial condition, results of operations and prospects may have changed since that date.

COX COMMUNICATIONS, INC.

      Cox is one of the largest broadband communications companies in the United States. Cox has extensive broadband network operations in the United States as well as investments in cable television programming, telecommunications, and technology and broadband networks.

      Cox’s basic strategy is to leverage its advanced broadband network by offering new and advanced communications services to both residences and businesses. We believe that we have a number of advantages that will allow us to implement this strategy successfully, including:

•	ownership of highly clustered and regionally concentrated cable television systems; and

•	a strong commitment to and reputation for superior customer service.

      These services include:

•	multichannel video;

•	digital video;

•	high-speed Internet access;

•	local and long-distance telephone services; and

•	commercial local exchange carrier operations.

      Cox also has invested in programming, telecommunications and technology companies that complement its business strategy. Cox believes that its investments have been vital to its growth into a communications industry leader.

      Cox Enterprises, Inc., a privately held corporation based in Georgia and one of the largest media companies in the U.S., controls approximately 72.7% of the outstanding equity of Cox as of June 30, 1999. In addition to Cox, Cox Enterprises publishes, owns or operates newspapers, television and radio stations, Internet web site and Manheim Auctions, the world’s largest auto auction operator.

      Cox’s principal executive offices are located at 1400 Lake Hearn Drive, Atlanta, Georgia 30319. Its telephone number is (404) 843-5000.

THE COX TRUSTS

      Each Cox Trust is a statutory business trust created under Delaware law pursuant to:

1.	a declaration of trust executed by Cox, as sponsor for the Cox Trust, and by the initial trustees of such Cox Trust; and

2.	the filing of a certificate of trust with the Delaware Secretary of State.

      Each Cox Trust exists for the exclusive purposes of:

•	issuing and selling either capital securities or trust preferred securities representing undivided beneficial interests in the assets of such Cox Trust and trust common securities representing undivided beneficial interests in the assets of such Cox Trust;

•	using the proceeds from the sale of such trust securities to acquire a series of corresponding senior debt securities or junior subordinated debentures of Cox; and

•	engaging in only those other activities necessary, advisable or incidental to these purposes.

Cox’s senior debt securities or junior subordinated debentures, as the case may be, will be the sole assets of a Cox Trust and, accordingly, payments under the corresponding senior debt securities or junior subordinated debentures will be the sole revenues of that Cox Trust.

      All of the trust common securities of a Cox Trust will be owned by Cox and will rank equally, and payments will be made on trust common securities pro rata, with the capital securities or the trust preferred securities, as the case may be, of such Cox Trust, except that upon the occurrence and continuance of an event of default under the applicable declaration of trust resulting from an event of default under the applicable indenture, the rights of Cox as the trust common securities holder to payments in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of capital securities or trust preferred securities, as the case may be, of such Cox Trust. See “Description of Trust Preferred Securities—Subordination of Trust Common Securities” and “Description of Capital Securities—Subordination of Trust Common Securities.” Cox will acquire trust common securities of each Cox Trust in an aggregate liquidation amount equal to at least 3% of the total capital of that Cox Trust. Each Cox Trust will terminate on the date specified in the applicable prospectus supplement, but may dissolve earlier as provided in the applicable declaration of trust.

      Each Cox Trust’s business and affairs are conducted by its trustees who are appointed by Cox as the trust common securities holder. Unless otherwise specified in the applicable prospectus supplement, the issuer trustees for each Cox Trust will be The Bank of New York, as property trustee, The Bank of New York (Delaware), as Delaware trustee, and three individual trustees, which are referred to as administrative trustees, who are officers or employees of Cox. The Bank of New York, as property trustee, will act as sole indenture trustee under each declaration of trust. The Bank of New York will also act as indenture trustee under any capital securities guarantee, any preferred securities guarantee, the senior debt indenture and the junior subordinated debenture indenture. See “Description of Capital Securities Guarantees,” “Description of Preferred Securities Guarantees,” “Description of Debt Securities” and “Description of Junior Subordinated Debentures.” The trust common securities holder of a Cox Trust or, if an event of default under the declaration of trust has occurred and is continuing, the holders of a majority in liquidation amount of the capital securities or the trust preferred securities, as the case may be, of such Cox Trust will be entitled to appoint, remove or replace such Cox Trust’s property trustee and the Delaware trustee. In no event will the holders of capital securities or trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees; such voting rights will be vested exclusively in Cox as the trust common securities holder. The duties and obligations of the trustees will be governed by the applicable declaration of trust.

      Cox, as issuer of the corresponding senior debt securities or junior subordinated debentures, will pay all fees, expenses, debts and obligations, other than payments in respect of trust securities, related to each Cox Trust and the offering of the capital securities or trust preferred securities, as the case may be, and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Cox Trust, other than payments in respect of trust securities.

      The principal executive office of each Cox Trust is c/o Cox Communications, Inc., 1400 Lake Hearn Drive, Atlanta, Georgia 30319.

USE OF PROCEEDS

      Unless otherwise stated in the accompanying prospectus supplement, Cox intends to use the net proceeds from the sale of any offered securities for general corporate purposes, which may include additions to working capital, repayment or redemption of existing indebtedness and financing of capital expenditures and acquisitions. Cox may borrow additional funds from time to time from public and private sources on both a long-term and short-term basis and may sell commercial paper to fund its future capital and working capital requirements in excess of internally generated funds.

      The proceeds from the sale of either capital securities or trust preferred securities by a Cox Trust will be invested in either senior debt securities or junior subordinated debentures of Cox. Except as may otherwise be described in the related prospectus supplement, Cox expects to use the net proceeds from the sale of such senior debt securities or junior subordinated debentures to the applicable Cox Trust for general corporate purposes. Any specific allocation of the proceeds to a particular purpose that has been made at the date of any prospectus supplement will be described therein.

RATIO OF EARNINGS TO FIXED CHARGES

      The following table sets forth the ratio of earnings to fixed charges of Cox for the periods indicated:

					Three Months Ended
Year Ended December 31,					March 31,

1994	1995	1996	1997	1998	1998	1999

3.0x	2.8x	1.5x	2.0x	12.3x	0.9x	8.8x

      Earnings for the years ended December 31, 1995, 1996, 1997 and 1998 and for the three months ended March 31, 1999 include $188.8 million, $4.6 million, $116.6 million, $2.5 billion and $419.5 million, respectively, of net investment gains.

      For purposes of this computation, earnings are defined as income before income taxes and, excluding losses and undistributed earnings on equity method investments, minority interests and fixed charges excluding capitalized interest. Fixed charges are the sum of:

•	interest cost including capitalized interest;

•	estimated interest component of rent expense; and

•	dividends on subsidiary preferred stock.

      While Cox has a series of preferred stock outstanding, the holders of such preferred stock are entitled to dividends only when, and to the extent that, Cox’s board of directors declares such dividends. Cox’s board has never declared a dividend on its preferred stock and does not intend to do so in the foreseeable future. Accordingly, the data in the above table also represents Cox’s combined ratio of earnings to fixed charges and preferred stock dividends for the periods presented.

DESCRIPTION OF CAPITAL STOCK

      The following description of Cox’s capital stock sets forth general terms and provisions of the particular issuance of capital stock to which any prospectus supplement may relate and reflects a two-for-one stock split effective on May 21, 1999. The prospectus supplement will describe the particular terms of any sale of capital stock and the extent, if any, to which such general provisions will not apply to such sale. The following description also sets forth selected provisions of Cox’s certificate of incorporation, as amended, and bylaws. This description is a summary only and is qualified in its entirety by Cox’s certificate of incorporation and bylaws, which are incorporated as exhibits to the registration statement of which this prospectus is a part.

      Cox’s certificate of incorporation authorizes it to issue 650,000,000 shares of Class A common stock, 60,000,000 shares of Class C common stock and 10,000,000 shares of preferred stock.

      As of June 30, 1999, there were outstanding 527,548,343 shares of Class A common stock and 27,597,792 shares of Class C common stock. In addition, 10,284,386 shares of Class A common stock were reserved for issuance pursuant to Cox’s employee benefit plans, 27,597,792 shares of Class A common stock were reserved for issuance to the holders of Class C common stock and approximately 4,675,016 shares of Class A common stock were reserved for issuance to the holders of Cox’s Series A preferred stock according to the terms outlined under “Series A Convertible Preferred Stock” below.

Common Stock

      Except with respect to voting, transfer and convertibility, shares of Class A common stock and shares of Class C common stock are identical in all respects. Class A common stockholders are entitled to one vote per share, while Class C common stockholders are entitled to ten votes per share. The shares of Class C common stock are subject to significant transfer restrictions.

      Voting. The Class A common stockholders and the Class C common stockholders vote together as a single class on all actions, except that the affirmative vote of the holders of a majority of outstanding shares of Class A common stock and Class C common stock voting separately as a class is required:

•	to approve any amendment to Cox’s certificate of incorporation that would alter or change the powers, preferences or special rights of such class in a way that adversely affects the holders of such class; and

•	to approve such other matters as may require a class vote under the Delaware General Corporation Law.

      Dividends and Other Distributions. Each share of common stock is equal in respect of dividends and other distributions in cash, stock or property, including distributions upon Cox’s liquidation or a sale of all or substantially all of Cox’s assets. However, in the case of dividends or other distributions payable on either class of common stock in shares of such stock, including distributions pursuant to stock splits or dividends, only Class A common stock will be distributed with respect to outstanding Class A common stock and only Class C common stock will be distributed with respect to outstanding Class C common stock. Neither of the Class A common stock nor the Class C common stock will be split, divided or combined unless each other class is proportionately split, divided or combined.

      Cox has never declared or paid cash dividends on its Class A common stock and currently intends to retain any future earnings for use in developing and operating its businesses. Accordingly, Cox does not expect to pay cash dividends on the Class A common stock in the foreseeable future.

      Restrictions on Transfer of Class C Common Stock; Convertibility of Class C Common Stock into Class A Common Stock. Cox Holdings, Inc. and Cox DNS, Inc. hold all of the shares of Class C common stock currently outstanding. Cox Holdings and Cox DNS are wholly owned subsidiaries of Cox Enterprises. Shares of the Class C common stock are convertible at any time, or from time to time, at the Class C stock holder’s option, into Class A common stock on a share-for-share basis. Shares of Class C common stock will be converted automatically into shares of Class A common stock on a share-for-share basis:

•	at any time Cox’s board of directors and the holders of a majority of the shares of Class C common stock then outstanding approve conversion of all shares of Class C common stock into Class A common stock;

•	if the Class A common stock is precluded from trading on any national securities exchange or national quotation system as a result of the Class C common stock’s existence;

•	upon election by Cox’s board of directors in connection with their approval of any sale or lease of all or substantially all of Cox’s assets or any merger, consolidation, liquidation or dissolution of Cox; or

•	upon election by Cox’s board of directors, after the board has determined there has been a material adverse change in the outstanding Class A common stock’s liquidity, marketability or market value due to its exclusion from a national exchange or quotation system or due to federal or state legal requirements, in either case because of the Class C common stock’s existence.

      Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of Cox, whether voluntary or not, the Class A common stock holders and the Class C common stock holders shall be entitled to share ratably, according to their respective interests, in Cox’s assets which remain after payment, or provision of payment, of Cox’s debts and other liabilities and the preferential amounts due to the holders of any stock ranking prior to the common stock in the distribution of assets.

Preferred Stock

      Cox may issue preferred stock with such designations, powers, preferences and other rights and qualifications, limitations and restrictions as Cox’s board of directors may authorize, without further action by Cox’s shareholders, including but not limited to:

•	the distinctive designation of each series and the number of shares that will constitute the series;

•	the voting rights, if any, of shares of the series;

•	the dividend rate on the shares of the series, any restriction, limitation or condition upon the payment of dividends, whether dividends will be cumulative and the dates on which dividends are payable;

•	the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;

•	the purchase or sinking fund provisions, if any, for the purchase or redemption of shares in the series;

•	any preferential amount payable upon shares of the series in the event of the liquidation, dissolution or winding up of Cox or the distribution of its assets; and

•	the prices or rates of conversion at which, and the terms and conditions on which, the shares of such series may be converted into other securities, if such shares are convertible.

Series A Convertible Preferred Stock

      In October 1998, Cox completed the acquisition of a cable television system located in Las Vegas, Nevada, and certain related businesses previously owned by Prime South Diversified, Inc. Cox issued shares of Series A preferred stock as part of the consideration for the acquisition.

      Dividends. Series A preferred stock holders are entitled to dividends only when, and to the extent that, Cox’s board of directors declares such dividends.

      Voting. Series A preferred stock holders are entitled to one vote per share, and such holders vote together with the holders of Class A common stock and Class C common stock on all matters upon which the Class A common stock and Class C common stock holders are entitled to vote.

      Conversion. Shares of the Series A preferred stock are convertible into shares of Class A common stock at the preferred stockholders’ option only after October 1, 2003, a change in control of Cox or notification of liquidation, whichever event occurs first. Shares of the Series A preferred stock are convertible into shares of Class A common stock according to a formula based upon 20.0% of the fair value of Cox’s Las Vegas cable system and the average closing price of the Class A common stock over a specified ten-day period. Shares of the Series A preferred stock will convert automatically into shares of Class A common stock, if the Las Vegas cable system makes a distribution on its capital stock or upon the sale of all or substantially all of Cox’s assets, according to the formula described above. Cox anticipates that appreciation realized upon conversion of the Series A preferred stock into Class A common stock will be accounted for as contingent purchase price in accordance with APB Opinion No. 16, “Business Combinations.”

Transfer Agent

      The transfer agent and registrar for the Class A common stock is First Chicago Trust Company of New York.

DESCRIPTION OF DEBT SECURITIES

General

      The following description of the terms of the debt securities sets forth selected general terms and provisions of the particular issuance of debt securities to which any prospectus supplement may relate. The prospectus supplement will describe the particular terms of any debt securities and the extent, if any, to which such general provisions will not apply to those debt securities.

      The debt securities will be issued from time to time in series under an indenture, dated as of June 27, 1995, between Cox and The Bank of New York, as trustee. A copy of the indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

      The indenture does not limit the aggregate principal amount of debt securities Cox may issue, and the indenture provides that Cox may issue debt securities from time to time in one or more series. The following summary of selected provisions of the indenture and the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture, including the definitions of selected terms which it contains as well as those terms which the Trust Indenture Act of 1939, as amended, requires be incorporated.

      Cox refers you to the prospectus supplement for the following terms and other possible terms of each series of debt securities in respect of which this prospectus is being delivered, to the extent such terms are applicable to such debt securities:

•	the classification, specific designation, date, aggregate principal amount, purchase price and denomination of the debt securities;

•	currency or units based on or relating to currencies in which such debt securities are denominated and/or in which principal, premium, if any, and/or interest will or may be payable;

•	the formula, if any, upon which Cox may determine from time to time the principal amount of debt securities outstanding;

•	any date of maturity, which may be fixed or extendible;

•	the interest rate or rates or the method by which the interest rate or rates will be determined, if any;

•	the dates on which any interest will be payable, Cox’s right, if any, to extend or defer the interest period and the duration of extensions or deferrals;

•	the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;

•	any repayment, redemption, prepayment or sinking fund provisions and any provisions related to the purchase of debt securities at the option of the holders;

•	whether the debt securities will be issuable in global form, and, if so, the identity of the depositary, or in registered and/or bearer form and, if bearer securities are issuable, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of bearer securities;

•	the terms, if any, on which debt securities may be converted into or exchanged for stock or other securities of Cox or other entities or for cash, any specific terms relating to the adjustment of the conversion or exchange terms, and the period during which debt securities may be so converted or exchanged;

•	any applicable United States federal income tax consequences, including whether and under what circumstances Cox will pay additional amounts on debt securities held by a person who is not a U.S. person, as defined in the prospectus supplement, in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether Cox will have the option to redeem debt securities rather than pay such additional amounts;

•	the subordination provisions, if any, relating to the debt securities; and

•	any other specific terms of the debt securities, including any additional events of default or covenants provided for with respect to debt securities, and any terms which may be required by or advisable under applicable laws or regulations.

      Holders may present debt securities for exchange, and holders of registered debt securities may present them for transfer, in the manner, at the places and subject to the restrictions set forth in the debt securities and the prospectus supplement. Cox will provide these services without charge, other than any tax or other governmental charge payable in that connection, but subject to the limitations provided in the indenture. Debt securities in bearer form and the coupons, if any, pertaining to such debt securities will be transferable by delivery.

      Debt securities will bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any discounted debt securities or to certain debt securities issued at par, which are treated as having been issued at a discount for United States federal income tax purposes, will be described in the accompanying prospectus supplement.

      Cox may issue debt securities from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of these debt securities may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater or less than the amount of principal or interest otherwise payable on those dates, depending upon the value of the applicable currency, commodity, equity index or other factor on those dates. Information as to the methods Cox will use to determine the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on that date is linked and certain additional tax considerations will be set forth in the applicable prospectus supplement.

      Unless Cox indicates otherwise in the accompanying prospectus supplement, the debt securities will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiples of $1,000. Unless Cox specifies otherwise in the prospectus supplement, the principal amount of the debt securities will be payable at the corporate trust office of the trustee in New York, New York. Holders may present the debt securities for transfer or exchange at that office unless Cox specifies otherwise in the prospectus supplement, subject to the limitations provided in the indenture and without any service charge, but Cox may require payment of a sum sufficient to cover any tax or other governmental charges payable.

Concerning the Trustee

      The Bank of New York is the trustee under the indenture and has been appointed by Cox as registrar and paying agent with regard to the debt securities. The trustee is a depositary for funds and performs other services for, and transacts other banking business with, Cox in the normal course of business.

Ranking

      Unless Cox specifies otherwise in a prospectus supplement for a particular series of debt securities, all series of debt securities will be senior indebtedness of Cox and will be direct, unsecured obligations, ranking equally with all of Cox’s other unsecured and unsubordinated obligations.

      Cox conducts most of its operations through its subsidiaries. Therefore, Cox’s rights and the rights of Cox’s creditors, including debt securities holders, to participate in the assets of any subsidiary upon such subsidiary’s liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors, except to the extent Cox may be a creditor with recognized claims against the subsidiary.

Certain Covenants

      The indenture contains covenants, including, among others, the following:

      Limitation on liens. Cox will not, and will not permit any restricted subsidiary to, create, incur or assume any lien, other than permitted liens on restricted property incurred to secure the payment of Indebtedness of Cox or any restricted subsidiary, if, immediately after the creation, incurrence or assumption of such lien, the aggregate outstanding principal amount of all Indebtedness of Cox and its restricted subsidiaries that is secured by liens other than permitted liens on restricted property would exceed the greater of:

•	$200 million or

•	15% of the aggregate outstanding principal amount of all Indebtedness of Cox and the restricted subsidiaries, whether or not so secured,

unless effective provision is made such that, at Cox’s determination, the debt securities together with any other Indebtedness of equal ranking, whether then existing or later created, are secured equally and ratably with, or prior to, such Indebtedness, but only for as long as such Indebtedness is so secured.

      Limitation on Indebtedness of restricted subsidiaries. Cox will not permit any restricted subsidiary to incur any Indebtedness if, immediately after the incurrence or assumption of such Indebtedness, the aggregate outstanding principal amount of all indebtedness of the restricted subsidiaries would exceed the greater of:

•	$200 million; or

•	15% of the aggregate outstanding principal amount of all Indebtedness of Cox and the restricted subsidiaries;

provided that, in any event, a restricted subsidiary may incur Indebtedness to extend, renew or replace its own Indebtedness to the extent that the principal amount of the Indebtedness so incurred does not exceed the level of the principal amount of the Indebtedness immediately prior to such extension, renewal or replacement plus any premium, accrued and unpaid interest or capitalized interest payable on the previous amount.

      Designation of subsidiaries. Cox may designate a restricted subsidiary as an unrestricted subsidiary or designate an unrestricted subsidiary as a restricted subsidiary at any time, provided that:

•	immediately after giving effect to such designation, the restricted group’s leverage ratio is not greater than 7:1 and Cox and the restricted subsidiaries are in compliance with the “Limitation on liens” and “Limitation on Indebtedness of restricted subsidiaries” covenants; and

•	Cox delivers an officers’ certificate with respect to such designation, to the trustee, within 75 days after the end of Cox’s fiscal quarter in which it made such designation, or, in the case of a designation made during the last fiscal quarter of Cox’s fiscal year, within 120 days after the end of such fiscal year. The officers’ certificate shall state the effective date of such designation.

      Mergers or sales of assets. The indenture provides that Cox may not merge with or into or consolidate with another entity or lease, convey or transfer all or substantially all of its assets to another entity unless either:

•	Cox is the surviving corporation; or

•	the resulting, surviving or transferee entity is a corporation organized under the laws of a state of the United States or the District of Columbia and expressly assumes all of Cox’s obligations under the debt securities and the indenture; and

•	immediately after and giving effect to such transaction, no event of default has occurred.

      Other than as described above, the indenture does not contain any provisions that would limit the ability of Cox or its subsidiaries to incur indebtedness or that would afford holders of debt securities protection in the event of a sudden and significant decline in Cox’s credit quality or a takeover, recapitalization or highly-leveraged or similar transaction involving Cox. Accordingly, Cox could in the future enter into transactions that could increase the amount of indebtedness outstanding at the time or otherwise affect its capital structure or credit rating.

Definitions

      Indebtedness means, without duplication, with respect to any entity:

•	any indebtedness of such entity for borrowed money or evidenced by a note, debenture or similar instrument, including a purchase money obligation which was given in connection with the acquisition of any property or assets, including securities;

•	any guarantee by such entity of any indebtedness of others as described in the preceding clause; and

•	any amendment, extension, renewal or refunding of any such indebtedness or guarantee.

      The term Indebtedness excludes:

•	any indebtedness of Cox or of any its restricted subsidiaries to Cox or another restricted subsidiary;

•	any guarantee by Cox or any restricted subsidiary of indebtedness of Cox or another restricted subsidiary;

•	trade accounts payable; and

•	letters of credit, performance bonds and similar obligations issued in favor of governmental or franchising authorities as a term of a cable television franchise or other governmental franchise, license, permit or authorization held by such entity or any of its subsidiaries.

      Leverage ratio with respect to the restricted group means, as of the date of and after giving effect to any designation of an unrestricted subsidiary as a restricted subsidiary, or any designation of a restricted subsidiary as an unrestricted subsidiary, in each case in accordance with the “Designation of subsidiaries” covenant, the ratio of:

•	the aggregate outstanding principal amount of all Indebtedness of the restricted group as of such date;

        to

•	the product of four times the restricted group cash flow for the most recent full fiscal quarter for which financial information is available on such date.

      Permitted liens means:

1.	Any lien which arises out of a judgment or award against Cox or any restricted subsidiary, with respect to which Cox or such restricted subsidiary, at the time, shall be prosecuting an appeal or proceeding for review, or with respect to which the period within which such appeal or proceeding for review may be initiated shall not have expired, and with respect to which:

•	Cox or such restricted subsidiary shall have secured a stay of execution pending such appeal or proceeding for review; or

•	Cox or such restricted subsidiary shall have posted a bond or established adequate reserves, in accordance with generally accepted accounting principles, for the payment of such judgment or award;

2.	Any lien upon any real or personal property or interest in such property belonging to Cox or a restricted subsidiary and existing at the time the property or interest was acquired, or securing payment of Indebtedness which Cox or the restricted subsidiary incurred to finance some or all of the purchase price of, or cost of construction of or improvements on, any such property or interest therein; provided that:

•	the outstanding principal amount of the Indebtedness secured by such lien does not at any time exceed 100% of the greater of the purchase price for or the fair value of such real or personal property or interest;

•	such lien does not encumber or constitute a charge against any other restricted property owned by the restricted group, except that in the case of construction or improvement, the lien may extend to unimproved real property on which the property so constructed or the improvement is located; and

•	the indebtedness secured by such lien would be permitted to be incurred under the covenant described under “Limitation on Indebtedness of restricted subsidiaries;” and

3.	Any lien representing the extension, renewal or replacement, or successive extensions, renewals or replacements, of liens referred to in paragraph (2) above, provided that the principal of the Indebtedness thus secured does not exceed

•	the principal of the Indebtedness secured immediately prior to such extension, renewal or replacement,

plus

•	any accrued and unpaid interest or capitalized interest payable;

             and such extension, renewal or replacement shall be limited to

•	all or a part of the property or interest subject to the lien so extended, renewed or replaced,

plus

•	improvements and construction on such property.

      The outstanding principal amount of Indebtedness secured by a lien permitted by paragraph (2) or (3) above or, if less, the fair value of the property or interest thus secured, shall be included in the calculation of the aggregate outstanding principal amount of Indebtedness secured by liens on restricted property, for purposes of determining whether a lien, other than a permitted lien, may be incurred in compliance with the covenant described under “Limitation on liens.”

      Principal property means, as of any date of determination, any property or assets which any restricted subsidiary owns other than:

•	any such property which, in the good faith opinion of Cox’s board of directors, is not of material importance to the business conducted by Cox and its restricted subsidiaries taken as a whole; and

•	any shares of any class of stock or any other security of any unrestricted subsidiary.

      Restricted group means, as of any date of determination, Cox and the restricted subsidiaries as of such date and after giving effect to any designation being made on such date in accordance with the “Designation of subsidiaries” covenant.

      Restricted group cash flow for any period means the restricted group’s net income for such period,

      plus

      the sum, without duplication, of the aggregate of each of the following items of Cox and the restricted subsidiaries for such period, to the extent taken into account as charges to restricted group net income for such period:

•	interest expense;

•	income tax expense;

•	depreciation and amortization expense and other noncash charges;

•	extraordinary items; and

•	after-tax losses on sales of assets outside of the ordinary course of business, which otherwise are not included in extraordinary items in accordance with generally accepted accounting principles;

      minus

      the sum, without duplication, of the aggregate of each of the following items of Cox and the restricted subsidiaries for such period, to the extent taken into account as credits to restricted group net income for such period:

•	noncash credits;

•	extraordinary items; and

•	after-tax gains on sales of assets outside of the ordinary course of business, which otherwise are not included in extraordinary items in accordance with generally accepted accounting principles.

      For purposes of this definition:

•	Restricted group net income for any period means the aggregate of the net income or loss of Cox and its restricted subsidiaries for such period, determined on a consolidated basis in accordance with generally accepted accounting principles; provided that the net income or loss of any entity accounted for by the equity method of accounting, and the net income or loss of any unrestricted subsidiary, shall be excluded. However, the net income of any such entity or unrestricted subsidiary shall be included to the extent of the amount of dividends or distributions such entity or unrestricted subsidiary pays to Cox or a restricted subsidiary during such period; and

•	if Cox or any restricted subsidiary consummated any acquisition or disposition of assets during the period for which restricted group cash flow is being calculated, or consummated any acquisition or disposition of assets subsequent to such period and on or prior to the date as of which the leverage ratio is to be determined, then, in each such case, the restricted group cash flow for such period shall be calculated on a pro forma basis, instead of as a pooling of interests, if applicable, as if such acquisition or disposition had occurred at the beginning of such period.

      Restricted property means, as of any date of determination, any principal property and any shares of stock of a restricted subsidiary which Cox or a restricted subsidiary owns.

Defaults

      An event of default with respect to debt securities of any series is defined in the indenture as:

1.	a default in the payment of interest when due on the debt securities of that series which continues for 30 days;

2.	a default in the payment of principal of any debt security of that series when due, whether at its stated maturity, upon redemption, upon required repurchase, by declaration or otherwise;

3.	Cox’s failure to comply with its obligations under “— Certain Covenants — Mergers or sales of assets” above;

4.	Cox’s failure to comply, within 60 days after notice provided in accordance with the terms of the indenture, with any of its other covenants or agreements contained in the indenture with respect to that series of debt securities, including its obligations under the covenants described above under “— Certain Covenants — Limitation on liens,” “— Limitation on Indebtedness of restricted subsidiaries” or “— Designation of subsidiaries,” provided that this provision does not apply to defaults in covenants for which the indenture specifically provides otherwise;

5.	Indebtedness of Cox or any restricted subsidiary is not paid within any applicable grace period after final maturity or is accelerated by its holders because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds 5% of the aggregate outstanding principal amount of all Indebtedness of Cox and the restricted subsidiaries;

6.	certain events of bankruptcy, insolvency or reorganization of Cox or a restricted subsidiary;

7.	failure to make a sinking fund payment when due on the debt securities of that series; or

8. any other events of default specified for that series of debt securities.

      Except as described in the second to last sentence of this paragraph, if an event of default occurs and is continuing with respect to a particular series of debt securities, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series may declare the principal of and accrued but unpaid interest on all the debt securities of such series to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an event of default relating to specific events of bankruptcy, insolvency or reorganization of Cox occurs and is continuing, the principal of and interest on all the debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders of the debt securities. Under some circumstances, the holders of a majority in principal amount of the outstanding debt securities of a series may rescind any acceleration and its consequences with respect to the debt securities of that series.

      Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the debt securities of any series, unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no debt security holder may pursue any remedy with respect to the indenture or the debt securities of its series unless:

•	that holder has previously given the trustee notice that an event of default is continuing;

•	holders of at least 25% in principal amount of the outstanding debt securities of such series have requested the trustee to pursue the remedy;

•	those holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

•	the trustee has not complied with such request within 60 days of receiving it with an offer of security or indemnity; and

•	the holders of a majority in principal amount of the outstanding debt securities of such series have not given the trustee a direction inconsistent with such request within such 60-day period.

      Subject to some restrictions, the holders of a majority in principal amount of the outstanding debt securities of any series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of a debt security of the same series, or that would involve the trustee in personal liability.

      The indenture provides that if a default occurs and is continuing with respect to a particular series of debt securities and is known to the trustee, the trustee must mail notice of the default within 90 days after it occurs to each holder of the debt securities of such series. Except in the case of a default in the payment of principal of, premium, if any, or interest on any debt security, the trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is in the interests of the holders of the debt securities of such series. In addition, Cox must deliver to the trustee, within 120 days after the end of each fiscal year, an officers’ certificate indicating whether the signers thereof know of any default that occurred during the previous year. Cox also is required to deliver to the trustee, within 30 days after its occurrence, written notice of any events which would constitute certain defaults, their status and what action Cox is taking or proposes to take.

      Prior to the acceleration of the maturity of the debt securities of any series, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may on behalf of all the debt securities and any related coupons of that series waive any past default or event of default, except:

•	a default in the payment of the principal of, and premium, if any, or interest on, any of the debt securities or in the payment of any related coupon; and

•	a default that cannot be waived without the consent of each holder affected.

A waiver will serve to end such default, to cure any event of default, and to restore Cox, the trustee and holders of the affected debt securities to their former positions and rights. No such waiver will extend to any subsequent or other default.

Amendments and Waivers

      Subject to specific exceptions, the indenture may be amended with respect to a series of debt securities with the consent of the holders of a majority in principal amount then outstanding of the debt securities of that series, including consents obtained in connection with a tender offer or exchange for the debt securities. Any past default or compliance with any provisions also may be waived with such a consent of the holders of a majority in principal amount then outstanding of the debt securities of such series. However, without the consent of each holder of an outstanding debt security of that series, no amendment may, among other things:

•	reduce the amount of debt securities of that series whose holders must consent to an amendment;

•	reduce the rate of, or extend the time for, payment of interest on any debt security of that series;

•	reduce the principal of or extend the stated maturity of any debt security of that series;

•	reduce the premium payable upon the redemption of any debt security of that series, or change the time at which any debt security of that series may or shall be redeemed;

•	make any debt securities of that series payable in a currency other than that stated in the debt securities of such series;

•	release any security that may have been granted in respect of the debt securities; or

•	make any change (1) affecting the rights of holders of a majority in principal amount of the outstanding debt securities of that series to direct the time, method and place of conducting proceedings for any remedy available to the trustee, (2) in the amendment provisions which requires each holder’s consent, or (3) in the waiver provisions.

      Without the consent of any of the debt securities holders, Cox and the trustee may amend the indenture:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for the assumption by a successor entity of Cox’s obligations under the indenture;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add guarantees with respect to the debt securities;

•	to secure the debt securities;

•	to add to the covenants for the benefit of holders of all or any series of the debt securities and to make a default of that additional covenant an event of default under the indenture for all or any series of debt securities;

•	to surrender any right or power conferred upon Cox;

•	to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect the interests of any holders of debt securities;

•	to make any change that does not adversely affect the rights of any debt securities holder;

•	to provide for a successor or separate trustee with respect to the debt securities of one or more series; or

•	to comply with any SEC requirement in connection with the qualification of the indenture under the Trust Indenture Act.

      The indenture does not require the debt securities holders to give consent approving of the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

      After an amendment under the indenture becomes effective, Cox is required to mail to holders of the debt securities of the affected series a notice briefly describing such amendment. However, Cox’s failure to give such notice to all holders of the debt securities of such series, or any defect in such notice, will not impair or affect the validity of the amendment.

Defeasance

      Cox at any time may terminate all its obligations with respect to a particular series of debt securities, and under the indenture, with respect to the legal defeasance of such series, except for specific obligations including:

•	those respecting the defeasance trust;

•	to register the transfer or exchange of the debt securities;

•	to replace mutilated, destroyed, lost or stolen debt securities; and

•	to maintain a registrar and paying agent in respect of the debt securities.

      Cox at any time may terminate its obligations with respect to a series of debt securities under the covenants described under “— Certain Covenants,” other than the covenants described under “— Mergers or sales of assets,” and any other restrictive covenants described in the accompanying prospectus supplement relating to that series, as well as the operation of the cross-acceleration provision and the bankruptcy provisions described under “— Defaults” above.

      Cox may exercise its legal defeasance option notwithstanding its prior exercise of the covenant defeasance option. If Cox exercises its legal defeasance option with respect to a particular series of debt securities, payment of the debt securities of that series may not be accelerated because of an event of default with respect thereto. If Cox exercises its covenant defeasance option with respect to a particular series of debt securities, payment of the debt securities of such series may not be accelerated because of an event of default as specified in paragraphs (4), (5) or (6) under “— Defaults” above, with respect to restricted subsidiaries only, or paragraph (8) above, except to the extent that any of the agreements or covenants referenced in such paragraphs remain applicable.

      In order to exercise either defeasance option with respect to a particular series of debt securities, Cox must deposit irrevocably in trust, with the trustee, money or U.S. Government obligations, which trust will be known as the defeasance trust. Through the payment of interest and principal on the debt securities in accordance with their terms the defeasance trust will provide money in an amount sufficient to pay all the principal, including any mandatory sinking fund payments, of, premium, if any, on, and interest on the debt securities of that series, to redemption or maturity, as the case may be. Cox also must comply with other specified conditions, including delivery to the trustee of an opinion of counsel to the effect that:

•	holders of the debt securities of that series will not recognize income gain or loss for United States federal income tax purposes as a result of such deposit and defeasance;

•	holders of the debt securities of that series will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

•	in the case of legal defeasance only, that opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law; and

•	the creation of the defeasance trust will not violate the Investment Company Act of 1940, as amended.

      In addition, Cox must deliver to the trustee an officers’ certificate stating that Cox did not make such deposit with the intent of preferring the debt securities holders over other of Cox’s creditors, or with the intent of defeating, hindering, delaying or defrauding its creditors or the creditors of others.

Transfer

      Holders may transfer or exchange the debt securities in accordance with the indenture. Unless Cox indicates otherwise in the applicable prospectus supplement, Cox will issue the debt securities in registered form and they will be transferable only upon the surrender of such debt securities for registration of transfer. Cox may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers or exchanges. Cox is not required to transfer or exchange any debt security selected for redemption. In addition, Cox is not required to transfer or exchange any debt security for a period of 15 days before a selection of debt securities to be redeemed or before any interest payment date.

Governing Law

      The indenture provides that it and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Global Securities

      Cox may issue the registered debt securities of a series in the form of one or more fully registered global securities which will be deposited with a depositary, or with a nominee for the depositary, as identified in the prospectus supplement relating to such series. A registered global security will be registered in the name of the depositary or its nominee. If registered debt securities are issued in global form, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by those registered global securities. Unless and until it is exchanged in whole for debt securities in definitive registered form, a registered global security may not be transferred except as a whole by the depositary:

•	to its nominee;

•	by its nominee to such depositary or another such nominee; or

•	by the depositary or any of its nominees to a successor of that depositary or the successor’s nominee.

      The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a registered global security will be described in the prospectus supplement relating to such series. Cox anticipates that the following provisions will apply to all depositary arrangements.

      Ownership of beneficial interests in a registered global security will be limited to persons, who will be referred to as participants, who have accounts with the depositary for such registered global security, or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit the participants’ accounts, on its book-entry registration and transfer system, with the respective principal amounts of the debt securities represented by such registered global security and beneficially owned by those participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of those debt securities, or by Cox if it offers and sells such debt securities directly. Ownership of beneficial interests in such registered global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary with respect to participants’ interests, and on the records of participants with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability of those purchasers to own, transfer or pledge beneficial interests in registered global securities.

      So long as the depositary for a registered global security, or its nominee, is the registered owner of that registered global security, that depositary or that nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security will not be entitled to have the debt securities registered in their names, will not receive or be entitled to receive physical delivery of such debt securities in definitive form and will not be considered the owners or holders of the debt securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for such registered global security and, if such person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights a holder possesses under the indenture. Cox understands that under existing industry practices, if Cox requests any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the indenture, as the case may be, the depositary for such registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and such participants would authorize beneficial owners owning through such participants to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

      Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such registered global security. None of Cox, the trustee, the registrar or any other agent of Cox, of the trustee or of the registrar will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in such registered global security, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      Cox expects that the depositary for any debt securities represented by a registered global security, or its nominee, upon receipt of any payment of principal, premium or interest in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests as shown on the records of such depositary or its nominee. Cox also expects that payments by participants to owners of beneficial interests in the registered global security held through such participants will be governed by standing customer instructions and customary practices, and will be the responsibility of those participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in street name.

      If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary, or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and Cox does not appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days, Cox will issue such debt securities in definitive form in exchange for such registered global security. In addition, Cox may at any time and in its sole discretion determine not to have any of the debt securities of a series represented by one or more registered global securities and, in such event, will issue such debt securities in definitive form in exchange for all of the registered global securities representing such debt securities. Any debt securities issued in definitive form in exchange for a registered global security will be registered in such name or names as the depositary shall instruct the trustee or the registrar. Cox expects that such instructions, with respect to ownership of beneficial interests in the registered global security, will be based upon directions received by the depositary from participants.

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

General

      The junior subordinated debentures will be issued in one or more series under a junior subordinated debenture indenture, as supplemented from time to time, between Cox and The Bank of New York, as the debenture trustee. The junior subordinated debenture indenture has been qualified under the Trust Indenture Act, and is subject to, and governed by, the Trust Indenture Act and is included as an exhibit to the registration statement of which this prospectus is a part. This summary of certain terms and provisions of the junior subordinated debentures and the junior subordinated debenture indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of such junior subordinated debentures and the junior subordinated debenture indenture, including the definitions therein of certain terms, and those terms made a part of the junior subordinated debenture indenture by the Trust Indenture Act.

      The applicable prospectus supplement will describe the specific terms of each series of junior subordinated debentures offered thereby, including:

•	the specific title and designation, aggregate principal amount, including any limit on the principal amount, purchase price and denominations of those junior subordinated debentures;

•	the date or dates on which the principal of those junior subordinated debentures is payable or the method of determining the same, if applicable;

•	the rate or rates, which may be fixed or variable, at which those junior subordinated debentures will bear interest, if any, or the method of determining the same, if applicable;

•	the date or dates from which interest, if any, shall accrue or the method of determining the same, if applicable, the interest payment dates, if any, on which interest will be payable or the manner of determining the same, if applicable, and the record dates for the determination of holders to whom interest is payable on those junior subordinated debentures;

•	the duration of the maximum consecutive period that Cox may elect to defer payments of interest on those junior subordinated debentures;

•	any redemption, repayment or sinking fund provisions;

•	whether those junior subordinated debentures are convertible into or exchangeable for Class A common stock or other securities or rights of Cox or other issuers, or a combination of the foregoing and, if so, the applicable conversion or exchange terms and conditions;

•	any applicable material United States federal income tax consequences; and

•	any other specific terms pertaining to those junior subordinated debentures, whether in addition to, or modification or deletion of, the terms described herein.

Ranking

      Each series of junior subordinated debentures will rank equally with all other series of junior subordinated debentures to be issued by Cox and sold to other trusts or other entities to be established by Cox that are similar to the Cox Trusts and will be unsecured and will rank subordinate and junior in right of payment, to the extent and in the manner set forth in the junior subordinated debenture indenture, to all senior indebtedness of Cox as defined in the junior subordinated debenture indenture. The junior subordinated debenture indenture will not limit the amount of secured or unsecured debt, including senior indebtedness, that may be incurred by Cox or its subsidiaries. See “— Subordination.” As of June 30, 1999, the aggregate principal amount of senior indebtedness as defined in the junior subordinated debenture indenture was approximately $3.5 billion.

Form, Registration and Transfer

      The junior subordinated debentures will be issued in fully registered form. Until any dissolution of the applicable Cox Trust, the junior subordinated debentures will be held in the name of the property trustee in trust for the benefit of the holders of the related trust securities. If the junior subordinated debentures are distributed to the holders of the related trust securities, the junior subordinated debentures will be issued to such holders in the same form as the trust securities were held. Accordingly, any depositary arrangements for such junior subordinated debentures are expected to be substantially similar to those in effect for the trust preferred securities. See “Description of Trust Preferred Securities — Global Trust Preferred Securities.”

Payment and Paying Agents

      Unless otherwise indicated in the applicable prospectus supplement, payment of principal of and premium, if any, on and interest on the junior subordinated debentures will be made at the office of the debenture trustee in The City of New York or at the office of such paying agent or paying agents as Cox may designate from time to time, except that at the option of Cox payment of any interest may be made, except in the case of a global certificate representing junior subordinated debentures, by:

1.	check mailed to the address of the person entitled thereto as such address shall appear in the applicable securities register for junior subordinated debentures or

2.	transfer to an account maintained by the person entitled thereto as specified in such securities register, provided that proper transfer instructions have been received by the relevant record date.

Payment of any interest on any junior subordinated debenture will be made to the person in whose name such junior subordinated debenture is registered at the close of business on the record date for such interest, except in the case of defaulted interest. Cox may at any time designate additional paying agents or rescind the designation of any paying agent; provided, however, Cox will at all times be required to maintain a paying agent in each place of payment for the junior subordinated debentures.

      Any moneys deposited with the debenture trustee or any paying agent, or then held by Cox in trust, for the payment of the principal of and premium, if any, on or interest on any junior subordinated debentures and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at the request of Cox, be repaid to Cox and the holder of such junior subordinated debentures shall thereafter look, as a general unsecured creditor, only to Cox for payment thereof.

Option to Extend Interest Payment Date

      So long as no debenture event of default has occurred and is continuing, Cox will have the right under the junior subordinated debenture indenture to defer the payment of interest on the junior subordinated debentures at any time or from time to time up to the maximum period specified in the applicable prospectus supplement for the deferral of interest. Each of these deferral periods is referred to in this prospectus as an extension period. An extension period must end on an interest payment date and may not extend beyond the stated maturity of such junior subordinated debentures. At the end of an extension period, Cox must pay all interest then accrued and unpaid, together with interest on the accrued and unpaid interest, to the extent permitted by applicable law. During an extension period, interest will continue to accrue and holders of junior subordinated debentures, and holders of the related trust securities that are outstanding, will be required to accrue such deferred interest income for United States federal income tax purposes prior to the receipt of cash attributable to such income, regardless of the method of accounting used by the holders.

      Prior to the termination of any extension period, Cox may extend such extension period, provided that such extension does not

•	cause such extension period to exceed the maximum extension period,

•	end on a date other than an interest payment date, or

•	extend beyond the stated maturity of the related junior subordinated debentures.

Upon the termination of any extension period, or any extension of the related extension period, and the payment of all amounts then due, Cox may begin a new extension period, subject to the limitations described above. No interest shall be due and payable during an extension period except at the end thereof. Cox must give the debenture trustee notice of its election to begin or extend an extension period at least five business days prior to the earlier of:

•	the date cash distributions on the related trust securities would have been payable except for the election to begin or extend such extension period or

•	the date the applicable Cox Trust is required to give notice to any securities exchange or to holders of its trust preferred securities of the record date or the date cash distributions are payable, but in any event not less than five business days prior to such record date.

      The debenture trustee shall give notice of Cox’s election to begin or extend an extension period to the holders of the trust preferred securities. Subject to the foregoing limitations, there is no limitation on the number of times that Cox may begin or extend an extension period.

Restrictions on Certain Payments

      Cox will covenant that if at any time:

1.	there shall have occurred any event of which Cox has actual knowledge that is, or with the giving of notice or the lapse of time, or both, would be, a debenture event of default;

2.	Cox shall be in default with respect to any of its payment obligations under the preferred securities guarantee; or

3.	Cox shall have given notice of its election to exercise its right to begin or extend an extension period as provided in the junior subordinated debenture indenture and shall not have rescinded such notice, and such extension period, or any extension thereof, shall have commenced and be continuing, then it will not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Cox’s capital stock;

•	make any payment of principal of or premium, if any, on or interest on or repay or repurchase or redeem any debt securities of Cox, including other junior subordinated debentures, that rank equally with or junior in right of payment to the junior subordinated debentures; or

•	make any guarantee payments with respect to any guarantee by Cox of the debt securities of any subsidiary of Cox, including under any guarantees to be issued by Cox with respect to securities of other Cox trusts or entities to be established by Cox similar to the Cox Trusts, if such guarantee ranks equally with or junior in right of payment to the junior subordinated debentures other than:

•	dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, Class A common stock and Class C common stock of Cox;

•	any declaration of a dividend in connection with the implementation of a stockholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

•	payments under the preferred securities guarantee;

•	as a result of reclassification of Cox’s capital stock or the exchange or conversion of one class or series of Cox’s capital stock for another class or series of Cox’s capital stock;

•	the purchase of fractional interests in shares of Cox’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and

•	purchases of Class A and Class C common stock related to the issuance of Class A and Class C common stock or rights under any of Cox’s benefit plans for its directors, officers, or employees or any of Cox’s dividend reinvestment plans.

      So long as the trust securities remain outstanding, Cox also will covenant:

•	to maintain 100% direct or indirect ownership of the related trust common securities, provided that any permitted successor of Cox under the junior subordinated debenture indenture may succeed to Cox’s ownership of such trust common securities;

•	to use its best efforts to cause each Cox Trust

•	to remain a business trust, except in connection with the distribution of junior subordinated debentures to the holders of related trust securities in liquidation of such Cox Trust, the conversion, exchange or redemption of all of such trust securities, or certain mergers, consolidations or amalgamations, each as permitted by the declaration of trust,

•	to otherwise continue to be classified as a grantor trust for United States federal income tax purposes;

•	to use its reasonable best efforts to cause each holder of its trust securities to be treated as owning an undivided beneficial interest in the related junior subordinated debentures; and

•	not to cause, as sponsor of the Cox Trusts, or to permit, as the trust common securities holder, the dissolution, liquidation or winding-up of any Cox Trust, except as provided in the declaration of trust.

Modification of Junior Subordinated Debenture Indenture

      From time to time, Cox and the debenture trustee may, without the consent of the holders of the junior subordinated debentures, amend, waive or supplement the junior subordinated debenture indenture for specified purposes, including, among other things, curing ambiguities or adding provisions, provided that any such action does not materially adversely affect the interests of the holders of the junior subordinated debentures, and maintaining the qualification of the junior subordinated debenture indenture under the Trust Indenture Act. The junior subordinated debenture indenture will permit Cox and the debenture trustee, with the consent of the holders of a majority in principal amount of all outstanding junior subordinated debentures affected thereby, to modify the junior subordinated debenture indenture in a manner affecting the rights of the holders of junior subordinated debentures; provided, however, that no such modification may, without the consent of the holder of each outstanding junior subordinated debenture so affected:

•	change the stated maturity or reduce the principal of any such junior subordinated debentures;

•	change the interest rate or the manner of calculation of the interest rate or extend the time of payment of interest on any such junior subordinated debentures except pursuant to Cox’s right under the junior subordinated debenture indenture to defer the payment of interest as provided therein (see “— Option to Extend Interest Payment Date”);

•	change any of the conversion, exchange or redemption provisions applicable to any such junior subordinated debentures;

•	change the currency in respect of which payments of principal of or any premium or interest on any such junior subordinated debentures are to be made;

•	change the right of holders of trust securities to bring a direct action in respect of any required payments or conversion or exchange rights;

•	impair or affect the right of any holder of any such junior subordinated debentures to institute suit for the payment of the principal thereof or premium, if any, or interest thereon or for the conversion or exchange of any such junior subordinated debentures in accordance with their terms;

•	change the subordination provisions adversely to the holders of the junior subordinated debentures; or

•	reduce the percentage of principal amount of junior subordinated debentures the holders of which are required to consent to any such modification of the junior subordinated debenture indenture.

Debenture Events of Default

      The following described events with respect to any series of junior subordinated debentures will constitute a debenture event of default, whatever the reason for such debenture event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, unless such event is specifically deleted or modified in or pursuant to the supplemental indenture, board resolution or officers’ certificate establishing the terms of such series pursuant to the junior subordinated debenture indenture:

1.	failure for 30 days to pay any interest on that series of junior subordinated debentures when due, subject to any permitted deferral; provided that, during any extension period for such series of junior subordinated debentures, failure to pay interest on such series of junior subordinated debentures will not constitute a debenture event of default; or

2.	failure to pay any principal of or premium, if any, on that series of junior subordinated debentures when due, whether at maturity, upon any redemption, by declaration of acceleration of maturity or otherwise; or

3.	if applicable, failure by Cox to deliver the required securities or other rights upon an appropriate conversion or exchange election by holders of that series of junior subordinated debentures or the related trust preferred securities; or

4.	failure to observe or perform any other agreement or covenant contained in the junior subordinated debenture indenture in respect of that series of junior subordinated debentures for 90 days after written notice to Cox from the debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of that series of junior subordinated debentures; or

5.	certain events in bankruptcy, insolvency or reorganization of Cox.

      The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures of any series have, subject to certain exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee in respect of such junior subordinated debentures. The debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the junior subordinated debentures of any series may declare the principal of and any accrued interest on such junior subordinated debentures due and payable immediately upon a debenture event of default, other than a debenture event of default referred to in paragraph (5) above, which shall result in the immediate acceleration of the junior subordinated debentures. The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures of any series may annul such declaration and waive the default in respect of such junior subordinated debentures if the default, other than the non-payment of the principal and interest of the junior subordinated debentures which has become due solely by such acceleration, has been cured and a sum sufficient to pay all matured installments of interest and premium, if any, and principal due otherwise than by acceleration has been deposited with the debenture trustee.

      The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures of any series may, on behalf of the holders of all of the junior subordinated debentures of such series, waive any past default, except:

•	a default in the payment of the principal of or premium, if any, on or interest on the junior subordinated debentures, unless that default has been cured and a sum sufficient to pay all matured installments of interest and premium, if any, and principal due otherwise than by acceleration has been deposited with the debenture trustee; or

•	a default in respect of a covenant or provision which under the junior subordinated debenture indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture of such series.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

      To the extent any action under the junior subordinated debenture indenture is entitled to be taken by the holders of at least a specified percentage of junior subordinated debentures, holders of the corresponding trust preferred securities may take such action if such action is not taken by the property trustee of the related Cox Trust. Notwithstanding the foregoing, if a debenture event of default has occurred and is continuing and is attributable either to:

•	the failure of Cox to pay the principal of or premium, if any, on or interest on the junior subordinated debentures on the due date or

•	the failure by Cox to deliver the required securities or other rights upon an appropriate conversion or exchange right election,

a holder of the related trust preferred securities may institute a legal proceeding directly against Cox for enforcement of payment to such holder of the principal of or premium, if any, on or interest on such junior subordinated debentures having a principal amount equal to the liquidation amount of the trust preferred securities held by such holder or for enforcement of such conversion or exchange rights, as the case may be, which is referred to as a direct action. Cox may not amend the junior subordinated debenture indenture to remove the foregoing right to bring a direct action without the prior written consent of the holders of all of the trust preferred securities outstanding. If the right to bring a direct action is removed, the applicable Cox Trust may become subject to the reporting obligations under the Exchange Act. Notwithstanding any payments made to a holder of trust preferred securities by Cox in connection with a direct action, Cox shall remain obligated to pay the principal of and premium, if any, on and interest on the related junior subordinated debentures, and Cox shall be subrogated to the rights of the holder of such trust preferred securities with respect to payments on the trust preferred securities to the extent of any payments made by Cox to such holder in any direct action.

      The holders of the trust preferred securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the related junior subordinated debentures unless an event of default has occurred and is continuing under the applicable declaration of trust. See “Description of Trust Preferred Securities — Events of Default; Notice.”

Consolidation, Merger, Sale of Assets and Other Transactions

      Cox shall not consolidate with or merge into any other person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person, and no person shall consolidate with or merge into Cox or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to Cox, unless:

•	in case Cox consolidates with or merges into another person or conveys or transfers its properties and assets as an entirety or substantially as an entirety to any person, the successor person is organized under the laws of the United States or any State or the District of Columbia, and such successor person expressly assumes Cox’s obligations under the junior subordinated debentures and the preferred securities guarantee;

•	immediately after giving effect thereto, no debenture event of default, and no event which, after notice or lapse of time or both, would become a debenture event of default, shall have occurred and be continuing; and

•	certain other conditions as prescribed in the junior subordinated debenture indenture are met.

Satisfaction and Discharge

      The junior subordinated debenture indenture will cease to be of further effect, except as to Cox’s obligations to pay all other sums due pursuant to the junior subordinated debenture indenture and to provide the required officers’ certificates and opinions of counsel, and Cox will be deemed to have satisfied and discharged the junior subordinated debenture indenture, when, among other things, all junior subordinated debentures not previously delivered to the debenture trustee for cancellation

•	have become due and payable, or

•	will become due and payable at maturity or upon redemption within one year, or

•	if redeemable at the option of Cox, are to be called for redemption within one year under arrangements satisfactory to the debenture trustee for the giving of notice of redemption by the debenture trustee in the name, and at the expense, of Cox, and Cox deposits or causes to be deposited with the debenture trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures not previously delivered to the debenture trustee for cancellation, for the principal and premium, if any, and interest to the date of the deposit or to the stated maturity thereof, as the case may be.

Subordination

      The junior subordinated debentures will rank subordinate and junior in right of payment to all senior indebtedness to the extent provided in the junior subordinated debenture indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Cox, the holders of senior indebtedness will first be entitled to receive payment in full of such senior indebtedness before the holders of junior subordinated debentures will be entitled to receive or retain any payment in respect thereof.

      In the event of the acceleration of the maturity of junior subordinated debentures, the holders of all senior indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of such senior indebtedness before the holders of junior subordinated debentures will be entitled to receive or retain any payment in respect of the junior subordinated debentures.

      No payments on account of principal or premium, if any, or interest in respect of the junior subordinated debentures may be made if there shall have occurred and be continuing a default in any payment with respect to senior indebtedness, or an event of default with respect to any senior indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

      Indebtedness shall mean:

1.	every obligation of Cox for money borrowed;

2.	every obligation of Cox evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

3.	every reimbursement obligation of Cox with respect to letters of credit, banker’s acceptances or similar facilities issued for the account of Cox;

4.	every obligation of Cox issued or assumed as the deferred purchase price of property or services, excluding trade accounts payable or accrued liabilities arising in the ordinary course of business;

5.	every capital lease obligation of Cox which generally accepted accounting principles require to be classified and accounted for as a capital lease on Cox’s balance sheet;

6.	all indebtedness of Cox, whether incurred on or prior to the date of the date of the junior subordinated debenture indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements;

7.	letters of credit, performance bonds and similar obligations issued in favor of governmental or franchising authorities as a term of a cable television franchise or other governmental franchise, license, permit or authorization held by such entity or any of its subsidiaries;

8.	every obligation of the type referred to in paragraphs (1) through (7) of another person and all dividends of another person the payment of which, in either case, Cox has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise; and

9.	obligations of the type referred to in paragraphs (1) through (8) of another person secured by any lien on any property or asset of Cox, whether or not such obligation is assumed by Cox; and all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the foregoing obligations.

      Indebtedness ranking on a parity with the junior subordinated debentures shall mean

1.	Indebtedness, whether outstanding on the date of execution of the junior subordinated debenture indenture or thereafter created, assumed or incurred, to the extent such Indebtedness specifically by its terms ranks equally with and not prior to the junior subordinated debentures in the right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of Cox, and

2.	all other debt securities, and guarantees in respect of those debt securities, issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with Cox that is a financing vehicle of Cox, which is referred to as a financing entity, in connection with the issuance by such financing entity of equity securities or other securities guaranteed by Cox pursuant to an instrument that ranks equally with or junior in right of payment to the preferred securities guarantee.

The securing of any Indebtedness otherwise constituting indebtedness ranking on a parity with the junior subordinated debentures shall not prevent such Indebtedness from constituting indebtedness ranking on a parity with the junior subordinated debentures.

      Indebtedness ranking junior to the junior subordinated debentures shall mean any Indebtedness, whether outstanding on the date of execution of the junior subordinated debenture indenture or thereafter created, assumed or incurred, to the extent such Indebtedness by its terms ranks junior to and not equally with or prior to:

•	the junior subordinated debentures; and

•	any other Indebtedness ranking equally with the junior subordinated debentures in right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of Cox.

The securing of any Indebtedness otherwise constituting indebtedness ranking junior to the junior subordinated debentures shall not be deemed to prevent such Indebtedness from constituting Indebtedness ranking junior to the junior subordinated debentures.

      Senior indebtedness shall mean all Indebtedness, whether outstanding on the date of execution of the junior subordinated debenture indenture or thereafter created, assumed or incurred, except indebtedness ranking on a parity with the junior subordinated debentures or indebtedness ranking junior to the junior subordinated debentures.

Governing Law

      The junior subordinated debenture indenture and the junior subordinated debentures will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Debenture Trustee

      The debenture trustee shall be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the foregoing, the debenture trustee will not be under any obligation to exercise any of the powers vested in it by the junior subordinated debenture indenture at the request of any holder of junior subordinated debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The debenture trustee will not be required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

DESCRIPTION OF TRUST PREFERRED SECURITIES

      The trust preferred securities will be issued by a Cox Trust under the declaration of trust of such Cox Trust and will represent beneficial interests in the assets of such Cox Trust. The holders of such beneficial interests will be entitled to a preference over the trust common securities of such Cox Trust with respect to the payment of distributions and amounts payable on redemption of the trust preferred securities or the liquidation of such Cox Trust under the circumstances described under “— Subordination of Trust Common Securities.” The declaration of trust has been qualified under the Trust Indenture Act and is subject to, and governed by, the Trust Indenture Act. This summary of certain terms and provisions of the trust preferred securities and the declaration of trust does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of such trust preferred securities and such declaration of trust, including the definitions therein of certain terms, and those made a part of such declaration of trust by the Trust Indenture Act.

      Reference is made to the applicable prospectus supplement for a description of the specific terms of the trust preferred securities offered thereby, including:

•	the particular Cox Trust issuing such trust preferred securities;

•	the specific designation, number and purchase price of such trust preferred securities;

•	the annual distribution rate or method of calculation of the distribution rate for such trust preferred securities and, if applicable, the dates from which and upon which such distributions shall accumulate and be payable and the record dates therefor, and the maximum extension period for which such distributions may be deferred;

•	the liquidation amount per trust preferred security which shall be paid out of the assets of such Cox Trust to the holders thereof upon voluntary or involuntary dissolution, winding-up and liquidation of such Cox Trust;

•	the obligation or right, if any, of such Cox Trust to purchase or redeem its trust preferred securities and the price or prices at which, the date or dates on which or period or periods within which and the terms and conditions upon which, such trust preferred securities shall or may be purchased or redeemed, in whole or in part, pursuant to such obligation or right;

•	the terms and conditions, if any, upon which such trust preferred securities may be converted or exchanged, in addition to the circumstances described herein, into other securities or rights, or a combination of the foregoing, including the name of the issuer of such securities or rights, the initial conversion or exchange price or rate per trust preferred security and the date or dates on which or period or periods within which such conversion or exchange may be effected;

•	if applicable, any securities exchange upon which such trust preferred securities shall be listed;

•	whether such trust preferred securities are issuable in book-entry form only and, if so, the identity of the depositary and disclosure relating to the depositary arrangements; and

•	any other rights, preferences, privileges, limitations or restrictions of such trust preferred securities consistent with the declaration of trust or with law which may differ from those described in this prospectus.

Certain material United States federal income tax considerations applicable to any offering of trust preferred securities will also be described in the applicable prospectus supplement.

General

      The trust preferred securities of a Cox Trust will rank equally, and payments will be made thereon pro rata, with the trust common securities of that Cox Trust except as described under “— Subordination of Trust Common Securities.” The proceeds from the sale of trust preferred securities and trust common securities by a Cox Trust will be used by such Cox Trust to purchase an aggregate principal amount of junior subordinated debentures of Cox equal to the aggregate liquidation amount of such trust preferred securities and trust common securities. Legal title to such junior subordinated debentures will be held by the property trustee of the Cox Trust for the benefit of the holders of the related trust securities. In addition, Cox will execute a preferred securities guarantee for the benefit of the holders of the related trust preferred securities. The preferred securities guarantee will not guarantee payment of distributions or amounts payable on redemption of the trust preferred securities or liquidation of a Cox Trust when such Cox Trust does not have funds legally available for the payment thereof. See “Description of Preferred Securities Guarantees.”

      The revenue of a Cox Trust available for distribution to holders of its trust preferred securities will be limited to payments received under the related junior subordinated debentures which such Cox Trust purchased with the proceeds from the sale of its trust securities. If Cox fails to make a required payment in respect of such junior subordinated debentures, the applicable Cox Trust will not have sufficient funds to make the related payments, including distributions, in respect of its trust preferred securities. Each of the Cox Trusts is a separate legal entity and the assets of one are not available to satisfy the obligations of any other.

Deferral of Distributions

      So long as no debenture event of default has occurred and is continuing, Cox will have the right to defer the payment of interest on the junior subordinated debentures at any time or from time to time for up to the maximum extension period specified in the applicable prospectus supplement, provided that an extension period must end on an interest payment date and may not extend beyond the stated maturity of such junior subordinated debentures. If Cox elects to exercise such right, distributions on the related trust preferred securities will be deferred during any such extension period. Distributions to which holders of the trust preferred securities are entitled during any extension period will continue to accumulate additional distributions thereon. Cox has no current intention to exercise its right to defer payments of interest on the junior subordinated debentures Cox may issue and, accordingly, distributions on the related trust preferred securities.

Redemption

      Upon the repayment at the stated maturity or redemption, in whole or in part, prior to the stated maturity of the junior subordinated debentures, the proceeds from such repayment or redemption shall be applied by the property trustee to redeem an aggregate liquidation amount of the related trust securities equal to the aggregate principal amount of such junior subordinated debentures so repaid or redeemed, upon not less than 30 nor more than 60 days prior written notice, at a redemption price equal to such aggregate liquidation amount plus accumulated distributions to the redemption date. Any redemption of trust securities shall be made and the applicable redemption price shall be payable on the redemption date only to the extent that the applicable Cox Trust has funds legally available for the payment thereof. See “— Subordination of Trust Common Securities.”

      If less than all of the junior subordinated debentures are to be redeemed prior to the stated maturity thereof, then the proceeds of such redemption shall be used to redeem the related trust securities on a pro rata basis among the trust preferred securities and the trust common securities of the applicable Cox Trust except as described under “— Subordination of Trust Common Securities.” If less than all of the trust preferred securities held in book-entry form, if any, are to be redeemed, such trust preferred securities will be redeemed in accordance with the procedures of The Depository Trust Company. See “— Global Trust Preferred Securities.”

Redemption Procedures

      If a Cox Trust gives a notice of redemption in respect of its trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are legally available,

•	with respect to trust preferred securities held by The Depository Trust Company or its nominee, the property trustee will deposit, or cause the paying agent to deposit, irrevocably with The Depository Trust Company funds sufficient to pay the applicable redemption price, and

•	with respect to trust preferred securities held in certificated form, the property trustee will irrevocably deposit with the paying agent funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the applicable redemption price to the holders thereof upon surrender of their certificates evidencing the trust preferred securities.

      If notice of redemption shall have been given and funds irrevocably deposited as required, then, upon the date of such deposit, all rights of the holders of the trust preferred securities called for redemption will cease, except the right of such holders to receive the applicable redemption price, but without interest thereon, and such trust preferred securities will cease to be outstanding. In the event that any redemption date is not a business day, then the applicable redemption price payable on that date will be paid on the next succeeding day that is a business day, without any interest or other payment in respect of any such delay, with the same force and effect as if made on that date. In the event that payment of the applicable redemption price is improperly withheld or refused and not paid either by the applicable Cox Trust or by

Cox pursuant to the preferred securities guarantee as described under “Description of Preferred Securities Guarantees,”

•	distributions on the related trust preferred securities will continue to accumulate from the redemption date originally established by such Cox Trust to the date such applicable redemption price is actually paid, and

•	the actual payment date will be the redemption date for purposes of calculating the applicable redemption price.

      Subject to applicable law, including, without limitation, United States federal securities law, Cox or its subsidiaries may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

Liquidation of a Cox Trust and Distribution of Junior Subordinated Debentures

      Cox will have the right at any time to dissolve a Cox Trust and cause the related junior subordinated debentures to be distributed to the holders of the trust securities of such Cox Trust in liquidation of such Cox Trust after satisfaction, or reasonable provision for satisfaction, of liabilities to creditors of such Cox Trust as required by applicable law. Such right is subject to Cox having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of the trust preferred securities of such Cox Trust.

      The applicable Cox Trust shall automatically dissolve upon the first to occur of:

1. certain events of bankruptcy, dissolution or liquidation of Cox;

2.	the distribution of the related junior subordinated debentures to the holders of the trust securities of such Cox Trust, if Cox, as sponsor, has given written direction to the property trustee to dissolve such Cox Trust, which direction is optional and, except as described above, wholly within the discretion of Cox, as sponsor;

3. the redemption of all of the trust securities of such Cox Trust;

4. expiration of the term of such Cox Trust; and

5.	the entry of an order for the dissolution of such Cox Trust by a court of competent jurisdiction.

      If a dissolution occurs as described in paragraph (1), (2), (4) or (5) above, the applicable Cox Trust shall be liquidated by the issuer trustees as expeditiously as the issuer trustees determine to be possible by distributing, after satisfaction, or reasonable provision for satisfaction, of liabilities to creditors of such Cox Trust as provided by applicable law, to the holders of the trust securities and the related junior subordinated debentures, unless such distribution is determined by the property trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of such Cox Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of such Cox Trust as provided by applicable law, an amount equal to the aggregate of the liquidation amount per trust security specified in the applicable prospectus supplement plus accumulated distributions thereon to the date of payment. If the liquidation distribution can be paid only in part because the applicable Cox Trust has insufficient assets legally available to pay in full the aggregate liquidation distribution, then the amounts payable directly by such Cox Trust on its trust securities shall be paid on a pro rata basis, except that if a debenture event of default has occurred and is continuing, the trust preferred securities of such Cox Trust shall have a priority over the trust common securities of such Cox Trust in respect of such amounts. See “— Subordination of Trust Common Securities.”

      After a date is fixed for any distribution of junior subordinated debentures to holders of the related trust securities:

•	such trust securities will no longer be deemed to be outstanding;

•	each registered global certificate, if any, representing such trust securities will be exchanged for a registered global certificate representing the junior subordinated debentures to be delivered upon such distribution; and

•	any trust securities in certificated form will be deemed to represent junior subordinated debentures having a principal amount equal to the liquidation amount of such trust securities, and bearing accrued interest in an amount equal to the accumulated distributions on such trust securities until such certificates are presented to the administrative trustees or their agent for cancellation, whereupon Cox will issue to such holder, and the debenture trustee will authenticate, junior subordinated debentures in certificated form.

      There can be no assurance as to the market prices for the trust preferred securities or the junior subordinated debentures that may be distributed in exchange for such trust preferred securities if a dissolution and liquidation of the applicable Cox Trust were to occur. Accordingly, the trust preferred securities that an investor may purchase, or the junior subordinated debentures that the investor may receive on dissolution and liquidation of the applicable Cox Trust, may trade at a discount to the price that the investor paid to purchase such trust preferred securities.

Subordination of Trust Common Securities

      Payment of distributions on, and the applicable redemption price of, trust securities shall be made pro rata among the trust preferred securities and the trust common securities of the applicable Cox Trust based on their respective liquidation amounts; provided, however, that if on any distribution date or redemption date a debenture event of default has occurred and is continuing, no payment of any distribution on, or applicable redemption price of, any of the trust common securities of the applicable Cox Trust, and no other payment on account of the redemption, liquidation or other acquisition of such trust common securities, shall be made unless payment in full in cash of all accumulated distributions on all of the outstanding trust preferred securities of such Cox Trust for all distribution periods terminating on or prior thereto, or in the case of payment of the applicable redemption price, the full amount of such redemption price, shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or applicable redemption price of, such trust preferred securities then due and payable.

      Upon the occurrence and continuance of an event of default under the declaration of trust, Cox, as the trust common securities holder of the applicable Cox Trust, will be deemed to have waived any right to act with respect to such event of default until the effect of such event of default shall have been cured, waived or otherwise eliminated. Until any such event of default has been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of the trust preferred securities of such Cox Trust and not on behalf of Cox as the trust common securities holder, and only the holders of such trust preferred securities will have the right to direct the property trustee to act on their behalf.

Events of Default; Notice

      The occurrence of an event of default under the junior subordinated debenture indenture will constitute an event of default under the declaration of trust. Within ten business days after the occurrence of an event of default under the declaration of trust actually known to the property trustee, the property trustee shall transmit notice of such event of default to the holders of the trust preferred securities of the applicable Cox Trust, the administrative trustees and Cox, as sponsor, unless such event of default shall have been cured or waived.

      For a discussion of the limited circumstances in which holders of trust preferred securities may bring a direct action against Cox, see “Description of Junior Subordinated Debentures — Enforcement of Certain Rights by Holders of Trust Preferred Securities.”

Removal of Trustees

      Unless a debenture event of default has occurred and is continuing, any issuer trustee may be removed at any time by Cox as the trust common securities holder of the applicable Cox Trust. If a debenture event of default has occurred and is continuing, the property trustee and the Delaware trustee may be removed at such time only by the holders of a majority in liquidation amount of the outstanding trust preferred securities of the applicable Cox Trust. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in Cox as the trust common securities holder. No resignation or removal of an issuer trustee, and no appointment of a successor trustee, shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable declaration of trust.

Merger or Consolidation of Trustees

      Any person into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such issuer trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such issuer trustee, shall be the successor of such issuer trustee under the declaration of trust, provided such person shall be otherwise qualified and eligible.

Mergers, Conversions, Consolidations, Amalgamations or Replacements of a Cox Trust

      The applicable Cox Trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other person, except as described below or as otherwise described under “— Liquidation a Cox Trust and Distribution of Junior Subordinated Debentures.” A Cox Trust may, at the request of Cox, as sponsor, with the consent of the administrative trustees but without the consent of the holders of its trust preferred securities, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided that:

•	such successor entity either

•	expressly assumes all of the obligations of such Cox Trust with respect to the trust securities of such Cox Trust, or

•	substitutes for the trust securities of such Cox Trust other securities having substantially the same terms as such trust securities so long as the successor securities rank the same as such trust securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	Cox expressly appoints a trustee of such successor entity possessing the same powers and duties as the property trustee with respect to the related junior subordinated debentures;

•	the successor securities are listed, or any successor securities will be listed upon notification of issuance, on each national securities exchange or other organization on which the trust securities of such Cox Trust are then listed, if any;

•	such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust securities, including any successor securities, of such Cox Trust or the related junior subordinated debentures to be downgraded or placed under surveillance or review by any nationally recognized statistical rating organization;

•	such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, of such Cox Trust in any material respect, other than any dilution of such holders’ interests in the new entity;

•	such successor entity has a purpose substantially identical to that of such Cox Trust;

•	prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, Cox has received an opinion from independent counsel to such Cox Trust experienced in such matters to the effect that

•	such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, of such Cox Trust in any material respect, other than any dilution of such holders’ interests in the new entity, and

•	following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither such Cox Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended; and

•	Cox or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the preferred securities guarantee and the common securities guarantee for the benefit of the owner of the common securities of such Cox Trust.

Notwithstanding the foregoing, such Cox Trust shall not, except with the consent of each holder of its trust securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause such Cox Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of a Declaration of Trust

      Except as provided below and under “— Mergers, Conversions, Consolidations, Amalgamations or Replacements of a Cox Trust” and “Description of Preferred Securities Guarantees — Amendments and Assignment” and as otherwise required by law and the applicable declaration of trust, the holders of trust preferred securities will have no voting rights.

      The declaration of trust may be amended from time to time by Cox, the property trustee and the administrative trustees, without the consent of the holders of the trust securities of the applicable Cox Trust,

•	to cure any ambiguity, correct or supplement any provisions in such declaration of trust that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such declaration of trust, which shall not be inconsistent with the other provisions of such declaration of trust, or

•	to modify, eliminate or add to any provisions of such declaration of trust to such extent as shall be necessary to ensure that such Cox Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any of its trust securities are outstanding or to ensure that such Cox Trust will not be required to register as an investment company under the Investment Company Act;

provided, however, that in each case, such action shall not adversely affect in any material respect the interests of the holders of such trust securities.

      A declaration of trust may be amended by the issuer trustees and Cox

•	with the consent of holders of a majority in liquidation amount of the outstanding trust securities of the applicable Cox Trust, and

•	upon receipt by the issuer trustees of an opinion of counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the issuer trustees in accordance with such amendment will not affect such Cox Trust’s status as a grantor trust for United States federal income tax purposes or such Cox Trust’s exemption from status as an investment company under the Investment Company Act;

provided, however, that, without the consent of each holder of such trust securities, such declaration of trust may not be amended to:

•	change the distribution rate or manner of calculation of the distribution rate, amount, timing or currency or otherwise adversely affect the method of any required payment;

•	change the purpose of the applicable Cox Trust;

•	authorize the issuance of any additional beneficial interests in such Cox Trust;

•	change the conversion, exchange or redemption provisions;

•	change the conditions precedent for Cox to elect to dissolve such Cox Trust and distribute the related junior subordinated debentures to the holders of such trust securities;

•	change the liquidation distribution or other provisions relating to the distribution of amounts payable upon the dissolution and liquidation of such Cox Trust;

•	affect the limited liability of any holder of such trust securities; or

•	restrict the right of a holder of such trust securities to institute suit for the enforcement of any required payment on or after the due date therefor or for the conversion or exchange of such trust securities in accordance with their terms.

      So long as any junior subordinated debentures are held by the property trustee, the issuer trustees shall not:

•	direct the time, method and place of conducting any proceeding for any remedy available to such trustee, or execute any trust or power conferred on the trustee, with respect to the junior subordinated debentures;

•	waive certain past defaults under the junior subordinated debenture indenture;

•	exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of such junior subordinated debentures; or

•	consent to any amendment, modification or termination of the junior subordinated debenture indenture or such junior subordinated debentures where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in liquidation amount of all outstanding trust preferred securities of the applicable Cox Trust;

provided, however, that where a consent under the junior subordinated debenture indenture would require the consent of each holder affected thereby, no such consent shall be given by the property trustee without the prior approval of each holder of the related trust preferred securities. The issuer trustees shall not revoke any action previously authorized or approved by a vote of the holders of trust preferred securities except by subsequent vote of such holders. The property trustee shall notify each holder of trust preferred securities of any notice of default with respect to the related junior subordinated debentures. In addition to obtaining approvals of holders of trust preferred securities referred to above, prior to taking any of the foregoing actions, the issuer trustees shall obtain an opinion of counsel experienced in such matters to the effect that the applicable Cox Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

      Any required approval of holders of trust preferred securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The administrative trustees will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote to be given to each holder of record of trust preferred securities in the manner set forth in the applicable declaration of trust.

      Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances referred to above, any trust preferred securities that are owned by Cox or any affiliate of Cox shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Global Trust Preferred Securities

      If specified in the applicable prospectus supplement, trust preferred securities may be represented by one or more global certificates deposited with, or on behalf of, The Depository Trust Company, or other depositary identified in such prospectus supplement, or a nominee thereof, in each case for credit to an account of a participant in The Depository Trust Company or other depositary. The identity of the depositary and the specific terms of the depositary arrangements with respect to the trust preferred securities to be represented by one or more global certificates will be described in the applicable prospectus supplement. However, unless otherwise specified in the applicable prospectus supplement, The Depository Trust Company will be the depositary and the depositary arrangements described with respect to the debt securities will apply to such trust preferred securities as well, except all references to Cox shall include the Cox Trusts and all references to the applicable indenture will refer to the applicable declaration of trust. See “Description of Debt Securities — Global Securities.”

Payment and Paying Agent

      Payments in respect of any global certificate representing trust preferred securities shall be made to Cede & Co. as nominee of The Depository Trust Company, or other applicable depositary or its nominee, which shall credit the relevant accounts at The Depository Trust Company or such other depositary on the applicable payment dates, while payments in respect of trust preferred securities in certificated form shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent shall initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and Cox. The paying agent shall be permitted to resign as paying agent upon 30 days prior written notice to the property trustee, the administrative trustees and Cox. In the event that the property trustee shall no longer be the paying agent, the administrative trustees shall appoint a successor, which shall be a bank or trust company acceptable to the administrative trustees and Cox, to act as paying agent.

Registrar and Transfer Agent

      The property trustee will act as registrar and transfer agent for the trust preferred securities.

      Registration of transfers of trust preferred securities will be effected without charge by or on behalf of the applicable Cox Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. A Cox Trust will not be required to register or cause to be registered the transfer of its trust preferred securities after they have been converted, exchanged, redeemed or called for redemption.

Information Concerning the Property Trustee

      The property trustee, other than during the occurrence and continuance of an event of default under the applicable declaration of trust, will undertake to perform only such duties as are specifically set forth in such declaration of trust and, during the continuance of such event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to the foregoing, the property trustee will not be under any obligation to exercise any of the powers vested in it by such declaration of trust at the request of any holder of the related trust securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no such event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in such declaration of trust or is unsure of the application of any provision of such declaration of trust, and the matter is not one on which holders of trust preferred securities or trust common securities are entitled under such declaration of trust to vote, then the property trustee shall take such action as is directed by Cox and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the related trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

      The administrative trustees are authorized and directed to conduct the affairs of and to operate the applicable Cox Trust in such a way that:

•	such Cox Trust will not be deemed to be an investment company required to be registered under the Investment Company Act;

•	such Cox Trust will be classified as a grantor trust for United States federal income tax purposes; and

•	the related junior subordinated debentures will be treated as indebtedness of Cox for United States federal income tax purposes.

      Cox and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the applicable Cox Trust or the applicable declaration of trust, that the administrative trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related trust securities.

      Holders of trust preferred securities will not have any preemptive or similar rights.

      A Cox Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

DESCRIPTION OF PREFERRED SECURITIES GUARANTEES

      A preferred securities guarantee will be executed and delivered by Cox concurrently with the issuance by a Cox Trust of its trust preferred securities for the benefit of the holders from time to time of such trust preferred securities and will be held for such holders by The Bank of New York, as preferred securities guarantee trustee. Each preferred securities guarantee has been qualified as an indenture under the Trust Indenture Act and is subject to, and governed by, the Trust Indenture Act. This summary of certain terms and provisions of a preferred securities guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of such preferred securities guarantee, including the definitions therein of certain terms, and those made a part of such preferred securities guarantee by the Trust Indenture Act.

General

      Cox will irrevocably agree to pay in full, to the extent set forth herein, the guarantee payments to the holders of the related trust preferred securities, as and when due, regardless of any defense, right of set-off or counterclaim that the applicable Cox Trust may have or assert other than the defense of payment. The following payments, which are referred to as guarantee payments, with respect to trust preferred securities, to the extent not paid by or on behalf of the applicable Cox Trust, will be subject to the preferred securities guarantee:

•	any accumulated distributions required to be paid on such trust preferred securities, to the extent that such Cox Trust has funds legally available therefor at such time;

•	the applicable redemption price with respect to such trust preferred securities called for redemption, to the extent that such Cox Trust has funds legally available therefor at such time; or

•	upon a voluntary or involuntary dissolution and liquidation of such Cox Trust, other than in connection with the distribution of the related junior subordinated debentures to holders of such trust preferred securities or the redemption, conversion or exchange of the trust preferred securities, the lesser of

•	the amounts due upon the dissolution and liquidation of such Cox Trust, to the extent that such Cox Trust has funds legally available therefor at the time, and

•	the amount of assets of such Cox Trust remaining available for distribution to holders of its trust preferred securities after satisfaction of liabilities to creditors of such Cox Trust as required by applicable law.

      Cox’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Cox to the holders of the trust preferred securities entitled thereto or by causing the applicable Cox Trust to pay such amounts to such holders.

      Cox will, through the preferred securities guarantee, the declaration of trust, the related junior subordinated debentures and junior subordinated debenture indenture, taken together, fully, irrevocably and unconditionally guarantee all of the applicable Cox Trust’s obligations under its trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of a Cox Trust’s obligations under its trust preferred securities.

Ranking

      Unless otherwise specified in the applicable prospectus supplement, each preferred securities guarantee will constitute an unsecured obligation of Cox and will rank

•	subordinate and junior in right of payment to all other liabilities of Cox, including all senior debt securities, any subordinated debt securities and the junior subordinated debentures, except those made ratable or subordinate by their terms, and

•	senior to all capital stock now or hereafter issued by Cox and to any guarantee now or hereafter entered into by Cox in respect of any of its capital stock.

      The declaration of trust will provide that each holder of trust preferred securities by acceptance thereof agrees to the subordination provisions and other terms of the related preferred securities guarantee. The preferred securities guarantee will rank subordinate to, or equally with, all other guarantees to be issued by Cox with respect to securities of other trusts or other entities to be established by Cox that are similar to a Cox Trust.

      The preferred securities guarantees will not limit the amount of secured or unsecured debt, including senior indebtedness as defined in the junior subordinated debenture indenture, that may be incurred by Cox or any of its subsidiaries.

Preferred Securities Guarantee of Payment

      Each preferred securities guarantee will constitute a guarantee of payment and not of collection. In other words, the guaranteed party may institute a legal proceeding directly against Cox to enforce its rights under such preferred securities guarantee without first instituting a legal proceeding against any other person or entity. A preferred securities guarantee will not be discharged except by payment of the related preferred securities guarantee payments in full to the extent not paid by the applicable Cox Trust or upon distribution of its trust preferred securities to the holders of the related junior subordinated debentures.

Amendments and Assignment

      Except with respect to any changes that do not materially adversely affect the rights of holders of the related trust preferred securities, in which case no approval will be required, the applicable preferred securities guarantee may not be amended without the prior approval of the holders of a majority of the liquidation amount of such outstanding trust preferred securities. The manner of obtaining any such approval will be as set forth under “Description of Trust Preferred Securities — Voting Rights; Amendment of a Declaration of Trust.” All guarantees and agreements contained in a preferred securities guarantee shall bind the successors, assigns, receivers, trustees and representatives of Cox and shall inure to the benefit of the holders of the related trust preferred securities then outstanding.

Events of Default

      An event of default under a preferred securities guarantee will occur upon the failure of Cox to perform any of its payment or other obligations thereunder, provided that, except with respect to a default in respect of any preferred securities guarantee payment, Cox shall have received notice of such default and shall not have cured such default within 60 days of such receipt. The holders of a majority in liquidation amount of the related trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the preferred securities guarantee trustee in respect of the applicable preferred securities guarantee or to direct the exercise of any trust or power conferred upon the preferred securities guarantee trustee under such preferred securities guarantee.

      If the preferred securities guarantee trustee fails to enforce a preferred securities guarantee, any holder of the related trust preferred securities may institute a legal proceeding directly against Cox to enforce its rights under such preferred securities guarantee without first instituting a legal proceeding against the applicable Cox Trust, the preferred securities guarantee trustee or any other person or entity.

Termination

      A preferred securities guarantee will terminate and be of no further force and effect upon:

•	full payment of the applicable redemption price of the related trust preferred securities;

•	full payment of all amounts due upon the dissolution and liquidation of the applicable Cox Trust; or

•	the conversion or exchange of all of the related trust preferred securities, whether upon distribution of junior subordinated debentures to the holders of such trust preferred securities or otherwise.

A preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related trust preferred securities must restore payment of any sums paid under such trust preferred securities or such preferred securities guarantee.

Governing Law

      Each preferred securities guarantee will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Preferred Securities Guarantee Trustee

      The preferred securities guarantee trustee, other than during the occurrence and continuance of a default by Cox in performance of a preferred securities guarantee, will undertake to perform only such duties as are specifically set forth in the preferred securities guarantee and, during the continuance of such default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to the foregoing, the preferred securities guarantee trustee will not be under any obligation to exercise any of the powers vested in it by a preferred securities guarantee at the request of any holder of the related trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Limited Purpose of Cox Trust

      The trust preferred securities will represent preferred beneficial interests in the applicable Cox Trust, and each Cox Trust exists for the sole purpose of issuing and selling its trust securities, using the proceeds from the sale of its trust securities to acquire the related junior subordinated debentures of Cox and engaging in only those other activities necessary, advisable or incidental thereto.

Rights Upon Dissolution

      Unless the junior subordinated debentures are distributed to holders of the related trust securities, upon any voluntary or involuntary dissolution and liquidation of the applicable Cox Trust, after satisfaction of the liabilities of creditors of such Cox Trust as required by applicable law, the holders of such trust securities will be entitled to receive, out of assets held by such Cox Trust, the liquidation distribution in cash. See “Description of Trust Preferred Securities — Liquidation of a Cox Trust and Distribution of Junior Subordinated Debentures.” Upon any voluntary or involuntary liquidation or bankruptcy of Cox, the property trustee, as holder of the junior subordinated debentures, would be a creditor of Cox, subordinated in right of payment to all senior indebtedness as set forth in the junior subordinated debenture indenture, but entitled to receive payment in full of principal and premium, if any, and interest in respect of such junior subordinated debentures, before any stockholders of Cox receive payments or distributions.

RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES,

THE CORRESPONDING JUNIOR SUBORDINATED DEBENTURES
AND THE PREFERRED SECURITIES GUARANTEES

      Full and Unconditional Guarantee. Cox will irrevocably guarantee payments of distributions and other amounts due on the trust preferred securities to the extent the applicable Cox Trust has funds available for the payment of the distributions as and to the extent set forth under “Description of Preferred Securities Guarantees.” Taken together, Cox’s obligations under the junior subordinated debentures, the securities resolution, the junior subordinated debenture indenture, the declaration of trust and the preferred securities guarantee agreement provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the full guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the applicable Cox Trust’s obligations under the trust preferred securities.

      If and to the extent that Cox does not make payments on the junior subordinated debentures, the applicable Cox Trust will not pay distributions or other amounts due on its trust preferred securities. A preferred securities guarantee does not cover payment of distributions when such Cox Trust does not have sufficient funds to pay the distributions. In that event, the remedy for a holder of trust preferred securities is to institute a legal proceeding directly against Cox for enforcement of payment of the distributions to such holder.

      Sufficiency of Payments. As long as all payments are made when due on the junior subordinated debentures, those payments will be sufficient to cover distributions and other payments due on the trust preferred securities. This is primarily because:

•	the aggregate principal amount of the junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the trust preferred securities and trust common securities;

•	the interest rate and interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the trust preferred securities;

•	Cox, as borrower, has promised to pay any and all costs, expenses and liabilities of the applicable Cox Trust except such Cox Trust’s obligations under its trust preferred securities; and

•	the declaration of trust provides that the applicable Cox Trust will not engage in any activity that is not consistent with the limited purposes of such Cox Trust.

      Cox has the right to set-off any payment Cox is otherwise required to make under the junior subordinated debenture indenture if and to the extent Cox has already made, or is concurrently making, a payment under the applicable preferred securities guarantee agreement.

      Enforcement Rights of Holders of Trust Preferred Securities. A holder of a trust preferred security may institute a legal proceeding directly against Cox to enforce its rights under the applicable preferred securities guarantee agreement without first instituting a legal proceeding against the preferred securities guarantee trustee, the applicable Cox Trust or anyone else.

      Cox’s default or event of default under any other senior or subordinated indebtedness would not necessarily constitute a trust event of default. However, in the event of payment defaults under, or acceleration of, Cox’s senior or subordinated indebtedness, the subordination provisions of the applicable securities resolution will provide that no payments may be made in respect of the junior subordinated debentures until the senior or subordinated indebtedness has been paid in full or any payment default thereunder has been cured or waived. Cox’s failure to make required payments on any junior subordinated debentures would constitute a trust event of default.

      Limited Purpose of a Cox Trust. The applicable Cox Trust’s trust preferred securities evidence undivided beneficial ownership interests in the assets of the applicable Cox Trust, and each Cox Trust exists for the sole purposes of issuing its trust preferred securities and trust common securities, investing the proceeds in junior subordinated debentures and engaging in only those other activities necessary, convenient or incidental to those purposes. A principal difference between the rights of a holder of a trust preferred security and a holder of a corresponding junior subordinated debenture is that a holder of a junior subordinated debenture is entitled to receive from Cox the principal amount of and interest accrued on the corresponding junior subordinated debentures, while a holder of trust preferred securities is entitled to receive distributions from the applicable Cox Trust, or from Cox under the preferred securities guarantee agreement, if and to the extent the applicable Cox Trust has funds available for the payment of the distributions.

      Rights Upon Dissolution. Upon any voluntary or involuntary dissolution of a Cox Trust involving the liquidation of the junior subordinated debentures, the holders of the trust preferred securities will be entitled to receive the liquidation distribution in cash, out of assets of such Cox Trust and after satisfaction of creditors of such Cox Trust as provided by applicable law. If Cox becomes subject to any voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the junior subordinated debentures, would be one of Cox’s junior subordinated creditors. The property trustee would be subordinated in right of payment to all of Cox’s senior indebtedness and subordinated indebtedness, but it would be entitled to receive payment in full of principal and interest before Cox’s stockholders receive payments or distributions. Cox is the guarantor under the preferred securities guarantee agreements and pursuant to the junior subordinated debenture indenture, as borrower, has agreed to pay all costs, expenses and liabilities of the applicable Cox Trust other than the applicable Cox Trust’s obligations to the holders of the trust preferred securities. Accordingly, in the event of Cox’s liquidation or bankruptcy the positions of a holder of trust preferred securities and of a holder of junior subordinated debentures are expected to be substantially the same relative to Cox’s other creditors and to Cox’s stockholders.

DESCRIPTION OF CAPITAL SECURITIES

      The capital securities will be issued by a Cox Trust under a declaration of trust and will represent beneficial interests in such Cox Trust. The holders of such beneficial interests will be entitled to a preference over the trust common securities of such Cox Trust with respect to the payment of distributions and amounts payable on redemption of the capital securities or the liquidation of such Cox Trust under the circumstances described under “— Subordination of Trust Common Securities.” The declaration of trust has been qualified under the Trust Indenture Act and is subject to, and governed by, the Trust Indenture Act. This summary of certain terms and provisions of the capital securities and the declaration of trust does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of such capital securities and such declaration of trust, including the definitions therein of certain terms, and those made a part of such declaration of trust by the Trust Indenture Act.

      Reference is made to the applicable prospectus supplement for a description of the specific terms of the capital securities offered thereby, including:

•	the particular Cox Trust issuing such capital securities;

•	the specific designation, number and purchase price of such capital securities;

•	the annual distribution rate or method of calculation of the distribution rate for such capital securities and, if applicable, the dates from which and upon which such distributions shall accumulate and be payable and the record dates therefor, and the maximum extension period for which such distributions may be deferred;

•	the liquidation amount per capital security which shall be paid out of the assets of such Cox Trust to the holders thereof upon voluntary or involuntary dissolution, winding-up and liquidation of such Cox Trust;

•	the obligation or right, if any, of such Cox Trust to purchase or redeem its capital securities and the price or prices at which, the date or dates on which or period or periods within which and the terms and conditions upon which, such capital securities shall or may be purchased or redeemed, in whole or in part, pursuant to such obligation or right;

•	the terms and conditions, if any, upon which such capital securities may be converted or exchanged, in addition to the circumstances described herein, into other securities or rights, or a combination of the foregoing, including the name of the issuer of such securities or rights, the initial conversion or exchange price or rate per capital security and the date or dates on which or period or periods within which such conversion or exchange may be effected;

•	if applicable, any securities exchange upon which such capital securities shall be listed;

•	whether such capital securities are issuable in book-entry form only and, if so, the identity of the depositary and disclosure relating to the depositary arrangements; and

•	any other rights, preferences, privileges, limitations or restrictions of such capital securities consistent with the declaration of trust or with law which may differ from those described in this prospectus.

Certain material United States federal income tax considerations applicable to any offering of capital securities will also be described in the applicable prospectus supplement.

General

      The capital securities of a Cox Trust will rank equally, and payments will be made thereon pro rata, with the trust common securities of that Cox Trust except as described under “— Subordination of Trust Common Securities.” The proceeds from the sale of capital securities and trust common securities by a Cox Trust will be used by such Cox Trust to purchase an aggregate principal amount of senior debt securities of Cox equal to the aggregate liquidation amount of such capital securities and trust common securities. Legal title to such senior debt securities will be held by the property trustee of the Cox Trust for the benefit of the holders of the related trust securities. In addition, Cox will execute a capital securities guarantee for the benefit of the holders of the related capital securities. The capital securities guarantee will not guarantee payment of distributions or amounts payable on redemption of the capital securities or liquidation of a Cox Trust when such Cox Trust does not have funds legally available for the payment thereof. See “Description of Capital Securities Guarantees.”

      The revenue of a Cox Trust available for distribution to holders of its capital securities will be limited to payments received under the related senior debt securities which such Cox Trust purchased with the proceeds from the sale of its trust securities. If Cox fails to make a required payment in respect of such senior debt securities, the applicable Cox Trust will not have sufficient funds to make the related payments, including distributions, in respect of its capital securities. Each of the Cox Trusts is a separate legal entity and the assets of one are not available to satisfy the obligations of any other.

Deferral of Distributions

      If so specified in the related prospectus supplement, so long as no event of default with respect to the senior debt securities has occurred and is continuing, Cox will have the right to defer the payment of interest on the senior debt securities, at any time or from time to time, for up to the maximum extension period specified in such prospectus supplement, provided that an extension period must end on an interest payment date and may not extend beyond the stated maturity of such senior debt securities. If Cox elects to exercise such right, distributions on the related capital securities will be deferred during any such extension period. Distributions to which holders of the capital securities are entitled during any extension period will continue to accumulate additional distributions thereon.

Redemption

      Upon the repayment at the stated maturity or redemption, in whole or in part, prior to the stated maturity of the senior debt securities, the proceeds from such repayment or redemption shall be applied by the property trustee to redeem an aggregate liquidation amount of the related securities equal to the aggregate principal amount of such senior debt securities so repaid or redeemed, upon not less than 30 nor more than 60 days prior written notice, at a redemption price equal to such aggregate liquidation amount plus accumulated distributions to the redemption date. Any redemption of trust securities shall be made and the applicable redemption price shall be payable on the redemption date only to the extent that the applicable Cox Trust has funds legally available for the payment thereof. See “— Subordination of Trust Common Securities.”

      If less than all of the senior debt securities are to be redeemed prior to the stated maturity thereof, then the proceeds of such redemption shall be used to redeem the related trust securities on a pro rata basis among the capital securities and the trust common securities of the applicable Cox Trust except as described under “— Subordination of Trust Common Securities.” If less than all of the capital securities held in book-entry form, if any, are to be redeemed, such capital securities will be redeemed in accordance with the procedures of The Depository Trust Company. See “— Global Capital Securities.”

Redemption Procedures

      If a Cox Trust gives a notice of redemption in respect of its capital securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are legally available,

•	with respect to capital securities held by The Depository Trust Company or its nominee, the property trustee will deposit, or cause the paying agent to deposit, irrevocably with The Depository Trust Company funds sufficient to pay the applicable redemption price, and

•	with respect to capital securities held in certificated form, the property trustee will irrevocably deposit with the paying agent funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the applicable redemption price to the holders thereof upon surrender of their certificates evidencing the capital securities.

      If notice of redemption shall have been given and funds irrevocably deposited as required, then, upon the date of such deposit, all rights of the holders of the capital securities called for redemption will cease, except the right of such holders to receive the applicable redemption price, but without interest thereon, and such capital securities will cease to be outstanding. In the event that any redemption date is not a business day, then the applicable redemption price payable on that date will be paid on the next succeeding day that is a business day, without any interest or other payment in respect of any such delay, with the same force and effect as if made on that date. In the event that payment of the applicable redemption price is improperly withheld or refused and not paid either by the applicable Cox Trust or by Cox pursuant to the capital securities guarantee as described under “Description of Capital Securities Guarantees,”

•	distributions on the related capital securities will continue to accumulate from the redemption date originally established by such Cox Trust to the date such applicable redemption price is actually paid, and

•	the actual payment date will be the redemption date for purposes of calculating the applicable redemption price.

      Subject to applicable law, including, without limitation, United States federal securities law, Cox or its subsidiaries may at any time and from time to time purchase outstanding capital securities by tender, in the open market or by private agreement.

Liquidation of a Cox Trust and Distribution of Senior Debt Securities

      Cox will have the right at any time to dissolve a Cox Trust and cause the related senior debt securities to be distributed to the holders of the trust securities of such Cox Trust in liquidation of such Cox Trust after satisfaction, or reasonable provision for satisfaction, of liabilities to creditors of such Cox Trust as required by applicable law. Such right is subject to Cox having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of the capital securities of such Cox Trust.

      The applicable Cox Trust shall automatically dissolve upon the first to occur of:

1. certain events of bankruptcy, dissolution or liquidation of Cox;

2.	the distribution of the related senior debt securities to the holders of the trust securities of such Cox Trust, if Cox, as sponsor, has given written direction to the property trustee to dissolve such Cox Trust, which direction is optional and, except as described above, wholly within the discretion of Cox, as sponsor;

3. the conversion, exchange or redemption of all of the trust securities of such Cox Trust;

4. expiration of the term of such Cox Trust; and

5.	the entry of an order for the dissolution of such Cox Trust by a court of competent jurisdiction.

      If a dissolution occurs as described in paragraph (1), (2), (4) or (5) above, the applicable Cox Trust shall be liquidated by the issuer trustees as expeditiously as the issuer trustees determine to be possible by distributing, after satisfaction, or reasonable provision for satisfaction, of liabilities to creditors of such Cox Trust as provided by applicable law, to the holders of the trust securities and the related senior debt securities, unless such distribution is determined by the property trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of such Cox Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of such Cox Trust as provided by applicable law, an amount equal to the aggregate of the liquidation amount per trust security specified in the applicable prospectus supplement plus accumulated distributions thereon to the date of payment. If the liquidation distribution can be paid only in part because the applicable Cox Trust has insufficient assets legally available to pay in full the aggregate liquidation distribution, then the amounts payable directly by such Cox Trust on its trust securities shall be paid on a pro rata basis, except that if an event of default with respect to the senior debt securities has occurred and is continuing, the capital securities of such Cox Trust shall have a priority over the trust common securities of such Cox Trust in respect of such amounts. See “— Subordination of Trust Common Securities.”

      After a date is fixed for any distribution of senior debt securities to holders of the related trust securities:

•	such trust securities will no longer be deemed to be outstanding;

•	each registered global certificate, if any, representing such trust securities will be exchanged for a registered global certificate representing the senior debt securities to be delivered upon such distribution; and

•	any trust securities in certificated form will be deemed to represent senior debt securities having a principal amount equal to the liquidation amount of such trust securities, and bearing accrued interest in an amount equal to the accumulated distributions on such trust securities until such certificates are presented to the administrative trustees or their agent for cancellation, whereupon Cox will issue to such holder, and the trustee will authenticate, senior debt securities in certificated form.

      There can be no assurance as to the market prices for the capital securities or the senior debt securities that may be distributed in exchange for such capital securities if a dissolution and liquidation of the applicable Cox Trust were to occur. Accordingly, the capital securities that an investor may purchase, or the senior debt securities that the investor may receive on dissolution and liquidation of the applicable Cox Trust, may trade at a discount to the price that the investor paid to purchase such capital securities.

Subordination of Trust Common Securities

      Payment of distributions on, and the applicable redemption price of, trust securities shall be made pro rata among the capital securities and the trust common securities of the applicable Cox Trust based on their respective liquidation amounts; provided, however, that if on any distribution date or redemption date an event of default with respect to the senior debt securities has occurred and is continuing, no payment of any distribution on, or applicable redemption price of, any of the trust common securities of the applicable Cox Trust, and no other payment on account of the redemption, liquidation or other acquisition of such trust common securities, shall be made unless payment in full in cash of all accumulated distributions on all of the outstanding capital securities of such Cox Trust for all distribution periods terminating on or prior thereto, or in the case of payment of the applicable redemption price, the full amount of such redemption price, shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or applicable redemption price of, such capital securities then due and payable.

      Upon the occurrence and continuance of an event of default under the declaration of trust, Cox, as the trust common securities holder of the applicable Cox Trust, will be deemed to have waived any right to act with respect to such event of default until the effect of such event of default shall have been cured, waived or otherwise eliminated. Until any such event of default has been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of the capital securities of such Cox Trust and not on behalf of Cox as the trust common securities holder, and only the holders of such capital securities will have the right to direct the property trustee to act on their behalf.

Events of Default; Notice

      The occurrence of an event of default under the indenture relating to the senior debt securities will constitute an event of default under the declaration of trust. Within ten business days after the occurrence of an event of default under the declaration of trust actually known to the property trustee, the property trustee shall transmit notice of such event of default to the holders of the capital securities of the applicable Cox Trust, the administrative trustees and Cox, as sponsor, unless such event of default shall have been cured or waived.

      The applicable prospectus supplement will contain a discussion of the limited circumstances in which holders of capital securities may bring a direct action against Cox.

Removal of Trustees

      Unless an event of default with respect to the senior debt securities has occurred and is continuing, any issuer trustee may be removed at any time by Cox as the trust common securities holder of the applicable Cox Trust. If such an event of default has occurred and is continuing, the property trustee and the Delaware trustee may be removed at such time only by the holders of a majority in liquidation amount of the outstanding capital securities of the applicable Cox Trust. In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in Cox as the trust common securities holder. No resignation or removal of an issuer trustee, and no appointment of a successor trustee, shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable declaration of trust.

Merger or Consolidation of Trustees

      Any person into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such issuer trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such issuer trustee, shall be the successor of such issuer trustee under the applicable declaration of trust, provided such person shall be otherwise qualified and eligible.

Mergers, Conversions, Consolidations, Amalgamations or Replacements of a Cox Trust

      The applicable Cox Trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other person, except as described below or as otherwise described under “— Liquidation of a Cox Trust and Distribution of Senior Debt Securities.” A Cox Trust may, at the request of Cox, as sponsor, with the consent of the administrative trustees but without the consent of the holders of its capital securities, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided that:

•	such successor entity either

•	expressly assumes all of the obligations of such Cox Trust with respect to the trust securities of such Cox Trust, or

•	substitutes for the trust securities of such Cox Trust other securities having substantially the same terms as such trust securities so long as the successor securities rank the same as such trust securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	Cox expressly appoints a trustee of such successor entity possessing the same powers and duties as the property trustee with respect to the related senior debt securities;

•	such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust securities, including any successor securities, of such Cox Trust or the related senior debt securities to be downgraded or placed under surveillance or review by any nationally recognized statistical rating organization;

•	such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, of such Cox Trust in any material respect, other than any dilution of such holders’ interests in the new entity;

•	such successor entity has a purpose substantially identical to that of such Cox Trust;

•	prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, Cox has received an opinion from independent counsel to such Cox Trust experienced in such matters to the effect that

•	such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, of such Cox Trust in any material respect, other than any dilution of such holders’ interests in the new entity, and

•	following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither such Cox Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended; and

•	Cox or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the capital securities guarantee and the common securities guarantee for the benefit of the owner of the common securities of such Cox Trust.

Notwithstanding the foregoing, such Cox Trust shall not, except with the consent of each holder of its trust securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause such Cox Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of a Declaration of Trust

      Except as provided below and under “— Mergers, Conversions, Consolidations, Amalgamations or Replacements of a Cox Trust” and “Description of Capital Securities Guarantee — Amendments and Assignment” and as otherwise required by law and the declaration of trust, the holders of capital securities will have no voting rights.

      The declaration of trust may be amended from time to time by Cox, the property trustee and the administrative trustees, without the consent of the holders of the trust securities of the applicable Cox Trust,

•	to cure any ambiguity, correct or supplement any provisions in the declaration of trust that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the declaration of trust, which shall not be inconsistent with the other provisions of such declaration of trust, or

•	to modify, eliminate or add to any provisions of such declaration of trust to such extent as shall be necessary to ensure that such Cox Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any of its trust securities are outstanding or to ensure that such Cox Trust will not be required to register as an investment company under the Investment Company Act;

provided, however, that in each case, such action shall not adversely affect in any material respect the interests of the holders of such trust securities.

      A declaration of trust may be amended by the issuer trustees and Cox

•	with the consent of holders of a majority in liquidation amount of the outstanding trust securities of the applicable Cox Trust, and

•	upon receipt by the issuer trustees of an opinion of counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the issuer trustees in accordance with such amendment will not affect such Cox Trust’s status as a grantor trust for United States federal income tax purposes or such Cox Trust’s exemption from status as an investment company under the Investment Company Act;

provided, however, that, without the consent of each holder of such trust securities, such declaration of trust may not be amended to:

•	change the distribution rate or manner of calculation of the distribution rate, amount, timing or currency or otherwise adversely affect the method of any required payment;

•	change the purpose of the applicable Cox Trust;

•	authorize the issuance of any additional beneficial interests in such Cox Trust;

•	change the conversion, exchange or redemption provisions;

•	change the conditions precedent for Cox to elect to dissolve such Cox Trust and distribute the related senior debt securities to the holders of such trust securities;

•	change the liquidation distribution or other provisions relating to the distribution of amounts payable upon the dissolution and liquidation of such Cox Trust;

•	affect the limited liability of any holder of such trust securities; or

•	restrict the right of a holder of such trust securities to institute suit for the enforcement of any required payment on or after the due date therefor or for the conversion or exchange of such trust securities in accordance with their terms.

      So long as any senior debt securities are held by the property trustee, the issuer trustees shall not:

•	direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture, or execute any trust or power conferred on such trustee, with respect to the senior debt securities;

•	waive certain past defaults under the indenture;

•	exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of such senior debt securities; or

•	consent to any amendment, modification or termination of the indenture or such senior debt securities where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in liquidation amount of all outstanding capital securities of the applicable Cox Trust;

provided, however, that where a consent under the indenture would require the consent of each holder affected thereby, no such consent shall be given by the property trustee without the prior approval of each holder of the related capital securities. The issuer trustees shall not revoke any action previously authorized or approved by a vote of the holders of capital securities except by subsequent vote of such holders. The property trustee shall notify each holder of capital securities of any notice of default with respect to the related senior debt securities. In addition to obtaining approvals of holders of capital securities referred to above, prior to taking any of the foregoing actions, the issuer trustees shall obtain an opinion of counsel experienced in such matters to the effect that the applicable Cox Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

      Any required approval of holders of capital securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of capital securities are entitled to vote to be given to each holder of record of capital securities in the manner set forth in the applicable declaration of trust.

      Notwithstanding that holders of capital securities are entitled to vote or consent under any of the circumstances referred to above, any capital securities that are owned by Cox or any affiliate of Cox shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Global Capital Securities

      If specified in the applicable prospectus supplement, capital securities may be represented by one or more global certificates deposited with, or on behalf of, The Depository Trust Company, or other depositary identified in such prospectus supplement, or a nominee thereof, in each case for credit to an account of a participant in The Depository Trust Company or other depositary. The identity of the depositary and the specific terms of the depositary arrangements with respect to the capital securities to be represented by one or more global certificates will be described in the applicable prospectus supplement. However, unless otherwise specified in the applicable prospectus supplement, The Depository Trust Company will be the depositary and the depositary arrangements described with respect to the debt securities will apply to such capital securities as well, except all references to Cox shall include the Cox Trusts and all references to the indenture will refer to the applicable declaration of trust. See “Description of Debt Securities — Global Securities.”

Payment and Paying Agent

      Payments in respect of any global certificate representing capital securities shall be made to Cede & Co. as nominee of The Depository Trust Company, or other applicable depositary or its nominee, which shall credit the relevant accounts at The Depository Trust Company or such other depositary on the applicable payment dates, while payments in respect of capital securities in certificated form shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent shall initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and Cox. The paying agent shall be permitted to resign as paying agent upon 30 days prior written notice to the property trustee, the administrative trustees and Cox. In the event that the property trustee shall no longer be the paying agent, the administrative trustees shall appoint a successor, which shall be a bank or trust company acceptable to the administrative trustees and Cox, to act as paying agent.

Registrar and Transfer Agent

      The property trustee will act as registrar and transfer agent for the capital securities.

      Registration of transfers of capital securities will be effected without charge by or on behalf of the applicable Cox Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. A Cox Trust will not be required to register or cause to be registered the transfer of its capital securities after they have been converted, exchanged, redeemed or called for redemption.

Information Concerning the Property Trustee

      The property trustee, other than during the occurrence and continuance of an event of default under the declaration of trust, will undertake to perform only such duties as are specifically set forth in the declaration of trust and, during the continuance of such event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to the foregoing, the property trustee will not be under any obligation to exercise any of the powers vested in it by such declaration of trust at the request of any holder of the related trust securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no such event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the declaration of trust or is unsure of the application of any provision of the declaration of trust, and the matter is not one on which holders of capital securities or trust common securities are entitled under the declaration of trust to vote, then the property trustee shall take such action as is directed by Cox and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the related trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

      The administrative trustees are authorized and directed to conduct the affairs of and to operate the applicable Cox Trust in such a way that:

•	such Cox Trust will not be deemed to be an investment company required to be registered under the Investment Company Act;

•	such Cox Trust will be classified as a grantor trust for United States federal income tax purposes; and

•	the related senior debt securities will be treated as indebtedness of Cox for United States federal income tax purposes.

      Cox and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the applicable Cox Trust or the declaration of trust, that the administrative trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related trust securities.

      Holders of capital securities will not have any preemptive or similar rights.

      A Cox Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

DESCRIPTION OF CAPITAL SECURITIES GUARANTEES

      A capital securities guarantee will be executed and delivered by Cox concurrently with the issuance by a Cox Trust of capital securities for the benefit of the holders from time to time of such capital securities and will be held for such holders by The Bank of New York, as capital securities guarantee trustee. Each capital securities guarantee has been qualified as an indenture under the Trust Indenture Act and is subject to, and governed by, the Trust Indenture Act. This summary of certain terms and provisions of the capital securities guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of such capital securities guarantee, including the definitions therein of certain terms, and those made a part of such capital securities guarantee by the Trust Indenture Act.

General

      Cox will irrevocably agree to pay in full on a senior basis, to the extent set forth herein, the guarantee payments to the holders of the related capital securities, as and when due, regardless of any defense, right of set-off or counterclaim that the applicable Cox Trust may have or assert other than the defense of payment. The following payments, which are referred to as guarantee payments, with respect to capital securities, to the extent not paid by or on behalf of the applicable Cox Trust, will be subject to the capital securities guarantee:

•	any accumulated distributions required to be paid on such capital securities, to the extent that such Cox Trust has funds legally available therefor at such time;

•	the applicable redemption price with respect to such capital securities called for redemption, to the extent that such Cox Trust has funds legally available therefor at such time; or

•	upon a voluntary or involuntary dissolution and liquidation of such Cox Trust, other than in connection with the distribution of the related senior debt securities to holders of such capital securities or the redemption, conversion or exchange of the capital securities, the lesser of

•	the amounts due upon the dissolution and liquidation of such Cox Trust, to the extent that such Cox Trust has funds legally available therefor at the time, and

•	the amount of assets of such Cox Trust remaining available for distribution to holders of its capital securities after satisfaction of liabilities to creditors of such Cox Trust as required by applicable law.

      Cox’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Cox to the holders of the capital securities entitled thereto or by causing the applicable Cox Trust to pay such amounts to such holders.

      Cox will, through the capital securities guarantee, the declaration of trust, the related senior debt securities and the indenture, taken together, fully, irrevocably and unconditionally guarantee all of the applicable Cox Trust’s obligations under its capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of a Cox Trust’s obligations under its capital securities.

Ranking

      Each capital securities guarantee will constitute an unsecured obligation of Cox and will rank equally in right of payment with all other senior indebtedness of Cox.

Capital Securities Guarantee of Payment

      The capital securities guarantee will constitute a guarantee of payment and not of collection. In other words, the guaranteed party may institute a legal proceeding directly against Cox to enforce its rights under such capital securities guarantee without first instituting a legal proceeding against any other person or entity. A capital securities guarantee will not be discharged except by payment of the related capital securities guarantee payments in full to the extent not paid by the applicable Cox Trust or upon distribution of its capital securities to the holders of the related senior debt securities.

Amendments and Assignment

      Except with respect to any changes that do not materially adversely affect the rights of holders of the related capital securities, in which case no approval will be required, a capital securities guarantee may not be amended without the prior approval of the holders of a majority of the liquidation amount of such outstanding capital securities. The manner of obtaining any such approval will be as set forth under “Description of Capital Securities — Voting Rights; Amendment of a Declaration of Trust.” All guarantees and agreements contained in a capital securities guarantee shall bind the successors, assigns, receivers, trustees and representatives of Cox and shall inure to the benefit of the holders of the related capital securities then outstanding.

Events of Default

      An event of default under a capital guarantee will occur upon the failure of Cox to perform any of its payment or other obligations thereunder, provided that, except with respect to a default in respect of any capital securities guarantee payment, Cox shall have received notice of such default and shall not have cured such default within 60 days of such receipt. The holders of a majority in liquidation amount of the related capital securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the capital securities guarantee trustee in respect of the applicable capital securities guarantee or to direct the exercise of any trust or power conferred upon the capital securities guarantee trustee under such capital securities guarantee.

      If the capital securities guarantee trustee fails to enforce a capital securities guarantee, any holder of the related capital securities may institute a legal proceeding directly against Cox to enforce its rights under such capital securities guarantee without first instituting a legal proceeding against the applicable Cox Trust, the capital securities guarantee trustee or any other person or entity.

Termination

      A capital securities guarantee will terminate and be of no further force and effect upon:

•	full payment of the applicable redemption price of the related capital securities;

•	full payment of all amounts due upon the dissolution and liquidation of the applicable Cox Trust; or

•	the conversion or exchange of all of the related capital securities, whether upon distribution of senior debt securities to the holders of such capital securities or otherwise.

A capital securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related capital securities must restore payment of any sums paid under such capital securities or such capital securities guarantee.

Governing Law

      Each capital securities guarantee will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Capital Securities Guarantee Trustee

      The capital securities guarantee trustee, other than during the occurrence and continuance of a default by Cox in performance of a capital securities guarantee, will undertake to perform only such duties as are specifically set forth in the capital securities guarantee and, during the continuance of such default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to the foregoing, the capital securities guarantee trustee will not be under any obligation to exercise any of the powers vested in it by a capital securities guarantee at the request of any holder of the related capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Limited Purpose of Cox Trust

      The capital securities will represent preferred beneficial interests in the applicable Cox Trust, and each Cox Trust exists for the sole purpose of issuing and selling its trust securities, using the proceeds from the sale of its trust securities to acquire the related senior debt securities of Cox and engaging in only those other activities necessary, advisable or incidental thereto.

Rights Upon Dissolution

      Unless the senior debt securities are distributed to holders of the related trust securities, upon any voluntary or involuntary dissolution and liquidation of the applicable Cox Trust, after satisfaction of the liabilities of creditors of such Cox Trust as required by applicable law, the holders of such trust securities will be entitled to receive, out of assets held by such Cox Trust, the liquidation distribution in cash. See “Description of Capital Securities — Liquidation of a Cox Trust and Distribution of Senior Debt Securities.”

RELATIONSHIP AMONG THE CAPITAL SECURITIES,

THE CORRESPONDING SENIOR DEBT SECURITIES
AND THE CAPITAL SECURITIES GUARANTEES

      Full and Unconditional Guarantee. Cox will irrevocably guarantee payments of distributions and other amounts due on the capital securities to the extent the applicable Cox Trust has funds available for the payment of the distributions as and to the extent set forth under “Description of Capital Securities Guarantees.” Taken together, Cox’s obligations under the senior debt securities, the securities resolution, the indenture, the declaration of trust and the capital securities guarantee agreement provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the full guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the applicable Cox Trust’s obligations under the capital securities.

      If and to the extent that Cox does not make payments on the senior debt securities, the applicable Cox Trust will not pay distributions or other amounts due on its capital securities. A capital securities guarantee does not cover payment of distributions when such Cox Trust does not have sufficient funds to pay the distributions. In that event, the remedy for a holder of trust preferred securities is to institute a legal proceeding directly against Cox for enforcement of payment of the distributions to such holder.

      Sufficiency of Payments. As long as all payments are made when due on the senior debt securities, those payments will be sufficient to cover distributions and other payments due on the capital securities. This is primarily because:

•	the aggregate principal amount of the senior debt securities will be equal to the sum of the aggregate stated liquidation amount of the capital securities and trust common securities;

•	the interest rate and interest and other payment dates on the senior debt securities will match the distribution rate and distribution and other payment dates for the capital securities;

•	Cox, as borrower, has promised to pay any and all costs, expenses and liabilities of the applicable Trust except such Cox Trust’s obligations under its capital securities; and

•	the declaration of trust will provides that the applicable Cox Trust will not engage in any activity that is not consistent with the limited purposes of such Cox Trust.

      Cox has the right to set-off any payment Cox is otherwise required to make under the indenture if and to the extent Cox has already made, or is concurrently making, a payment under the capital securities guarantee agreement.

      Enforcement Rights of Holders of Capital Securities. A holder of a capital security may institute a legal proceeding directly against Cox to enforce its rights under the applicable capital securities guarantee agreement without first instituting a legal proceeding against the capital securities guarantee trustee, the applicable Cox Trust or anyone else.

      Limited Purpose of a Cox Trust. The applicable Cox Trust’s capital securities evidence undivided beneficial ownership interests in the assets of the applicable Cox Trust, and the applicable Cox Trust exists for the sole purposes of issuing its capital securities and trust common securities, investing the proceeds in senior debt securities and engaging in only those other activities necessary, convenient or incidental to those purposes. A principal difference between the rights of a holder of a trust preferred security and a holder of a corresponding senior debt security is that a holder of a senior debt security is entitled to receive from Cox the principal amount of and interest accrued on the corresponding senior debt security, while a holder of capital securities is entitled to receive distributions from the applicable Cox Trust, or from Cox under the capital securities guarantee agreement, if and to the extent the applicable Cox Trust has funds available for the payment of the distributions.

      Rights Upon Dissolution. Upon any voluntary or involuntary dissolution of a Cox Trust involving the liquidation of the senior debt securities, the holders of the capital securities will be entitled to receive the liquidation distribution in cash, out of assets of such Cox Trust and after satisfaction of creditors of such Cox Trust as provided by applicable law. If Cox becomes subject to any voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the debt securities, would be one of Cox’s creditors. Cox is the guarantor under the capital securities guarantee agreements and pursuant to the indenture, as borrower, has agreed to pay all costs, expenses and liabilities of the applicable Cox Trust other than the applicable Cox Trust’s obligations to the holders of the capital securities. Accordingly, in the event of Cox’s liquidation or bankruptcy the positions of a holder of capital securities and of a holder of senior debt securities are expected to be substantially the same relative to Cox’s other creditors and to Cox’s stockholders.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

      Cox may issue stock purchase contracts, representing contracts obligating holders to purchase from Cox, and Cox to sell to the holders, a specified number of shares of Class A common stock at a future date or dates. The price per share of Class A common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units, which are referred to as stock purchase units, consisting of a stock purchase contract and, as security for the holder’s obligations to purchase the Class A common stock under stock purchase contracts, either:

•	senior debt securities, subordinated debt securities or junior subordinated debt securities of Cox,

•	debt obligations of third parties, including U.S. Treasury securities, or

•	preferred securities or capital securities of a Cox Trust.

      The stock purchase contracts may require Cox to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances Cox may deliver newly issued prepaid stock purchase contracts, which are referred to as prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

      The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units and, if applicable, the prepaid securities and the document pursuant to which such prepaid securities will be issued.

PLAN OF DISTRIBUTION

      Cox and the Cox Trusts may sell securities to one or more underwriters or dealers for public offering and sale by them, or it may sell the securities to investors directly or through agents. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters;

•	the purchase price of the securities and the proceeds to Cox or the Cox Trusts from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

      Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

      Cox and the Cox Trusts may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies. Cox may sell securities through forward contracts or similar arrangements. In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from Cox in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Some of the underwriters, dealers or agents who participate in the securities distribution may engage in other transactions with, and perform other services for, Cox and its subsidiaries in the ordinary course of business.

      Any underwriting or other compensation which Cox pays to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the prospectus supplement. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with Cox and the Cox Trusts, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

      Dow, Lohnes & Albertson, PLLC, of Washington, D.C., and Richards, Layton & Finger, P.A., of Wilmington, Delaware, will pass upon the validity of the securities offered in the applicable prospectus supplement for Cox and the Cox Trusts, respectively. Unless otherwise specified in the applicable prospectus supplement, Brown & Wood LLP, of New York, New York, will pass upon certain matters for any underwriters.

EXPERTS

      The consolidated financial statements of Cox and Cox Communications PCS, L.P. and subsidiaries incorporated in this prospectus by reference from Cox’s Annual Report on Form 10-K for the year ended December 31, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated by reference into this prospectus, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

      The consolidated financial statements of TCA Cable TV, Inc. and subsidiaries as of and for the year ended October 31, 1998 have been incorporated by reference in this prospectus in reliance on the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

      Cox is subject to the informational requirements of the Exchange Act and files reports, proxy statements and other information with the SEC. Cox’s SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You also may read and copy any document Cox files at the SEC’s public reference rooms in Washington, D.C., New York and Chicago or obtain copies of such materials by mail. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges, as well as the Public Reference Section’s charges for mailing copies of the documents Cox has filed.

      You can also inspect and copy any of Cox’s SEC filings at the offices of the New York Stock Exchange, Inc., located at 20 Broad Street, New York, New York, 10005.

INFORMATION INCORPORATED BY REFERENCE

      Cox files periodic reports with the SEC. SEC rules permit Cox to incorporate these filings by reference into this prospectus. By incorporating Cox’s SEC filings by reference, the following documents are made a part of this prospectus:

•	Cox’s annual report on Form 10-K for the year ended December 31, 1998;

•	Cox’s quarterly report on Form 10-Q for the quarter ended March 31, 1998;

•	Amendment no. 1 to Cox’s current report on Form 8-K, dated July 7, 1999;

•	Amendment no. 1 to Cox’s current report on Form 8-K, dated May 12, 1999;

•	Cox’s current report on Form 8-K, dated July 27, 1999;

•	Cox’s current report on Form 8-K, dated July 7, 1999;

•	Cox’s current report on Form 8-K, dated May 17, 1999;

•	Cox’s current report on Form 8-K, dated May 12, 1999;

•	Cox’s current report on Form 8-K, dated April 22, 1999;

•	Cox’s current report on Form 8-K, dated January 8, 1999;

•	Cox’s definitive proxy statement for the 1999 annual meeting of stockholders, dated March 29, 1999; and

•	Cox’s registration statement on Form 8-A.

      All documents which Cox will file with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial filing of the registration statement and prior to the termination of the securities offering shall be deemed to be incorporated by reference in, and to be a part of, this prospectus from the date such documents are filed. Cox’s SEC file number for Exchange Act documents is 1-6590. Cox will provide without charge, to any person who receives a copy of this prospectus and the accompanying prospectus supplement, upon such recipient’s written or oral request, a copy of any document this prospectus incorporates by reference, other than exhibits to such incorporated documents, unless such exhibits are specifically incorporated by reference in such incorporated document. Requests should be directed to:

Dallas S. Clement,

Vice President and Treasurer
Cox Communications, Inc.
1400 Lake Hearn Drive
Atlanta, Georgia 30319
Telephone: (404) 843-5000

      Any statement contained in this prospectus or in a document incorporated by reference in, or deemed to be incorporated by reference in, this prospectus shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in

•	the prospectus,

•	the accompanying prospectus supplement, or

•	any other subsequently filed document which also is incorporated by reference in, or is deemed to be incorporated by reference in, this prospectus,

modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

      Cox has not included or incorporated by reference separate financial statements of the Cox Trusts into this prospectus. Cox does not consider such financial statements to be material to holders of the trust preferred securities of the Cox Trusts because:

•	all of the voting securities of the Cox Trusts will be owned, directly or indirectly, by Cox, a reporting company under the Exchange Act;

•	each of the Cox Trusts is a special purpose entity, has no operating history, has no independent operations and is not engaged in, and does not propose to engage in, any activity other than issuing securities representing undivided beneficial interests in the assets of such Cox Trust and investing the proceeds thereof in junior subordinated debentures issued by Cox; and

•	Cox’s obligations described in this prospectus and in any accompanying prospectus supplement under the declaration of trust of a Cox Trust, the preferred securities guarantee issued by Cox with respect to the trust preferred securities issued by such Cox Trust, the debt securities or junior subordinated debentures of Cox purchased by the Cox Trusts and the applicable indenture pursuant to which such debt securities or junior subordinated debentures are issued, taken together, constitute direct obligations of Cox and a full and unconditional guarantee of the trust preferred securities of each such Cox Trust.

$750,000,000

Cox Communications, Inc.

DEBT SECURITIES

        The Company may offer and issue from time to time its debentures, notes, bonds or other evidences of indebtedness (the “Debt Securities”) for a maximum aggregate initial offering price of $750 million (or the equivalent thereof denominated in one or more foreign currencies, foreign currency units or composite currencies). The Debt Securities may be offered as separate series in amounts, at prices and on terms to be determined at the time of sale and to be set forth in one or more Prospectus Supplements. Debt Securities may be issuable in global form or registered form without coupons or in bearer form with or without coupons attached. The Company will offer Debt Securities to the public on terms determined by market conditions. Debt Securities may be sold for U.S. dollars, foreign denominated currency or currency units; principal of and any interest on Debt Securities may likewise be payable in U.S. dollars, foreign denominated currency or currency units — in each case, as the Company specifically designates. The Debt Securities in respect of which this Prospectus is being delivered are hereinafter also referred to collectively as the “Offered Securities.”

      The accompanying Prospectus Supplement will set forth the specific terms of the Offered Securities, including the specific designation, aggregate principal amount, purchase price, maturity, redemption terms, interest rate (or manner of calculation thereof), time of payment of interest (if any), terms for any conversion or exchange (including the terms relating to the adjustment thereof), listing (if any) on a securities exchange, currency, form (which may be registered or bearer or certificated or global) and any other specific terms of the Debt Securities. The accompanying Prospectus Supplement will also set forth the name of and compensation to each dealer, underwriter or agent (if any) involved in the sale of the Offered Securities being offered and the managing underwriters with respect to each series sold to or through underwriters.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      The Offered Securities may be offered through dealers, underwriters or agents designated from time to time by the Company, as set forth in the accompanying Prospectus Supplement. Net proceeds to the Company will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through an agent — in each case, less other expenses attributable to issuance and distribution. No Offered Securities may be sold without delivery of the applicable Prospectus Supplement describing the method and terms of the offering of those Offered Securities. See “Plan of Distribution” for possible indemnification arrangements for dealers, underwriters and agents.

May 1, 1996

      No person has been authorized to give any information or to make any representation in connection with this offering other than those contained or incorporated by reference in this Prospectus or an applicable supplement to this Prospectus (each a “Prospectus Supplement”) and, if given or made, such information or representations must not be relied upon as having been authorized by Cox Communications, Inc. (the “Company”) or any underwriter, dealer or agent. This Prospectus and any applicable Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus or any Prospectus Supplement nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or thereof.

AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, is required to file reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission’s regional offices in New York and Chicago. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company’s Class A Common Stock, par value $1.00 per share, is listed on the New York Stock Exchange (Symbol: COX), and reports, proxy statements and other information concerning the Company may be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

      The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933 (the “Securities Act”), which relates to the Debt Securities (the “Registration Statement”). As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Debt Securities, reference is hereby made to the Registration Statement, exhibits and schedules filed therewith. The Registration Statement may be inspected without charge by anyone at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from the Commission upon payment of the prescribed fees. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in all respects by such reference.

      IN CONNECTION WITH THIS OFFERING, UNDERWRITERS, IF ANY, MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE OFFERED SECURITIES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZATION, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

2

DOCUMENTS INCORPORATED BY REFERENCE

      The following documents have been filed with the Commission by the Company and are incorporated herein by reference and made a part hereof:

(i) the Company’s Annual Report on Form 10-K for the year ended December 31, 1995;

(ii) the Company’s Current Reports on Form 8-K dated January 31, 1996;

(iii) the Company’s Proxy Statement for the 1996 Annual Meeting of Stockholders dated March 19, 1996; and

(iv) the consolidated balance sheets of Times Mirror Cable Television, Inc. as of December 31, 1993 and 1994 and the related consolidated statements of income, shareholders’ equity and cash flows for each of the three years in the period ended December 31, 1994 and report of independent auditors included as Exhibit 99.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1994.

      All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents. The Company will provide, without charge to any person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any document incorporated by reference herein other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such document. Requests should be directed to Dallas S. Clement, Assistant Treasurer, Cox Communications, Inc., 1400 Lake Hearn Drive, Atlanta, Georgia 30319 (telephone: (404) 843-5000).

      Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the applicable Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

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THE COMPANY

      The Company is the fifth largest operator of cable television systems in the United States. In addition, the Company is a fully integrated, diversified media and broadband communications company with operations and investments in three related areas: (i) U.S. broadband networks; (ii) cable television programming; and (iii) international broadband networks. The Company was incorporated in Delaware on May 19, 1994 under the name “Cox Cable Communications, Inc.,” and, on November 21, 1994, changed its name to “Cox Communications, Inc.” Prior to the Company’s incorporation, the Company’s operations and investments were a division of Cox Holdings, Inc., a wholly-owned subsidiary of Cox Enterprises, Inc., (“CEI”). These operations and investments were contributed by CEI to the Company on May 25, 1994. The Company’s principal executive offices are located at 1400 Lake Hearn Drive, Atlanta, Georgia 30319 (telephone: (404) 843-5000).

USE OF PROCEEDS

      Unless otherwise described in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Offered Securities for general corporate purposes, which may include additions to working capital, the repayment or redemption of existing indebtedness and the financing of capital expenditures and acquisitions. The Company may borrow additional funds from time to time from public and private sources on both a long-term and short-term basis and may sell commercial paper to fund its future capital and working capital requirements in excess of internally generated funds. See “Description of Debt Securities.”

RATIO OF EARNINGS TO FIXED CHARGES

      The following table sets forth the ratio of earnings to fixed charges of the Company for the periods indicated:

Year Ended December 31,

1995(1)	1994(1)	1993	1992	1991

2.8x	3.0x	8.7x	8.4x	6.8x

(1) The ratio decreased in 1995 and 1994 due to increased interest expense resulting from debt associated with the Company’s merger with Times Mirror Cable Television, Inc.

      For purposes of this computation, earnings are defined as income before income taxes (excluding losses and undistributed earnings on equity method investments), minority interests and fixed charges (excluding capitalized interest). Fixed charges are the sum of (i) interest cost (including capitalized interest), (ii) estimated interest component of rent expense and (iii) dividends on subsidiary preferred stock.

4

DESCRIPTION OF THE DEBT SECURITIES

General

      The Debt Securities will be unsecured senior obligations of the Company. Most of the assets of the Company are owned by its subsidiaries. Therefore, the Company’s rights and the rights of its creditors, including holders of Debt Securities, to participate in the assets of any subsidiary upon such subsidiary’s liquidation or recapitalization will be subject to the prior claims of such subsidiary’s creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary.

      The Debt Securities will constitute senior debt of the Company and, unless otherwise specified in a Prospectus Supplement, will be issued under an Indenture, dated as of June 27, 1995 (the “Indenture”), between the Company and The Bank of New York, as Trustee (the “Trustee”).

      The Indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder, and the Indenture provides that debt securities may be issued thereunder from time to time in one or more series. A copy of the form of the Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary of certain provisions of the Indenture and the Debt Securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended. Capitalized terms used in the following summary and not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

      Reference is made to the Prospectus Supplement for the following terms and other possible terms of each series of the Debt Securities (to the extent such terms are applicable to such Debt Securities): (i) the classification, specific designation, aggregate principal amount, purchase price and denomination of the Debt Securities; (ii) currency or units based on or relating to currencies in which such Debt Securities are denominated and/or in which principal (and premium, if any) and/or interest will or may be payable; (iii) any date of maturity; (iv) interest rate or rates (or the method by which such rate will be determined); (v) the dates on which any such interest will be payable; (vi) the place or places where the principal of, premium, if any, and interest on the Debt Securities will be payable; (vii) any repayment, redemption, prepayment or sinking fund provisions; (viii) whether the Debt Securities will be issuable in global form, registered form and/or bearer form (“Bearer Securities”) and, if Bearer Securities are issuable, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of Bearer Securities; (ix) the terms, if any, on which such Debt Securities may be converted into or exchanged for stock or other securities of the Company or other entities, any specific terms relating to the adjustment thereof and the period during which such Debt Securities may be so converted or exchanged; (x) any applicable United States federal income tax consequences, including whether and under what circumstances the Company will pay additional amounts on Offered Securities held by a person who is not a U.S. person (as defined in the Prospectus Supplement) in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Debt Securities rather than pay such additional amounts; and (xi) any other specific terms of the Debt Securities, including any additional events of default or covenants provided for with respect to such Debt Securities, and any terms which may be required by or advisable under applicable laws or regulations.

      Debt Securities may be presented for exchange and registered Debt Securities may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the Debt Securities and the Prospectus Supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the Indenture. Debt Securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery.

      Debt Securities will bear interest at a fixed rate (a “Fixed Rate Security”) or a floating rate (a “Floating Rate Security”). Debt Securities bearing no interest or interest at a rate that at the time of

5

issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted Debt Securities or to certain Debt Securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes will be described in the relevant Prospectus Supplement.

      Debt Securities may be issued, from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such Debt Securities may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of the applicable currency, commodity, equity index or other factor. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable Prospectus Supplement.

      Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000.

Global Securities

      The registered Debt Securities of a series may be issued in the form of one or more fully registered global Securities (a “Registered Global Security”) that will be deposited with a depositary (a “Debt Depositary”) or with a nominee for a Debt Depositary identified in the Prospectus Supplement relating to such series and registered in the name of the Debt Depositary or a nominee thereof. In such case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered Debt Securities of the series to be represented by such Registered Global Securities. Unless and until it is exchanged in whole for Debt Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Debt Depositary for such Registered Global Security to a nominee of such Debt Depositary or by a nominee of such Debt Depositary to such Debt Depositary or another nominee of such Debt Depositary or by such Debt Depositary or any such nominee to a successor of such Debt Depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

      Ownership of beneficial interests in a Registered Global Security will be limited to persons that have accounts with the Debt Depositary for such Registered Global Security (“participants”) or persons that may hold interests through participants. Upon the issuance of a Registered Global Security, the Debt Depositary for such Registered Global Security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the Debt Securities represented by such Registered Global Security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such Debt Securities. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Debt Depositary for such Registered Global Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Registered Global Securities.

      So long as the Debt Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Debt Depositary or such nominee, as the case may be, will

6

be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the applicable Indenture. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the Debt Securities represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form and will not be considered the owners or holders thereof under the applicable Indenture. Accordingly, each person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Debt Depositary for such Registered Global Security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable Indenture. The Company understands that under existing industry practices, if it requests any action of holders or if an owner of a beneficial interest in a Registered Global Security desires to give or take any action which a holder is entitled to give or take under the applicable Indenture, the Debt Depositary for such Registered Global Security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

      Principal, premium, if any, and interest payments on Debt Securities represented by a Registered Global Security registered in the name of a Debt Depositary or its nominee will be made to such Debt Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security. None of the Company, the Trustee or any other agent of the Company or agent of the Trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      The Company expects that the Debt Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest in respect of such Registered Global Security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in such Registered Global Security as shown on the records of such Debt Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such participants.

      If the Debt Depositary for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Debt Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Debt Depositary registered as a clearing agency under the Exchange Act is not appointed by the Company within 90 days, the Company will issue such Debt Securities in definitive form in exchange for such Registered Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for all of the Registered Global Security or Securities representing such Debt Securities. Any Debt Securities issued in definitive form in exchange for a Registered Global Security will be registered in such name or names as the Debt Depositary shall instruct the relevant Trustee. It is expected that such instructions will be based upon directions received by the Debt Depositary from participants with respect to ownership of beneficial interests in such Registered Global Security.

Certain Covenants

      The Indenture contains covenants including, among others, the following:

      Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, create, incur or assume any Lien (other than Permitted Liens) on Restricted Property to secure the payment of Indebtedness of the Company or any Restricted Subsidiary if, immediately after the creation, incurrence or assumption of such Lien, the aggregate outstanding principal amount of all Indebtedness of

7

the Company and the Restricted Subsidiaries that is secured by Liens (other than Permitted Liens) on Restricted Property would exceed the greater of (i) $200 million or (ii) 15% of the aggregate outstanding principal amount of all Indebtedness of the Company and the Restricted Subsidiaries (whether or not so secured), unless effective provision is made whereby the Debt Securities (together with, if the Company shall so determine, any other Indebtedness ranking equally with the Debt Securities, whether then existing or thereafter created) are secured equally and ratably with (or prior to) such Indebtedness (but only for so long as such Indebtedness is so secured).

      Limitation on Indebtedness of Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary to incur any Indebtedness if, immediately after the incurrence or assumption of such Indebtedness, the aggregate outstanding principal amount of all Indebtedness of the Restricted Subsidiaries would exceed the greater of (i) $200 million or (ii) 15% of the aggregate outstanding principal amount of all Indebtedness of the Company and the Restricted Subsidiaries; provided that, in any event, a Restricted Subsidiary may incur Indebtedness to extend, renew or replace Indebtedness of such Restricted Subsidiary to the extent that the principal amount of the Indebtedness so incurred does not exceed the principal amount of the Indebtedness extended, renewed or replaced thereby immediately prior to such extension, renewal or replacement plus any premium, accrued and unpaid interest or capitalized interest payable thereon.

      Designation of Subsidiaries. The Company may designate a Restricted Subsidiary as an Unrestricted Subsidiary or designate an Unrestricted Subsidiary as a Restricted Subsidiary at any time, provided that (i) immediately after giving effect to such designation, the Leverage Ratio of the Restricted Group is not greater than 7:1 and the Company and the Restricted Subsidiaries are in compliance with the “Limitation on Liens” and “Limitation on Indebtedness of Restricted Subsidiaries” covenants, and (ii) an Officers’ Certificate with respect to such designation is delivered to the Trustee within 75 days after the end of the fiscal quarter of the Company in which such designation is made (or, in the case of a designation made during the last fiscal quarter of the Company’s fiscal year, within 120 days after the end of such fiscal year), which Officers’ Certificate shall state the effective date of such designation.

      Mergers or Sales of Assets. The Indenture provides that the Company may not merge into or consolidate with another corporation or sell or lease all or substantially all its assets to another corporation unless (i) either (A) the Company is the surviving corporation or (B) the resulting, surviving or transferee corporation is organized under the laws of a state of the United States or the District of Columbia and agrees to pay promptly when due the principal of and premium, if any, and interest on the Debt Securities, and to assume, perform and observe all the covenants and conditions of the Indenture, and (ii) immediately after and giving effect to such transaction, no Event of Default has occurred.

      The Indenture does not contain any provisions affording holders of Debt Securities any additional protection in the event that the Company enters into a highly-leveraged transaction.

Definitions

      “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

      “Indebtedness” means, without duplication, with respect to any Person: (i) any indebtedness of such Person (A) for borrowed money or (B) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets, including securities; (ii) any guarantee by such Person of any indebtedness of others described in the preceding clause (i); and (iii) any amendment, extension, renewal or refunding of any such indebtedness or guarantee. The term “Indebtedness” excludes (i) any indebtedness of the Company or any Restricted Subsidiary to the Company or another Restricted Subsidiary, (ii) any guarantee by the Company or any Restricted Subsidiary of indebtedness of the Company or another Restricted Subsidiary, (iii) trade accounts payable and (iv) letters of credit, performance bonds and similar obligations issued in favor of governmental or franchising authorities as a term of cable television franchise or other governmental franchise, license, permit or authorization held by such Person or any of its Subsidiaries.

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      “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

      “Leverage Ratio” with respect to the Restricted Group means, as of the date of and after giving effect to any designation of an Unrestricted Subsidiary as a Restricted Subsidiary or any designation of a Restricted Subsidiary as an Unrestricted Subsidiary, in each case in accordance with the “Designation of Subsidiaries” covenant, the ratio of (i) the aggregate outstanding principal amount of all Indebtedness of the Restricted Group as of such date to (ii) the product of four times the Restricted Group Cash Flow for the most recent full fiscal quarter for which financial information is available on such date.

      “Permitted Liens” means: (i) any Lien which arises out of a judgment or award against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary at the time shall be prosecuting an appeal or proceeding for review (or with respect to which the period within which such appeal or proceeding for review may be initiated shall not have expired) and with respect to which (a) the Company or such Restricted Subsidiary shall have secured a stay of execution pending such appeal or proceeding for review or (b) the Company or such Restricted Subsidiary shall have posted a bond or established adequate reserves (in accordance with generally accepted accounting principles) for the payment of such judgment or award; (ii) any Lien upon any real or personal property or interest therein of the Company or a Restricted Subsidiary existing at the time of acquisition thereof or securing the payment of Indebtedness incurred by the Company or such Restricted Subsidiary to finance some or all of the purchase price of, or cost of construction of or improvements on, any such property or interest therein; provided that (A) the outstanding principal amount of the Indebtedness secured by such Lien does not at any time exceed 100% of the greater of the purchase price for or the fair value of such real or personal property or interest therein, (B) such Lien does not encumber or constitute a charge against any other Restricted Property theretofore owned by the Restricted Group (except that in the case of construction or improvement, the Lien may extend to unimproved real property on which the property so constructed or the improvement is located), and (C) the Indebtedness secured by such Lien would be permitted to be incurred under the covenant described under “Limitation on Indebtedness of Restricted Subsidiaries”; and (iii) any Lien representing the extension, renewal or replacement (or successive extensions, renewals or replacements) of Liens referred to in clause (ii) above; provided that the principal of the Indebtedness secured thereby does not exceed the principal of the Indebtedness secured thereby immediately prior to such extension, renewal or replacement, plus any accrued and unpaid interest or capitalized interest payable thereon, and that such extension, renewal or replacement shall be limited to all or a part of the property (or interest therein) subject to the Lien so extended, renewed or replaced (plus improvements and construction on such property). The outstanding principal amount of Indebtedness secured by a Lien permitted by clause (ii) or (iii) above or, if less, the fair value of the property or interest therein secured thereby, shall be included in the calculation pursuant to the covenant described under “Limitation on Liens” of the aggregate outstanding principal amount of Indebtedness secured by Liens on Restricted Property for purposes of determining whether a Lien (other than a Permitted Lien) may be incurred in compliance with such covenant.

      “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      “Principal Property” means, as of any date of determination, any property or assets owned by any Restricted Subsidiary other than (i) any such property which, in the good faith opinion of the Board of Directors, is not of material importance to the business conducted by the Company and its Restricted Subsidiaries taken as a whole and (ii) any shares of any class of stock or any other security of any Unrestricted Subsidiary.

      “Restricted Group” means, as of any date of determination, the Company and the Restricted Subsidiaries as of such date after giving effect to any designation being made on such date in accordance with the “Designation of Subsidiaries” covenant.

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      “Restricted Group Cash Flow” for any period means the Restricted Group Net Income for such period, plus (i) the sum (without duplication) of the aggregate of each of the following items of the Company and the Restricted Subsidiaries for such period to the extent taken into account as charges to Restricted Group Net Income for such period: (A) interest expense, (B) income tax expense, (C) depreciation and amortization expense and other noncash charges, (D) extraordinary items and (E) after-tax losses on sales of assets outside of the ordinary course of business not otherwise included in extraordinary items in accordance with generally accepted accounting principles, minus (ii) the sum (without duplication) of the aggregate of each of the following items of the Company and the Restricted Subsidiaries for such period to the extent taken into account as credits to Restricted Group Net Income for such period: (A) noncash credits, (B) extraordinary items and (C) after-tax gains on sales of assets outside of the ordinary course of business not otherwise included in extraordinary items in accordance with generally accepted accounting principles.

      For purposes of this definition, (i) “Restricted Group Net Income” for any period means the aggregate of the net income (loss) for such period of the Company and the Restricted Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles; provided that the net income (loss) of any Person accounted for by the equity method of accounting and the net income (loss) of any Unrestricted Subsidiary shall be excluded, except that the net income of any such Person or Unrestricted Subsidiary shall be included to the extent of the amount of dividends or distributions paid by such Person or Unrestricted Subsidiary to the Company or a Restricted Subsidiary during such period; and (ii) if the Company or any Restricted Subsidiary consummated any acquisition or disposition of assets during the period for which Restricted Group Cash Flow is being calculated, or consummated any acquisition or disposition of assets subsequent to such period and on or prior to the date as of which the Leverage Ratio is to be determined, then, in each such case, the Restricted Group Cash Flow for such period shall be calculated on a pro forma basis (and not as a pooling of interests, if applicable) as if such acquisition or disposition had occurred at the beginning of such period.

      “Restricted Property” means, as of any date of determination, any Principal Property and any shares of stock of a Restricted Subsidiary owned by the Company or a Restricted Subsidiary.

      “Restricted Subsidiary” means each Subsidiary of the Company other than the Unrestricted Subsidiaries.

      “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

      “Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

      “Unrestricted Subsidiary” means (i) any Subsidiary of the Company that has been designated as an Unrestricted Subsidiary as permitted by the covenant described under “Designation of Subsidiaries” and not thereafter redesignated as a Restricted Subsidiary as permitted thereby and (ii) each Subsidiary of any Unrestricted Subsidiary.

Defaults

      An Event of Default with respect to Debt Securities of any series is defined in the Indenture as (i) a default in the payment of interest on the Debt Securities when due, continued for 30 days, (ii) a default in the payment of principal of any such Debt Security when due at its Stated Maturity, upon optional

10

redemption, upon required repurchase, upon declaration or otherwise, (iii) the failure by the Company to comply with its obligations under “— Certain Covenants — Mergers or Sales of Assets” above, (iv) the failure by the company to comply within 60 days after notice with any of its other agreements contained in the Indenture, including its obligations under the covenants described above in “— Certain Covenants” under “— Limitation on Liens,” “— Limitation on Indebtedness of Restricted Subsidiaries” or “— Designation of Subsidiaries,” (v) Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds 5% of the aggregate outstanding principal amount of all Indebtedness of the Company and the Restricted Subsidiaries (the “cross-acceleration provision”) or (vi) certain events of bankruptcy, insolvency or reorganization of the Company or a Restricted Subsidiary (the “bankruptcy provisions”). However, a default under clause (iv) with respect to a series of Debt Securities will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Debt Securities of such series notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

      If an Event of Default occurs and is continuing with respect to a series of Debt Securities, the Trustee or the holders of at least 25% in principal amount of the outstanding Debt Securities of such series may declare the principal of and accrued but unpaid interest on all the Debt Securities of such series to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the Debt Securities will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Debt Securities. Under certain circumstances, the holders of a majority in principal amount of the outstanding Debt Securities of a series may rescind any such acceleration with respect to the Debt Securities of such series and its consequences.

      Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Debt Securities of any series unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a Debt Security may pursue any remedy with respect to the Indenture or the Debt Securities of the same series unless (i) such holder has previously given the Trustee notice that an Event of Default is continuing, (ii) holders of at least 25% in principal amount of the outstanding Debt Securities of such series have requested the Trustee to pursue the remedy, (iii) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity and (v) the holders of a majority in principal amount of the outstanding Debt Securities of such series have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Debt Securities of any series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a Debt Security of the same series or that would involve the Trustee in personal liability.

      The Indenture provides that if a Default occurs and is continuing with respect to a series of securities and is known to the Trustee, the Trustee must mail to each holder of the Debt Securities of such series notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Debt Security, the Trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the holders of the Debt Securities of such series. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers

11

thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

Amendments and Waivers

      Subject to certain exceptions, the Indenture may be amended with respect to a series of Debt Securities with the consent of the holders of a majority in principal amount of the Debt Securities of such series then outstanding (including consents obtained in connection with a tender offer or exchange for the Debt Securities) and any past default or compliance with any provisions may also be waived with such a consent of the holders of a majority in principal amount of the Debt Securities of such series then outstanding. However, without the consent of each holder of an outstanding Debt Security of such series, no amendment may, among other things, (i) reduce the amount of Debt Securities of such series whose holders must consent to an amendment, (ii) reduce the rate of or extend the time for payment of interest on any Debt Security of such series, (iii) reduce the principal of or extend the Stated Maturity of any Debt Security of such series, (iv) reduce the premium payable upon the redemption of any Debt Security of such series or change the time at which any Debt Security of such series may or shall be redeemed, (v) make any Debt Securities of such series payable in money other than that stated in the Debt Security of such series, (vi) impair the right of any holder of the Debt Securities of such series to receive payment of principal of and interest on such holder’s Debt Securities of such series on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Debt Securities or (vii) make any change in the amendment provisions which require each holder’s consent or in the waiver provisions.

      Without the consent of any holder of the Debt Securities, the Company and the Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Company under the Indenture, to provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities, to add guarantees with respect to the Debt Securities, to secure the Debt Securities, to add to the covenants of the Company for the benefit of the holders of the Debt Securities or to surrender any right or power conferred upon the Company, to make any change that does not adversely affect the rights of any holder of the Debt Securities or to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act.

      The consent of the holders of the Debt Securities is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

      After an amendment under the Indenture becomes effective, the Company is required to mail to holders of the Debt Securities of the affected series a notice briefly describing such amendment. However, the failure to give such notice to all holders of the Debt Securities of such series, or any defect therein, will not impair or affect the validity of the amendment.

Defeasance

      The Company at any time may terminate all its obligations under the Debt Securities of a series and the Indenture with respect to such series (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Debt Securities of such series, to replace mutilated, destroyed, lost or stolen Debt Securities of such series and to maintain a registrar and paying agent in respect of the Debt Securities of such series. The Company at any time may terminate its obligations with respect to a series of Debt Securities under the covenants described under “— Certain Covenants” (other than the covenants described under “— Mergers or Sales of Assets”), the operation of the cross-acceleration provision and the bankruptcy provisions with respect to Restricted Subsidiaries described under “— Defaults” above (“covenant defeasance”).

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      The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option with respect to a series of Debt Securities, payment of the Debt Securities of such series may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option with respect to a series of Debt Securities, payment of the Debt Securities of such series may not be accelerated because of an Event of Default specified in clause (iv), (v) or (vi) (with respect only to Restricted Subsidiaries) under “— Defaults” above.

      In order to exercise either defeasance option with respect to a series of Debt Securities, the Company must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Debt Securities of such series to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law).

Transfer

      The Debt Securities may be transferred or exchanged in accordance with the Indenture. Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities will be issued in registered form and will be transferable only upon the surrender of the Debt Securities being transferred for registration of transfer. The Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers or exchanges. The Company is not required to transfer or exchange any Debt Security selected for redemption. In addition, the Company is not required to transfer or exchange any Debt Security for a period of 15 days before a selection of Debt Securities to be redeemed or before any interest payment date.

Concerning the Trustee

      The Bank of New York is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Debt Securities.

      The holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that if an Event of Default occurs (and is not cured) with respect to a series of Debt Securities, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Debt Securities of such series, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

Governing Law

      The Indenture provides that it and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

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PLAN OF DISTRIBUTION

      The Company may sell Offered Securities on a negotiated or competitive basis to or through underwriters or dealers, directly to one or more purchasers, or through agents. A Prospectus Supplement will set forth the terms of the offering of the Offered Securities offered thereby, including the name or names of any underwriters, the purchase price of the Offered Securities, and the proceeds to the Company from the sale, any underwriting discounts and other items constituting underwriters’ compensation, any public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchange or market on which the Offered Securities may be listed. Only underwriters so named in such Prospectus Supplement are deemed to be underwriters in connection with the Offered Securities offered thereby.

      Offers to purchase Offered Securities may be solicited by agents designated by the Company from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Agents may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

      If any underwriters are utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, the Company will enter into an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Offered Securities in respect of which this Prospectus is delivered to the public. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

      If a dealer is utilized in the sale of the Offered Securities in respect of which the Prospectus is delivered, the Company will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. Dealers may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

      Offered Securities may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms acting as principals for their own accounts or as agents for the Company. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and its compensation will be described in the Prospectus Supplement. Remarketing firms may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

      If so indicated in the Prospectus Supplement, the Company will authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase Offered Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts (“Contracts”) providing for payment and delivery on a specified date in the future. Each Contract will be for an amount not less than, and unless the Company otherwise agrees the aggregate principal amount of Offered Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies,

14

educational and charitable institutions, and other institutions but shall in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except that the purchase by an institution of the Offered Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Offered Securities pursuant to Contracts accepted by the Company. Such Contracts will be subject to only those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such offers.

LEGAL MATTERS

      Certain legal matters with respect to the validity of the Offered Securities will be passed upon for the Company by Dow, Lohnes & Albertson, Washington, D.C.

EXPERTS

      The consolidated financial statements of the Company incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by Deloitte & Touche LLP (“Deloitte & Touche”), independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The consolidated financial statements of Times Mirror Cable Television, Inc. at December 31, 1993 and 1994 and for each of the three years in the period ended December 31, 1994 have been audited by Ernst & Young LLP, independent auditors, as stated in their report, which is incorporated herein by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 1994, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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$1,000,000,000

Cox Communications, Inc.

7.125% Notes Due 2012

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

JPMorgan

Salomon Smith Barney

Banc of America Securities LLC

Banc One Capital Markets, Inc.

BNY Capital Markets, Inc.

Fleet Securities, Inc.

Lehman Brothers

Merrill Lynch & Co.

Morgan Stanley

SunTrust Robinson Humphrey

Wachovia Securities

September 17, 2002